                                                                    Exhibit 10.5
================================================================================

                               CREDIT AGREEMENT

                                     Among

                           PARK COMMUNICATIONS, INC.

                                      and

                              MERRILL LYNCH & CO.

                      As Arranger and Syndication Agent,

                                      and

                           FIRST UNION NATIONAL BANK
                               OF NORTH CAROLINA

                            As Administrative Agent
                             and Collateral Agent,

                                      and

                    THE LENDING INSTITUTIONS LISTED HEREIN

                             ____________________


                           Dated as of May 10, 1996

                             ____________________

                                  $58,000,000


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
SECTION 1.   Amount and Terms of Credit; Extension
               of Maturity Date  .......................................      2

     1.01    Commitments  ..............................................      2
     1.02    Notice of Borrowing  ......................................      2
     1.03    Disbursement of Funds  ....................................      2
     1.04    Notes  ....................................................      3
     1.05    Conversions/Continuations  ................................      4
     1.06    Interest  .................................................      5
     1.07    Interest Periods  .........................................      6
     1.08    Special Provisions Governing LIBOR
               Loans  ..................................................      6
     1.09    Capital Requirements  .....................................     11
     1.10    Extension of Maturity Date  ...............................     12

SECTION 2.   Payments  .................................................     13

     2.01    Voluntary Prepayments  ....................................     13
     2.02    Mandatory Prepayments  ....................................     13
     2.03    Repayment  ................................................     15
     2.04    Method and Place of Payment  ..............................     15
     2.05    Net Payments; Tax Certificates  ...........................     16

SECTION 3.   Conditions Precedent  .....................................     17

     3.01    Conditions Precedent to Loans  ............................     17
             (a)  Credit Documents; Notes  .............................     17
             (b)  Officer's Solvency Certificate  ......................     18
             (c)  Opinions of Counsel  .................................     18
             (d)  Financial Statements, Etc.  ..........................     18
             (e)  Sale Documents  ......................................     19
             (f)  Security Documents  ..................................     19
             (g)  Capital and Organizational
                    Structure, Etc.  ...................................     20
             (h)  Corporate Proceedings  ...............................     20
             (i)  Organizational Documentation, Etc.  ..................     20
             (j)  Compliance with Law  .................................     21
             (k)  Insurance  ...........................................     21
             (l)  Payment of Certain Fees  .............................     21
             (m)  Transaction Documents; Consummation
                    of the Transactions  ...............................     21
             (n)  Pre-Closing Sales  ...................................     22
             (o)  Tax Sharing, Management, Consulting  .................     22
                    and Employment Agreements and
                    Arrangements  ......................................     22
             (p)  Consents, Etc.  ......................................     22
             (q)  Repayment of Existing Loans  .........................     22
             (r)  Environmental Matters  ...............................     22

                                                                            Page
                                                                            ----
             (s)  Certain Liabilities  .................................     22
             (t)  Performance of Agreements  ...........................     23
             (u)  Due Diligence  .......................................     23
             (v)  No Material Adverse Effect, Etc.  ....................     23
             (w)  No Default; Representations and
                    Warranties  ........................................     23
             (x)  Other Documents, Etc.  ...............................     23
     3.02    Delivery of Documents  ....................................     24
     3.03    Conditions for the Benefit of the
               Agents and the Lenders  .................................     24

SECTION 4.   Representations, Warranties and
               Agreements  .............................................     24

     4.01    Corporate Status; Governmental Consents  ..................     24
     4.02    Corporate Power and Authority  ............................     25
     4.03    No Conflicts; No Defaults  ................................     25
     4.04    Litigation  ...............................................     26
     4.05    Use of Proceeds  ..........................................     26
     4.06    Governmental Approvals, Etc.  .............................     26
     4.07    Governmental Regulation  ..................................     27
     4.08    True and Complete Disclosure; No
               Material Adverse Effect  ................................     27
     4.09    Financial Condition; Financial
               Statements; Fiscal Year End  ............................     28
     4.10    Representations and Warranties in
               Other Agreements  .......................................     29
     4.11    Security Interests  .......................................     29
     4.12    Tax Returns and Payments  .................................     29
     4.13    ERISA  ....................................................     30
     4.14    Subsidiaries; Other Ventures  .............................     30
     4.15    Patents, Etc.  ............................................     30
     4.16    Compliance with Laws, Etc.  ...............................     31
     4.17    Properties  ...............................................     31
     4.18    Capital Stock  ............................................     31
     4.19    Labor Matters  ............................................     31
     4.20    Indebtedness  .............................................     32
     4.21    Environmental Matters  ....................................     32
     4.22    Broker's Fees  ............................................     33
     4.23    Disaster  .................................................     33
     4.24    Insurance  ................................................     34
     4.25    FCC Matters  ..............................................     34
     4.26    Material Contracts; No Burdensome
               Restrictions  ...........................................     35
     4.27    Management Agreements  ....................................     35

                                                                            Page
                                                                            ----
SECTION 5.   Affirmative Covenants  ....................................     36

     5.01    Information Covenants  ....................................     36
             (a)  Annual Financial Information  ........................     36
             (b)  Quarterly Financial Information  .....................     36
             (c)  Monthly Financial Information  .......................     36
             (d)  Accountants' Review  .................................     37
             (e)  Yearly Budgets  ......................................     37
             (f)  Compliance Certificate  ..............................     37
             (g)  Management Letters  ..................................     37
             (h)  Investor Information; SEC Filings  ...................     37
             (i)  Notice of Certain Events  ............................     38
             (j)  Litigation Reports  ..................................     38
             (k)  FCC Proceedings, Etc.  ...............................     39
             (l)  Accounting Changes  ..................................     39
             (m)  Other  ...............................................     39
     5.02    Books, Records and Inspections  ...........................     40
     5.03    Maintenance of Property; Insurance  .......................     40
     5.04    Payment of Taxes  .........................................     40
     5.05    Corporate Franchises  .....................................     41
     5.06    Governmental Consents and Governmental
               Requirements  ...........................................     41
     5.07    ERISA  ....................................................     41
     5.08    Performance of Obligations  ...............................     42
     5.09    End of Fiscal Years; Fiscal Quarters  .....................     42
     5.10    Preservation of Status as Senior
               Indebtedness  ...........................................     42
     5.11    Performance and Enforcement Under
               Certain Agreements  .....................................     42
     5.12    Pledge of Additional Collateral  ..........................     43
     5.13    Security Interests  .......................................     43
     5.14    Environmental Events  .....................................     44
     5.15    Additional Loan Parties  ..................................     44
     5.16    Broadcast Licenses  .......................................     45
     5.17    Corporate Separateness  ...................................     45

SECTION 6.   Negative Covenants  .......................................     46

     6.01    Conduct of Business  ......................................     46
     6.02    Amendments or Waivers of Certain
               Documents  ..............................................     46
     6.03    Liens and Related Matters  ................................     46
     6.04    Indebtedness  .............................................     48
     6.05    Capital Expenditures  .....................................     49
     6.06    Advances, Investments and Loans  ..........................     50
     6.07    Prepayments of Existing Debt of the
               Borrower Group; Payments of Cash
               Interest on the P-I-K Notes  ............................     50
     6.08    Dividends, Etc.  ..........................................     51
     6.09    Affiliate Transactions  ...................................     52

                                                                            Page
                                                                            ----
     6.10    Financial Covenants  ......................................     52
             (a)  Minimum Cash Interest Coverage
                    Ratio  .............................................     52
             (b)  Maximum Total Debt Leverage
                    Ratio  .............................................     53
             (c)  Determination Date  ..................................     53
     6.11    Restriction on Leases  ....................................     53
     6.12    Restriction on Tax Consolidation  .........................     53
     6.13    Sale and Lease-Backs  .....................................     53
     6.14    Limitation on Other Restrictions on
               Amendment of Credit Documents  ..........................     53
     6.15    Sale or Discount of Receivables  ..........................     54
     6.16    Issuance or Disposal of Subsidiary
               Stock  ..................................................     54
     6.17    Restriction on Fundamental Changes;
               Asset Sales  ............................................     54
     6.18    Contingent Obligations  ...................................     55

SECTION 7.   Events of Default  ........................................     56

     7.01    Payments  .................................................     56
     7.02    Representations, Etc.  ....................................     56
     7.03    Covenants  ................................................     56
     7.04    Default Under Other Agreements  ...........................     57
     7.05    Bankruptcy, Etc.  .........................................     57
     7.06    ERISA Events  .............................................     58
     7.07    Judgments, Etc.  ..........................................     58
     7.08    Change of Control  ........................................     59
     7.09    Dissolution  ..............................................     59
     7.10    Obligations  ..............................................     59
     7.11    Collateral  ...............................................     59
     7.12    Guarantees  ...............................................     59
     7.13    Broadcast Licenses and Consents  ..........................     60
     7.14    Sale Documents  ...........................................     60
     7.15    Material Adverse Effect  ..................................     60
     7.16    Environmental Events  .....................................     60
     7.17    Insurance Coverage  .......................................     61

SECTION 8.   Rules of Construction  ....................................     62

     8.01    Rules of Construction  ....................................     62

SECTION 9.   The Agents  ...............................................     63

     9.01    Appointment  ..............................................     63
     9.02    Delegation of Duties  .....................................     64
     9.03    Exculpatory Provisions  ...................................     64
     9.04    Reliance by the Agents  ...................................     65
     9.05    Notice of Default  ........................................     66

                                                                            Page
                                                                            ----
     9.06    Non-Reliance on the Agents and
               Other Lenders  ..........................................     66
     9.07    Indemnification  ..........................................     67
     9.08    The Agents in Their Respective
               Individual Capacities  ..................................     67
     9.09    Resignation by Any of the Agents  .........................     68
     9.10    Security Documents, Etc.  .................................     68
     9.11    Determinations Pursuant to Security
               Documents  ..............................................     69
     9.12    Payee of Note Treated as Owner  ...........................     70

SECTION 10.  Miscellaneous  ............................................     70

     10.01   Payment of Expenses; Indemnification,
               Etc.  ...................................................     70
     10.02   Right of Setoff  ..........................................     72
     10.03   Notices  ..................................................     73
     10.04   Benefit of Agreement; Assignments;
               Participations  .........................................     73
             (a)  Benefit  .............................................     74
             (b)  Assignments  .........................................     74
             (c)  Participations  ......................................     75
             (d)  Assignments to Federal Reserve
                    Bank  ..............................................     75
             (e)  Information to Transferees  ..........................     76
             (f)  Register  ............................................     76
     10.05   No Waiver; Remedies Cumulative  ...........................     76
     10.06   Payments Pro Rata; Ratable Sharing  .......................     77
     10.07   Accounting Principles; Calculations  ......................     78
     10.08   Governing Law; Submission to
               Jurisdiction; Venue  ....................................     78
     10.09   Counterparts  .............................................     79
     10.10   Effectiveness  ............................................     79
     10.11   Headings Descriptive  .....................................     79
     10.12   Amendment or Waiver  ......................................     79
     10.13   Survival  .................................................     80
     10.14   Waivers  ..................................................     81
     10.15   Independence of Representations,
               Warranties and Covenants  ...............................     82
     10.16   Severability; Modification to
               Conform to Law  .........................................     82
     10.17   Obligations Several; Independent
               Nature of Lenders' Rights  ..............................     82
     10.18   Prior Understandings  .....................................     83
     10.19   Agent's or Lender's Consent  ..............................     83
     10.20   Confidentiality  ..........................................     83

SECTION 11.  Definitions  ..............................................     83

     11.01   Definitions  ..............................................     83

                                    ANNEXES
                                    -------

ANNEX I      - Agents' Addresses
ANNEX II     - Lenders' Addresses and Commitments

                                   SCHEDULES
                                   ---------

SCHEDULE 4.03         - Conflicting Agreements
SCHEDULE 4.04         - Litigation
SCHEDULE 4.14         - Subsidiaries; Joint Ventures
SCHEDULE 4.17         - Liens
SCHEDULE 4.20         - Debt of the Borrower and its Subsidiaries to
                          Remain Outstanding
SCHEDULE 4.21         - Environmental Matters
SCHEDULE 4.25A        - Broadcast Licenses
SCHEDULE 4.25B        - Communications Act Filings
SCHEDULE 4.25C        - Pending Applications, Complaints or Proceedings
SCHEDULE 4.26         - Material Contracts
SCHEDULE 4.27         - Management Agreements
SCHEDULE 6.06         - Investments Existing on the Funding Date
SCHEDULE 11.01A       - Permitted Encumbrances
SCHEDULE 11.01B       - Radio Stations

                                    EXHIBITS
                                    --------

EXHIBIT A             - Form of Notice of Borrowing
EXHIBIT B             - Form of Note
EXHIBIT C             - Form of Notice of Conversion/Continuation
EXHIBIT D-1           - Form of Opinion of Eckert Seamens Cherin &
                          Mellott, Special Counsel for the Loan Parties
EXHIBIT D-2           - Form of Opinion of Cahill Gordon & Reindel,
                          Special Counsel for the Agents
EXHIBIT D-3           - Form of Local Counsel Opinion
EXHIBIT D-4           - Form of Opinion of Wiley, Rein & Fielding,
                          Special FCC Counsel for the Loan Parties
EXHIBIT E-1           - Form of Securities Pledge Agreement -- Radio
                          Pledgors
EXHIBIT E-2           - Form of Securities Pledge Agreement -- TV
                          Pledgors
EXHIBIT F-1           - Form of General Security Agreement -- Radio
                          Pledgors
EXHIBIT F-2           - Form of General Security Agreement -- TV
                          Pledgors
EXHIBIT G             - Form of Interest Escrow Agreement
EXHIBIT H             - Form of Tax Escrow Agreement
EXHIBIT I             - Form of Compliance Certificate
EXHIBIT J             - Form of Officer's Solvency Certificate
EXHIBIT K-1           - Form of Subsidiary Guarantee -- Radio Pledgors
EXHIBIT K-2           - Form of Subsidiary Guarantee -- TV Guarantors

EXHIBIT K-3           - Form of Subsidiary Guarantee -- Park
                          Broadcasting, Inc.
EXHIBIT L             - Form of Assignment Agreement
EXHIBIT M             - Form of Notice of Assignment
EXHIBIT N             - Form of PBI Facility Commitment Letter
EXHIBIT O             - Form of PNI Facility Commitment Letter
EXHIBIT P             - Form of Collateral Agency Agreement

          CREDIT AGREEMENT, dated as of May 10, 1996, among PARK COMMUNICATIONS, INC., a Delaware corporation (the "Borrower"), the lending institutions listed
                                   --------
in Annex II on the date hereof or that may become parties hereto by virtue of
   --------
assignments effected pursuant to Section 10.04 (each a "Lender" and,
                                                        ------
collectively, the "Lenders"), MERRILL LYNCH & CO. ("Merrill Lynch") as arranger
                   -------                          -------------
and as syndication agent for the Lenders (in such capacity, the "Agent") and
                                                                 -----
First Union National Bank of North Carolina ("First Union"), as administrative
                                              -----------
agent (in such capacity, the "Administrative Agent") and collateral agent (in
                              --------------------
such capacity and together with the Collateral Agent appointed under the Collateral Agency Agreement, if any (as defined herein), the "Collateral
                                                              ----------
Agent").  Unless otherwise defined herein, all capitalized terms used herein and
- -----
defined in Section 11.01 are used herein as so defined, and certain other terms shall be construed in accordance with the rules of construction in Section 8.01.


                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Borrower and its Subsidiaries are currently parties to a Base Loan and Additional Loan Credit Agreement by and among them, Park Acquisitions, Inc., a Delaware corporation ("Parent"), The Employees' Retirement
                                             ------
System of Alabama and The Teachers' Retirement System of Alabama, as both lender and agent, dated as of May 11, 1995 (together with all agreements and other documents executed in connection therewith and as amended through the date hereof, the "Existing Credit Agreement") under which approximately $540,000,000
             -------------------------
in loans are currently outstanding to the Borrower and its Subsidiaries (the

"Existing Loans");
- ---------------

          WHEREAS, the Borrower wishes to refinance (the "Refinancing") the
                                                          -----------
Existing Loans through, among other things, (i) the issuance, by the Borrower, of Senior Pay-in-Kind Notes due 2004 yielding gross proceeds to the Borrower of $80,000,000 (the "P-I-K Notes"), (ii) the issuance, by Park Newspapers, Inc., a
                  -----------
Delaware corporation ("PNI"), of $155,000,000 aggregate principal amount of
                       ---
Senior Notes due 2004 (the "Newspaper Notes"), (iii) the issuance by Park
                            ---------------
Broadcasting, Inc., a Delaware corporation ("PBI"), of $235,000,000 aggregate
                                             ---
principal amount of Senior Notes due 2004 (the "Broadcasting Notes") and (iv)
                                                ------------------
the application of $35,000,000 in gross proceeds from the sale prior to the date hereof of certain radio broadcasting assets of the Borrower or its Subsidiaries.

          WHEREAS, the Borrower desires that the Lenders make Loans to the Borrower for the purpose of effecting the Refinancing and to pay a portion of the fees and expense related thereto; and

          WHEREAS, the Lenders are willing, upon the terms and subject to the conditions set forth herein, to make Loans to the Borrower for the account of the Borrower for the purposes set forth in the immediately preceding recital;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  Amount and Terms of Credit; Extension of Maturity Date.
                      ------------------------------------------------------



          1.01  Commitments.  Subject to and upon the terms and conditions
                -----------
herein set forth, each Lender severally and not jointly agrees, at any time prior to May 31, 1996, to make a loan (each a "Loan" and, collectively, the
                                               ----
"Loans") to the Borrower.  Each Lender's Commitment shall terminate at the close
- ------
of business on the sooner of (a) May 31, 1996 or (b) the Funding Date. Except as hereinafter provided, Loans shall, at the option of the Borrower, be Base Rate Loans or LIBOR Loans; provided, however, that no LIBOR Loan may be made
                           --------  -------
until after the Syndication Date.

          1.02  Notice of Borrowing.  When the Borrower desires that the Lenders
                -------------------
make the Loans, it shall give the Administrative Agent at the Administrative Agent's Office written notice (or telephonic notice promptly followed by such written notice) of Borrowing (the "Notice of Borrowing"), substantially in the
                                   -------------------
form of Exhibit A, not later than 10:00 A.M. on the date that is one Business
        ---------
Day prior to the proposed date of such Borrowing. The Notice of Borrowing (a) shall be irrevocable, (b) shall be deemed to be a representation and warranty by the Borrower that all conditions precedent to such Borrowing have been or will be on the Funding Date satisfied and (c) shall specify (i) the aggregate principal amount in Dollars of the Loans to be made which in no event may exceed the Total Commitment and which shall be in integral multiples of $2,000,000 and
(ii) the date of Borrowing (which shall be a Business Day). The Borrowing shall consist of Base Rate Loans. The Administrative Agent shall as promptly as practicable give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing, of such Lender's Pro Rata Share thereof and of the other matters covered by the Notice of Borrowing.

          1.03  Disbursement of Funds.  (a)  No later than 1:00 P.M. on the date
                ---------------------
specified in the Notice of Borrowing, each Lender will make available to the Administrative Agent in New York its Pro Rata Share of the Borrowing requested to be made on such date in the manner provided below.

          (b) Each Lender shall make available all amounts it is to fund under the Borrowing in immediately available U.S. funds to the Administrative Agent to the account specified therefor by the Administrative Agent or, if no account is so specified, at the Administrative Agent's Office, and the Administrative Agent will make available to the Borrower by depositing to the account specified therefor by the Borrower or, if no account is so specified, to its account at the Administrative Agent's Office the aggregate of the amounts so made available in immediately available U.S. funds. Unless the Administrative Agent shall have been notified by any Lender prior to the Funding Date that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender,
                                --- -----
the Federal Funds Rate or (y) if paid by the Borrower (and/or one or more other Loan Parties), the then applicable rate of interest, calculated in accordance with Section 1.06, for the Loans. The Administrative Agent shall also be entitled to recover from any Lender an amount equal to any other losses incurred by the Administrative Agent as a result of the failure of such Lender to provide such amount as provided in this Agreement.

          (c) No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfil its commitments hereunder. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which any Loan Party may have against any Lender as a result of any default by such Lender hereunder.

          1.04  Notes.  The Borrower's obligation to pay the principal of and
                -----
interest on the Loans made to it by each Lender
shall be evidenced by a promissory note (each, a "Note" and, collectively, the
                                                  ----
"Notes") duly executed and delivered by the Borrower, substantially in the form
- ------
of Exhibit B, with blanks appropriately completed in conformity herewith.
   ---------

          1.05  Conversions/Continuations.  Subject to the provisions of Section
                -------------------------
1.08, the Borrower shall have the option (i) to convert on any Business Day all or any part of its outstanding Base Rate Loans equal to at least the Minimum Borrowing Amount and in integral multiples of $2,000,000 in excess of such amount to LIBOR Loans, (ii) to convert on any Business Day all or any part of its outstanding LIBOR Loans equal to at least the Minimum Borrowing Amount and in integral multiples of $2,000,000 in excess of that amount to Base Rate Loans;

provided, however, that (a) except as otherwise provided in Section 1.08(b),
- --------  -------
LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto, (b) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount (unless reduced to zero), (c) a Loan may be continued as or converted into a LIBOR Loan only if no Default or Event of Default is in existence on the date of conversion or continuation, as the case may be, (d) no Loan shall be converted into a LIBOR Loan until after the Syndication Date and (e) at no time shall there be more than two Borrowings of LIBOR Loans; or (iii) upon the expiration of any Interest Period applicable to LIBOR Loans, to continue all or any part of such outstanding LIBOR Loans equal to at least the Minimum Borrowing Amount and in integral multiples of $2,000,000 in excess of that amount as LIBOR Loans (it being understood the succeeding Interest Period of such continued Loans shall commence on the last day of the Interest Period of the Loans to be continued). Each such conversion/continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent's Office written notice (or telephonic notice promptly followed by such written notice) (each a "Notice of
                                                                     ---------
Conversion/Continuation"), substantially in the form of Exhibit C, no later than
- -----------------------                                 ---------
10:00 A.M. on the date that is three Business Days prior to the proposed date of conversion/ continuation (one Business Day in the case of conversion into Base Rate Loans), which shall specify the Loans to be so converted or continued, the Type of Loans to be converted into, the Interest Period for such converted loans and the proposed conversion/continuation date. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of such Lender's Loans.
Notwithstanding the foregoing, if a Default or Event of Default is in existence at the time any Interest Period in respect of any Borrowing of LIBOR Loans is to expire, such Loans may not be continued as LIBOR Loans but instead shall be automatically converted on the last day of such Interest Period into Base Rate Loans. If no Notice of Conversion/Continuation has been duly delivered with respect to a LIBOR Loan on or before 10:00 A.M. on the third Business Day prior to the last day of the Interest Period applicable thereto, such LIBOR Loan shall be automatically converted into a Base Rate Loan.

          Except as provided in Section 1.08, a Notice of Conversion/Continuation for conversion into or continuation of LIBOR Loans or for conversion to Base Rate Loans shall be irrevocable.

          The giving to the Administrative Agent of a Notice of Conversion/Continuation shall be deemed to be a representation by the Borrower on the date of such Notice of Conversion/Continuation that no Default or Event of Default has occurred and is continuing under any Credit Document.

          1.06  Interest.  (a)  The Borrower agrees to pay interest in respect
                --------
of the unpaid principal amount of each Loan made to it from the date made to the date repaid at the rates per annum set forth below:
                         ---------

          (i) if a Base Rate Loan, then at the sum of the Base Rate in effect from time to time plus the Applicable Borrowing Margin then in effect; or

         (ii) if a LIBOR Loan, then at the sum of the LIBOR Rate applicable to such LIBOR Loan plus the Applicable Borrowing Margin then in effect.

Subject to the terms and conditions of this Agreement, the Borrower shall be entitled to determine, at the time a Notice of Conversion/Continuation is given pursuant to Section 1.05, whether Loans shall be Base Rate Loans or LIBOR Loans.

          (b) Interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan and at maturity (whether at stated maturity, by acceleration or otherwise). In the case of Loans which were repaid or prepaid during the prior Interest Period (in the case of LIBOR Loans) or the prior month (in the case of Base Rate Loans) interest shall be payable through and including the date of repayment or prepayment, as determined in accordance with Section 2.04 hereof.

          (c) All computations of interest hereunder shall be made in accordance with Section 10.07(b).

          (d) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the Lenders thereof. Such determination made in good faith shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

          1.07  Interest Periods.  The Interest Period applicable to all LIBOR
                ----------------
Loans shall be a one-month period. Notwithstanding anything to the contrary contained above:

          (a) all LIBOR Loans comprising a Borrowing shall have the same Interest Period;

          (b) the initial Interest Period for any LIBOR Loans shall commence on the date of any conversion from Base Rate Loans, and each Interest Period occurring thereafter (including continuations thereof) in respect of a Borrowing shall commence on the date on which the immediately preceding Interest Period expires;

          (c) if any Interest Period begins on a date for which there is no numerically corresponding date in the calendar month in which such Interest Period ends, such Interest Period shall end on the last Business Day of such calendar month;

          (d) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period
                              --------  -------
     would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (e)   no Interest Period shall extend beyond the Maturity Date; and

          (f) no Interest Period shall extend beyond the Scheduled Maturity Date unless and until the Extension Option has been exercised and is in effect.

          1.08  Special Provisions Governing LIBOR Loans.  Notwithstanding the
                ----------------------------------------
other provisions of this Agreement, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

          (a) On an Interest Rate Determination Date, the Administrative Agent shall determine (which determination made in good faith shall, absent manifest error, be final, conclusive and binding upon all parties hereto) the interest rate which shall apply to the LIBOR Loans for which an interest rate is then being determined and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender.

          (b) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clause (ii) or (iii) below, any Lender shall have determined (which determination made in good faith shall, absent manifest error, be final, conclusive and binding upon all parties hereto):

                (i) on any Interest Rate Determination Date that, by reason of any changes arising on or after the date of the Commitment Letter, affecting United States money markets or the London interbank Eurodollar market, (I) quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or (II) the rates of interest referred to in the definition of "LIBOR Base Rate", on the basis of which the rate of interest on any LIBOR Loans for such period is determined, do not accurately reflect the cost to the Lenders of making or maintaining such LIBOR Loans for such period; or (III) adequate and fair means do not exist for ascertaining the LIBOR Base Rate in accordance with the definition thereof;

               (ii) at any time that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loan or its obligation to make LIBOR Loans because of (x) any change since the date of the Commitment Letter (including changes proposed or published prior thereto) in any applicable law, governmental rule, regulation, guideline, request or order, whether or not having the force of law, or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Lender of the principal of or interest on the Notes or any other amounts payable hereunder or under the Notes (except for changes in the rate of tax on, or determined by reference to, the overall income of a Lender pursuant to the income tax laws of the United States or of the jurisdiction where such Lender is incorporated or the jurisdiction where such Lender's lending office is located) or (B) a change in official reserve requirements or compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any office of such Lender, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR Rate relating to such Loans) or (y) other circumstances arising after the date of the Commitment Letter affecting such Lender, the London interbank Eurodollar market, or the position of such Lender in such market; or

              (iii) at any time that the making or continuance of any LIBOR Loan has become unlawful under, or would be inconsistent with compliance by such Lender in good faith with, any law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or has become impracticable as a result of a contingency occurring after the date of the Commitment Letter which materially and adversely affects the London interbank Eurodollar market;

     then, and in any such event, the Administrative Agent in the case of clause
     ----
     (i) above or such Lender in the case of clause (ii) or (iii) above shall on such date give notice (by telephone confirmed in writing) to the Borrower of the Loan affected and, in the case of clause (ii) or (iii) to the Administrative Agent, of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, LIBOR Loans shall no longer be available, any Notice of Conversion/Continuation given by the Borrower with respect to the conversion into or continuance of LIBOR Loans which have not yet been effected shall be deemed rescinded by the Borrower and all outstanding LIBOR Loans not prepaid on the last day of the applicable Interest Period shall be automatically converted into Base Rate Loans, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final, conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.08(c) as promptly as possible and, in any event, within the time period required by law. Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to
                   --------  -------
     compensation under this Section 1.08(b) for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions not more than 180 days after such date.

          (c) At any time that any LIBOR Loan is affected by the circumstances described in Section 1.08(b)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected by circumstances described in Section 1.08(b)(iii) shall) either (I) if Notice of Conversion/Continuation has been given with respect to the affected LIBOR Loan, cancel said Notice of Conversion/Continuation by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.08(b)(ii) or (iii), or (II) if the affected LIBOR Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent (or, if shorter, within the time period required by law), require the affected Lender to convert each such LIBOR Loan into a Base Rate Loan, or prepay such LIBOR Loan (which conversion or prepayment, in the case of the circumstances described in Section 1.08(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such LIBOR Loan (or such earlier date as shall be required by law)); provided, however, that if more than one Lender
                                 --------  -------
     is affected at any time pursuant to clause (I) or (II) of this Section 1.08(c), then all affected Lenders must be treated the same pursuant to this Section 1.08(c); provided, further, however, that the Borrower shall
                           --------  -------  -------
     compensate all such affected Lenders as set forth in Section 1.08(e).

          (d) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.08(b)(ii) or (iii), it will, to the extent not inconsistent with such

     Lender's internal policies, use reasonable efforts to make, fund or maintain the affected LIBOR Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to
     Section 1.08(b)(ii) would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to Section 1.08(b)(iii) would cease to exist, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintenance of such Loans through such other lending office would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this Section 1.08(d).

          (e) The Borrower shall compensate each Lender, upon written request by that Lender, within 15 days of receipt of such written request, for all losses (including loss of profit), expenses and liabilities (including such factors as any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss sustained by that Lender in connection with re-employment of such funds) which that Lender may sustain or incur or to be sustained or incurred with respect to the Borrower's LIBOR Loans: (i) if for any reason (other than a default or error by that Lender) a Borrowing of any such LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or in a telephonic request for conversion or continuation, or a successive Interest Period in respect of any such LIBOR Loan does not commence after notice therefor is given pursuant to Section 1.05 (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.08(b)), (ii) if any prepayment or repayment (whether voluntarily pursuant to Section 2.01, as required by Section 2.02, by acceleration or otherwise) or conversion of any of such Lender's LIBOR Loans occurs on a date which is not the last day of the Interest Period applicable to that Loan, (iii) if any prepayment or repayment of any such Lender's LIBOR Loans is not made on any date specified in a notice of prepayment or repayment given by the Borrower, or
     (iv) as a consequence of (x) any other failure by the Borrower to repay such Lender's LIBOR Loans when required by the terms of this Agreement or
     (y) any election made pursuant to Section 1.08(c)(II). A certificate prepared in good faith showing in reasonable detail the amount of such losses, expenses and liabilities submitted to the Borrower by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes.

          (f) Any Lender may make, carry or transfer LIBOR Loans at, to or for the account of any of its branch offices or the office of an Affiliate of that Lender.

          (g)   Calculation of all amounts payable to a Lender under this
     Section 1.08 shall be made as though that Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate applicable to such LIBOR Loan in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; it being understood that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.08.

          (h) During the continuance of a Default or an Event of Default, the Borrower may not elect to have (i) a LIBOR Loan maintained as a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan or
     (ii) a Base Rate Loan converted into a LIBOR Loan.

          (i) The protection of this Section 1.08 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand to such Lender for compensation hereunder; provided,
                                                                   --------
     however, that a Lender's claim for protection shall be made in good faith.
     -------

          1.09  Capital Requirements.  If, at any time or from time to time
                --------------------
after the date of the Commitment Letter, any Lender shall have determined that the adoption or effectiveness of any applicable law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or implementation of any legal requirement of any Governmental Authority regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency or authority charged with the interpretation or administration thereof, or compliance by such Lender or such Lender's direct or indirect parent with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency or authority (including in each case any such change proposed or published prior thereto), has or would have the effect of reducing the rate of return on the capital or assets of such Lender or such Lender's parent as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such Lender's parent could have achieved but for such adoption, effectiveness, compliance or change or as a consequence of an increase in the amount of capital required to be maintained by such Lender (including in each case with respect to any Lender's Commitment or any Loan), such Lender shall give prompt written notice thereof to the Borrower (with a copy to the Administrative Agent) and the Borrower shall pay to such Lender such additional amount within 15 days of receipt of such notice. Failure on the part of any Lender to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided,
                                                                      --------
however, that no Lender shall be entitled to compensation under this Section
- -------
1.09 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions not more than 180 days after such date. The protection of this Section 1.09 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand to such Lender for compensation hereunder; provided, however, that a Lender's claim for protection
                        --------  -------
shall be made in good faith.

          1.10  Extension of Maturity Date.  The Borrower may, in its sole
                --------------------------
discretion, by written notice to the Agents and the Lenders not fewer than 30 days prior to the Scheduled Maturity Date, elect to extend the Maturity Date to the first anniversary of the Funding Date; provided, however, that on the
                                           --------  -------
Scheduled Maturity Date and after giving effect to such extension (i) no Default or Event of Default has occurred and is continuing, (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date, unless such representation and warranty expressly indicates that it is being made as of any other specified date in which case on and as of such other date,
(iii) not more than $17,500,000 in Loans shall be outstanding hereunder and (iv) the Sale Documents are either (x) the Sale Documents executed prior to the Funding Date which Sale Documents have not been materially amended or modified without the consent of the Requisite Lenders or (y) Sale Documents replacing previously executed Sale Documents which have substantially similar terms to the Sale Documents they replaced

(such election effected in accordance with the foregoing, the "Extension
                                                               ---------
Option").
- ------

          SECTION 2.  Payments.
                      --------

          2.01  Voluntary Prepayments.  The Borrower shall have the right to
                ---------------------
prepay Loans in whole at any time or in part from time to time, without premium or penalty, on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Administrative Agent's Office irrevocable written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which such Loans were made, which notice shall be given by the Borrower at least three Business Days prior to the date of such prepayment and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000 and in integral multiples of $100,000 above that amount;

provided, however, that no partial prepayment of a Borrowing shall reduce the
- --------  -------
aggregate principal amount of outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount; (iii) if LIBOR Loans are prepaid pursuant to this Section 2.01 other than on the last day of an Interest Period applicable thereto, the Borrower shall pay to the Lenders the amounts required by Section 1.08(e); and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.
                                              --- ----

          2.02  Mandatory Prepayments.
                ---------------------

          (a)   Requirements.  The Borrower shall prepay the outstanding
                ------------
principal amount of the Loans as set forth in Section 2.02(b):

          (i) on March 31, 1997, in an amount equal to 100% of Excess Cash Flow of PBI and its Subsidiaries for the fiscal year ended December 31, 1996;

         (ii) on the date of receipt by the Borrower Group of any Net Cash Proceeds, in an amount equal to such Net Cash Proceeds;

        (iii) on the date of receipt by the Borrower Group of any Financing Proceeds (other than any Financing Proceeds for the Incurrence of Indebtedness permitted under the terms of Section 6.04 hereof), in an amount equal to such Financing Proceeds;

         (iv) on the date of receipt by the Borrower Group of any Radio Property Proceeds, in an amount equal to 85% of such Radio Property Proceeds; provided, however, that the remaining 15% of such Radio Property
               --------  -------
     Proceeds are deposited in the Tax Escrow Account for distribution in accordance therewith;

          (v) on the date (assuming solely for this paragraph (v) that all of the transactions contemplated by the Sale Documents then in full force and effect are completed) that either (x) the aggregate Radio Property Proceeds that would be received by the Borrower Group would be less than 170% of the Loans outstanding or (y) the aggregate Net Cash Proceeds (ignoring, solely for purposes of this clause (v)(y), the second proviso to such definition) that would be received by the Borrower Group from the sale of the Radio Stations covered by such Sale Documents are less than 110% of the Loans outstanding, in either case in an amount such that immediately following such prepayment, such Radio Property Proceeds and such Net Cash Proceeds would be in excess of 170% and 110% of the Loans then outstanding, respectively; provided, however, that in the event the Borrower is required
                   --------  -------
     to make a prepayment hereunder as a result of the termination or expiration of any Sale Document in accordance with its terms, the Borrower Group shall have 30 calendar days from the date of such termination or expiration in which to enter into a Sale Document, in form and substance reasonably satisfactory to the Agents and the Lenders, in replacement of such terminated Sale Document at which time the Borrower shall make any prepayments required by this clause (v); provided, further, that a
                                              --------  -------
     subsequently executed Sale Document shall be deemed reasonably satisfactory to the Agents and the Lenders if the terms of the Sale Document are substantially similar to the terms of the Sale Document it replaces and the buyer of the Radio Station is reasonably satisfactory to the Agents and the Lenders; and

         (vi) on the date of receipt by the Borrower Group of any Termination Proceeds, in an amount equal to such Termination Proceeds.

          (b) With respect to each prepayment of Loans required by Section 2.02(a), the Borrower may designate the specific Borrowing or Borrowings which are to be prepaid; provided, however, that (x) if LIBOR Loans are designated for
                   --------  -------
prepayment pursuant to this Section 2.02 other than on the last day of an Interest Period applicable thereto, the Borrower shall pay to the Lenders the amounts required by Section 1.08(e) and (y) if any prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans. In the absence of a designation by the Borrower, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. All prepayments shall include amounts payable, if any, under
Section 1.08(e) and other fees due thereunder, and shall be applied to the payment of such fees before application to principal.

          2.03  Repayment.  All of the Loans shall be repaid in full on the
                ---------
Maturity Date.

          2.04  Method and Place of Payment.  (a)  Except as otherwise
                ---------------------------
specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent, for the ratable account of the Lenders entitled thereto, not later than 1:00 P.M. (Charlotte Time) on the date when due and shall be made in immediately available funds in lawful money of the United States of America to the account specified therefor by the Administrative Agent or, if no account has been so specified, at the Administrative Agent's Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Administrative Agent's Office shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent will thereafter cause to be distributed on the same day which payment is made or deemed to be made pursuant to paragraph (b) below funds for the payment of principal or interest or fees ratably to the Lenders entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by the Administrative Agent in full on the same day which payment is made or deemed to be made pursuant to paragraph (b) below, the Administrative Agent shall pay to each Lender its ratable amount thereof and each such Lender shall be entitled to receive from the Administrative Agent, upon demand, interest on such amount at the Federal Funds Rate for each day from the date such amount is paid to the Administrative Agent until the date the Administrative Agent pays such amount to such Lender.

          (b) Any payment under this Agreement which is made by the Borrower later than 1:00 P.M. (Charlotte Time) on the date such payment is due shall, for purposes of determining the amount of interest owing hereunder or amounts owing under Section 1.08(e), be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to LIBOR Loans, if such next succeeding applicable Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding applicable Business Day.

          2.05  Net Payments; Tax Certificates.  (a)  All payments by any Loan
                ------------------------------
Party under any Credit Document shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any Taxes of a Lender pursuant to the income tax laws of the United States or of the jurisdiction where such Lender is incorporated or the jurisdiction where such Lender's lending office is located) shall not be less than the amounts otherwise specified to be paid under any Credit Document. If any Loan Party is required by law to make any deduction or withholding on account of Taxes from any payment due under any Credit Document, then (i) such Loan Party shall timely remit such Taxes to the Governmental Authority imposing the same and (ii) the amount payable under such Credit Document will be increased to such amount which, after deduction from such increased amount of all amounts required to be deducted or withheld therefrom, will not be less than the amount otherwise due and payable. Without prejudice to the foregoing, if any Lender, or any of the Agents on behalf of such Lender, is required by law to make any payment on account of Taxes, the Borrower shall, upon notification by such Lender or any of the Agents, promptly indemnify such Person against such Taxes payable or incurred in connection therewith computed in a manner consistent with the first sentence of this
Section 2.05. The Borrower shall also reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which the principal office or lending office of such Lender is located, or under the laws of any political subdivision or taxing authority of any such jurisdiction, as such Lender shall determine are or were payable by such Lender, in respect of Taxes paid to or on behalf of such Lender pursuant to this Section 2.05. A certificate showing in reasonable detail the calculation of any additional amounts payable to a Lender under this Section 2.05 submitted to the Borrower by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to each Lender such certificates, receipts and other documents as may be required (in the judgment of such Lender) to establish any tax credit to which such Lender may be entitled.

          (b) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to the Borrower and the Administrative Agent, prior to the first interest payment date (or in the case of any Person that becomes a Lender after the date hereof, prior to the first interest payment date after such Person becomes a Lender), two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. federal withholding tax on interest paid by the Borrower hereunder) and upon request of the Borrower to provide to the Borrower and the Administrative Agent a new Form 4224 or Form 1001 or any successor form thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form. Notwithstanding any other provision of this Section 2.05(b), a Lender shall not be required to deliver any form pursuant to this
Section 2.05(b) that such Lender is not legally able to deliver.

          (c) Notwithstanding anything in this Section 2.05 to the contrary, the Borrower shall not be required to pay any amounts on account of Taxes pursuant to this Section 2.05 to any Lender, or the Administrative Agent on behalf of such Lender, to the extent that such amounts would not have been payable if such Lender had furnished a form (properly and accurately completed in all material respects) which it was otherwise required to furnish in accordance with Section 2.05(b).

          SECTION 3.  Conditions Precedent.
                      --------------------

          3.01  Conditions Precedent to Loans.  The obligations of the Lenders
                -----------------------------
to make the Loans to the Borrower hereunder are subject to the satisfaction of each of the following conditions on or prior to the Funding Date:

          (a)   Credit Documents; Notes.  (i)  Each Credit Document shall have
                -----------------------
been duly authorized, executed and delivered by each of the Loan Parties (to the extent a party thereto) and be in full force and effect on the Funding Date.

         (ii) There shall have been delivered to the Administrative Agent, Notes executed by the Borrower to the order of each Lender in the amount and maturity and as otherwise provided herein.

        (iii) The Administrative Agent shall have received (x) in accordance with the provisions of Section 1.02, before the Funding Date, an originally executed Notice of Borrowing signed by the chief executive officer, the chief financial officer or the treasurer of the Borrower or by any executive officer of the Borrower designated by any of the above-described officers on behalf of the Borrower in writing delivered to the Administrative Agent and (y) an Officers' Certificate from the Borrower, dated the Funding Date and satisfactory to the Agents, to the effect that the applicable conditions in this Section 3.01 (disregarding any reference herein that such conditions be deemed satisfactory by the Agents or any Lender) have been satisfied or waived as of such date.

          (b)   Officer's Solvency Certificate. The Agents and the Lenders shall
                ------------------------------
have received on or prior to the Funding Date, an Officer's Solvency Certificate, dated the Funding Date and satisfactory to the Agents and the Lenders, in the form set forth as Exhibit J.
                                  ---------

          (c)   Opinions of Counsel.  The Agents shall have received on the
                -------------------
Funding Date a written opinion or opinions addressed to the Agents and each Lender from (i) Eckert Seamans Cherin & Mellott, counsel for the Loan Parties, in substantially the form of Exhibit D-1, (ii) Cahill Gordon & Reindel, special
                             -----------
counsel to the Agents, in substantially the form of Exhibit D-2, (iii) local
                                                    -----------
counsel to the Borrower Group in each jurisdiction in Kentucky, Louisiana, Minnesota, Oregon, South Dakota, Tennessee and Virginia, in substantially the form of Exhibit D-3 and (iv) Wiley Rein & Fielding, special FCC counsel for the
        -----------
Loan Parties, in substantially the form of Exhibit D-4, each opinion to be dated
                                           -----------
the Funding Date, reasonably satisfactory to the Agents and the Lenders and covering such other matters and including such changes as shall be reasonably requested by any of the Agents.

          (d)   Financial Statements, Etc.  (i)  On or before the Funding Date,
                -------------------------
the Agents and the Lenders shall have received (x) the audited Financial Statements for each of the three fiscal years ending immediately prior to the Funding Date, (y) the unaudited Financial Statements for each fiscal quarter following the date of the most recent annual Financial Statements delivered in accordance with the prior clause (y) and ending more than 120 days prior to the Funding Date, and (z) pro forma Financial Statements as of and for the twelve-month period ending on March 31, 1996 giving effect to the Refinancing, in each case in form and substance satisfactory to the Agents.

         (ii) On or before the Funding Date, the Agents and the Lenders shall have received a detailed budget for the fiscal year ending December 31, 1996, which budget shall be in form and substance satisfactory to the Lenders.

          (e)   Sale Documents.  On or prior to the Funding Date, the Agents and
                --------------
the Lenders shall have received true, complete and correct copies of all Post-Closing Sale Documents. The Post-Closing Sale Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The Sale Documents shall show, assuming completion of all transactions contemplated by such Sale Documents, (i) the Radio Property Proceeds that would be received by the Borrower Group are not less than 170% of the Loans requested (without giving effect to any application of such Radio Property Proceeds) in the Notice of Borrowing and (ii) the Net Cash Proceeds (ignoring, solely for purposes of this clause (e)(ii), the second proviso to such definition) that would be received by the Borrower Group from the sale of the Radio Stations covered by such Sale Documents are not less than 110% of the Loans requested in the Notice of Borrowing. The Lenders shall be satisfied that the parties to Post-Closing Sale Documents have the capacity to satisfy the closing conditions set forth in such Post-Closing Sale Documents within (i) in the case of the Seattle Documents, one month of the Funding Date and (ii) in the case of the Sale Documents, six months of the Funding Date and to otherwise consummate the transactions contemplated thereby. Proper and complete applications for assignment of the Broadcast Licenses pursuant to the Post-Closing Sale Documents shall have been filed with the FCC. Any required Governmental Consents (including, but not limited to, FCC consents) for the transfer or assignment of the Broadcast Licenses shall either (i) have been obtained or (ii) shall have been applied for and shall not have been objected to or the subject of any petition, protest or other adverse proceeding.

          (f)   Security Documents.  There shall have been delivered to the
                ------------------
Collateral Agent on or prior to the Funding Date:

          (i) all Pledged Shares (as defined in the Securities Pledge Agreement), together with executed and undated stock powers or assignments or endorsements in blank;

         (ii) $2,610,000 (representing an estimated six-months interest on the Loans) for deposit in the Interest Escrow Account;

        (iii) evidence of the filing of (or of the making of arrangements to file contemporaneously with the making of the

     Loans) appropriate UCC financing statements in each of the offices where such filing is necessary or appropriate to grant to the Collateral Agent a perfected first priority Lien on the Collateral to which such Security Documents apply which Lien shall be superior to and prior to the rights of all third persons and subject to no other Liens (except, in each case, Prior Liens) and which Lien shall be perfected upon the filing of the financing statements referred to above; and

          (iv) certified copies of Requests for Information (Form UCC-11 or the equivalent), equivalent reports or lien search reports or other financing statements disclosed by such Requests for Information, together with judgment and tax lien searches, which name any Loan Party as debtor and which are filed in those jurisdictions in which any of the Collateral is located and the jurisdictions in which the principal place of business of each of the Loan Parties is located, none of which shall evidence Liens that encumber the Collateral except for Prior Liens or Liens with respect to which provision reasonably satisfactory to the Collateral Agent has been made to effect their release on or prior to the Funding Date.

          (g)   Capital and Organizational Structure, Etc.  The Agents and the
                -----------------------------------------
Lenders shall be reasonably satisfied with the capital, organizational, management, ownership and legal structure of the Borrower and its Subsidiaries, taking into account the Refinancing and the other transactions contemplated by the Transaction Documents.

          (h)   Corporate Proceedings. As of the Funding Date, all corporate and
                ---------------------
legal proceedings and all instruments and agreements in connection with the Refinancing and the other transactions contemplated by the Transaction Documents to occur on the Funding Date shall be reasonably satisfactory to the Agents and the Lenders, and the Agents shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and Governmental Consents, if any, that the Agents may have reasonably requested from any Company in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities (including, where appropriate, incumbency certificates).

          (i)   Organizational Documentation, Etc.  The Lenders shall have
                ---------------------------------
received, as to each Credit Party, (i) copies of the certificate of incorporation of such Credit Party, and all amendments thereto, certified and accompanied by a corporate and, if available, tax good standing certificate (or reasonable equivalent thereof) from the secretary of state of the state of incorporation of such Credit Party and corporate good standing certificates from each jurisdiction in which such Credit Party is qualified to do business, each dated as of a recent date prior to the Funding Date, and (ii) the bylaws of such Credit Party, certified as of the Funding Date by its corporate secretary or an assistant secretary.

          (j)   Compliance with Law.  The Agents and the Lenders shall be
                -------------------
reasonably satisfied that the consummation of the transactions to be entered into in connection with the Transaction Documents will not (i) violate any applicable material law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under any material agreement of any Company.

          (k)   Insurance.  The Agents shall be reasonably satisfied as to the
                ---------
insurance coverage of the Borrower and its Subsidiaries.

          (l)   Payment of Certain Fees.  The Borrower shall have paid (i) all
                -----------------------
fees payable to Merrill Lynch and First Union pursuant to the Fee Letters, (ii) the estimated fees and expenses of Cahill Gordon & Reindel, special counsel for the Agents, and of each other counsel (including Dow, Lohnes & Albertson, special FCC counsel) for the Agents, in connection with the preparation, negotiation, execution and delivery of the Credit Documents and the closing of the transactions contemplated thereby and (iii) any other fee or other payment due to the Agents under any Credit Document on or before the Funding Date.

          (m)   Transaction Documents; Consummation of the Transactions. (i) The
                -------------------------------------------------------
Agents shall have received on or prior to the Funding Date all Transaction Documents which were not delivered on the date of the Commitment Letter.

         (ii) The Transaction Documents (other than the Credit Documents) shall be in full force and effect and all conditions to the purchase of the P-I-K Notes, the Broadcasting Notes and the Newspaper Notes by the initial purchasers thereof shall have been satisfied. The P-I-K Notes, the Broadcasting Notes and the Newspaper Notes shall have been issued by the Borrower and its Subsidiaries on terms (including, but not limited to, interest rate, fees (whether through discounts, commissions or otherwise) maturity, events of default and remedies) consistent with the terms thereof in the drafts previously delivered to the Lenders. The Borrower and its Subsidiaries shall have received gross proceeds from the issuance thereof of not less than $453,000,000. The Loans are pari-passu with the P-I-K Notes.

          (n)   Pre-Closing Sales.  The Borrower Group shall have received gross
                -----------------
cash proceeds from the sale of (i) WPAT (AM) of Patterson, New Jersey and (ii) WPAT (FM) of Patterson, New Jersey of not less than $103,000,000 which amounts shall be used to repay the Existing Loans.

          (o)   Tax Sharing, Management, Consulting and Employment Agreements
                -------------------------------------------------------------
and Arrangements. The Agents shall be reasonably satisfied with all tax sharing,
- ----------------
management, executive employment and consulting agreements and compensation arrangements (including bonus and stock options), employee or management incentive plans and other consulting or management arrangements (including the fees payable in connection therewith) to which any Credit Party is or will be a party.

          (p)   Consents, Etc.  On or prior to the Funding Date, each Credit
                -------------
Party shall have obtained all Governmental Consents and Third-Party Consents, if any, required to perform in a full and timely manner all of their respective obligations under the Credit Documents and the other Transaction Documents and to own and operate their respective properties.

          (q)   Repayment of Existing Loans.  The Borrower shall have repaid in
                ---------------------------
full the Existing Loans and the Borrower and its Subsidiaries shall have no Indebtedness outstanding on the Funding Date, except as set forth on Schedule
                                                                     --------
4.20.
- ----

          (r)   Environmental Matters.  At least 2 days prior to the Funding
                ---------------------
Date, the Borrower, at its sole cost and expense, shall have delivered to the Agents a Phase I environmental audit report prepared in connection with each parcel of real property owned or leased by the Borrower and its Subsidiaries and if further investigation is, in the reasonable opinion of the Agents, indicated or warranted by such Phase I audit reports or such questionnaires, such further audits, inquiries, investigations and reports as may be necessary or appropriate in response thereto, the scope and substance of which shall be reasonably satisfactory to the Agents; said reports and questionnaires to be conducted and prepared by an environmental engineering firm reasonably acceptable to the Agents. Any review by the Agents of any matter concerning any environmental condition shall be at the Borrower's sole cost and expense.

          (s)   Certain Liabilities.  The Agents shall be reasonably satisfied
                -------------------
in all respects with the tax and litigation position and the contingent tax and other liabilities of the Borrower and its Subsidiaries and their plans with respect thereto.

          (t)   Performance of Agreements.  Parent and each Company shall have
                -------------------------
performed in all material respects all agreements required to be performed on or prior to the Funding Date, except (i) as disclosed in writing to the Agents and the Lenders or (ii) where the failure of such performance would not result in a Default or an Event of Default hereunder.

          (u)   Due Diligence.  The Agents' and the Lenders' ongoing due
                -------------
diligence investigation shall not have disclosed information, and neither the Agents nor the Lenders shall have otherwise discovered information not previously disclosed to them, that either the Agents or the Lenders reasonably believe has had or could have a Borrower Material Adverse Effect or a material adverse effect on the tax or accounting consequences of the transactions to be consummated on the Funding Date.

          (v)   No Material Adverse Effect, Etc.  No event or condition shall
                -------------------------------
have occurred since the latest Financial Statements referred to in paragraph
(d)(i)(w) of this Section 3.01., or would result from the Borrowing on the Funding Date and the use of the proceeds thereof, nor shall any litigation, investigation, injunction or restraining order against any Credit Party or any entity be pending, entered or threatened, that (x) has had or could reasonably be expected to have a Borrower Material Adverse Effect or (y) would restrain, prevent or impose burdensome conditions with respect to any transaction contemplated by the Transaction Documents to be consummated on the Funding Date.

          (w)   No Default; Representations and Warranties.  At the Funding Date
                ------------------------------------------
and after giving effect to the Borrowings to be consummated on the Funding Date,
(i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Funding Date, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case on and as of such other date.

          (x)   Other Documents, Etc.  Prior to the Funding Date, the Agents and
                --------------------
their counsel shall have reviewed all existing material agreements of the Borrower and its Subsidiaries and the same shall be reasonably satisfactory to the Agents and the Lenders. On or before the Funding Date, the Agents shall also have received copies of all other documents, instruments, opinions and certificates as the Agents or the Lenders may reasonably request in connection with the making of the Loans and the other transactions contemplated by the Transaction Documents to be consummated on the Funding Date.

          The acceptance of the proceeds of the Loans shall constitute a representation and warranty by each Loan Party to the Agents and each of the Lenders that all of the conditions in this Section 3.01 have been satisfied or, to the knowledge of the Borrower, waived in all material respects (it being expressly understood that the foregoing shall not be construed to be any representation or warranty by the Borrower as to the satisfaction of the Lenders or the Agents with respect to any condition) as of the time of such acceptance.

          3.02  Delivery of Documents.  All of the certificates, legal opinions
                ---------------------
and other documents and papers referred to in Section 3.01, unless otherwise specified, shall be delivered to each of the Agents at their respective office (or such other location as may be specified by an Agent) for the account of each of the Lenders and in sufficient counterparts for each Lender and, except where specifically otherwise provided, shall be reasonably satisfactory to the Agents or the Lenders, as the case may be.

          3.03  Conditions for the Benefit of the Agents and the Lenders.  The
                --------------------------------------------------------
conditions set forth in this Section 3 are for the exclusive benefit of the Lenders and the Agents and may be waived only pursuant to Section 10.12.

          SECTION 4.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Lenders to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders (with the execution and delivery of this Agreement and the making of each Loan thereafter being deemed to constitute a representation and warranty by the Borrower that the matters specified in this
Section 4 are true and correct in all material respects on and as of the date hereof and as of the Funding Date unless such representation and warranty expressly indicates that it is being made only as of a specific date):

          4.01  Corporate Status; Governmental Consents.  (a)  Parent and each
                ---------------------------------------
Company (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization; and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified or authorized would not have a Borrower Material Adverse Effect. Except as set forth in the schedules to the Security Agreements, no Loan Party has, since its incorporation or formation, as the case may be, been known by or used any other corporate, fictitious or trade name.

          (b) Each Company holds all Governmental Consents necessary to own and operate their respective properties (including the transmitter and tower sites owned or used by the Borrower Group) in the manner and for the purposes currently operated by such Person, except to the extent that the failure to hold such Governmental Consents could not reasonably be expected to have a Borrower Material Adverse Effect, and such operation, to the best of their knowledge, is in compliance with applicable Governmental Requirements, including those relating to zoning and environmental compliance, except those the failure to comply with which could not reasonably be expected to have a Borrower Material Adverse Effect.

          4.02  Corporate Power and Authority.  Each Credit Party has the
                -----------------------------
corporate or other organizational power and authority to execute and deliver, and perform in a full and timely manner under, each Transaction Document to which it is a party and has taken all necessary corporate and other action to authorize the execution, delivery and performance of each Transaction Document to which it is a party. Each Credit Party has duly executed and delivered each Transaction Document to which it is a party and each such Transaction Document constitutes the legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          4.03  No Conflicts; No Defaults.  (a)  The execution and delivery of,
                -------------------------
and the full and timely performance by each Credit Party under, each Transaction Document to which it is a party, and the full and timely consummation of each of the transactions contemplated thereby (i) will not contravene any applicable provision of any law, statute, rule, regulation, order, judgment, writ, injunction or decree of any Governmental Authority, except where such event could not reasonably be expected to have a Borrower Material Adverse Effect,
(ii) except as to matters set forth on Schedule 4.03, will not conflict or be
                                       -------------
inconsistent with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default (or an event or condition that would constitute a default with the giving of notice or the passage of time, or both) under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Company pursuant to the terms of, any Contractual Obligation to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject, except where such event could not reasonably be expected to have a Borrower Material Adverse Effect and (iii) will not violate any provision of the charter or by-laws of any Credit Party.

          (b) No Company is in default with respect to any of its Contractual Obligations which default could reasonably be expected to have a Borrower Material Adverse Effect, and no event has occurred and, to the knowledge of the Borrower, no condition exists which, with the giving of notice or the lapse of time or both, would, singly or in the aggregate with any other event or condition, constitute such a default. No Company is in violation of any material term of any of its charter instruments or by-laws. No Company is in violation of any Governmental Requirement applicable to it or by which any such Person or its property or assets may be bound or affected which such violation could reasonably be expected to have a Borrower Material Adverse Effect.

          (c) No event has occurred and no condition, to the knowledge of the Borrower, exists which, singly or in the aggregate with any other event or condition, would constitute a Default or an Event of Default.

          4.04  Litigation.  Except as set forth on Schedule 4.04 and except for
                ----------
Proceedings affecting the communications industry generally, there is no Proceeding pending or, to the Borrower's knowledge, threatened against or affecting any Company or any of their properties or assets (i) that could reasonably be expected to have a Borrower Material Adverse Effect or (ii) that would, singly or in the aggregate with all such Proceedings, have a material adverse effect on the ability to consummate the transactions contemplated by the Sale Documents.

          4.05  Use of Proceeds.  (a)  The proceeds of the Loans shall be
                ---------------
utilized: (i) to repay a portion of the Existing Loans and (ii) to pay a portion of the transaction fees and expenses related thereto.

          (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of any Margin Regulation or any other regulation of the Federal Reserve Board or the provisions of Section 7 of the Exchange Act.

          4.06  Governmental Approvals, Etc.  Each of the Credit Parties has all
                ---------------------------
Governmental Consents and Third-Party Consents that are required to authorize or are required in connection with

(x) the execution and delivery of, the full and timely performance under, or the consummation of any of the transactions contemplated by, any Transaction Document or (y) the legality, validity, binding effect or enforceability of any Transaction Document, except for (i) filings required in connection with the perfection of the security interests granted pursuant to the Credit Documents,
(ii) the consent, approval or waiver, if any, required from the FCC in connection with the enforcement of the Credit Documents, in each case to the extent such enforcement may involve restrictions under the Communications Act on foreign ownership of Broadcast Licenses or may be deemed an assignment of any Broadcast License or may be deemed a "change of control" under the Communications Act, (iii) any consent required under the Communications Act with respect to any transaction contemplated by a Sale Document if such transaction has not been consummated and (iv) such Governmental Consents or Third-Party Consents the failure of which to have obtained could not reasonably be expected to have a Borrower Material Adverse Effect. There are no judgments, orders, injunction or other restraints issued or noticed by or filed with any Governmental Authority seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by any Transaction Document, or the making of the Loans or the full and timely performance by any Credit Party of any of its obligations under any Transaction Document.

          4.07  Governmental Regulation.  (a)  Neither Parent nor any Company
                -----------------------
is, or will be after giving effect to the transactions contemplated hereby, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or to any Federal or state statute or regulation limiting its ability to Incur Indebtedness as contemplated by any Credit Document.

          (b) Neither Parent nor any Company is, or will be after giving effect to the transactions contemplated hereby, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

          4.08  True and Complete Disclosure; No Material Adverse Effect.  No
                --------------------------------------------------------
representation or warranty of Parent or any Company contained in any Credit Document, any other Transaction Document or any other document, certificate or written statement furnished to any Agent or to any Lender through any Agent by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which the same were made, not misleading. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to any of the Companies (other than matters of a general economic nature or affecting the communications industry generally) that has had or could reasonably be expected to have a Borrower Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders or the Agents for distribution to the Lenders by any Company for use in connection with the transactions contemplated hereby.

          4.09  Financial Condition; Financial Statements; Fiscal Year End.  (a)
                ----------------------------------------------------------
No Loan Party is entering into the arrangements contemplated by the Credit Documents, or intends to make any transfer or incur any obligations under any Credit Document, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the date hereof and the Funding Date, on a pro forma basis after giving effect to the transaction contemplated by the
- ---------
Transaction Documents and to all Indebtedness Incurred and Liens and Guarantees created, or to be created, by each Loan Party on or prior to such date, (i) each Loan Party is and will be Solvent; and (ii) each Loan Party is and will be Solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers.

          (b) All Financial Statements delivered under Section 3.01(d)(i) or required to be delivered under Section 5.01 were or will be prepared in accordance with GAAP, except in the case of interim financial statements for normal recurring year-end adjustments and the absence of footnote disclosures. Such Financial Statements present fairly the consolidated financial position of the Persons, to the extent included therein, to whom they pertain as at the respective dates thereof and the results of operations and changes in the consolidated financial position of the Persons to whom they pertain for each of the periods then ended.

          (c) Except as reflected or reserved against in the Financial Statements most recently delivered pursuant to Section 3.01(d)(i) or 5.01, there are no liabilities or obligations with respect to any Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which could reasonably be expected to have a Borrower Material Adverse Effect.

          (d) The fiscal year of the Borrower and its Subsidiaries ends on December 31 for financial reporting purposes.

          4.10  Representations and Warranties in Other Agreements.  Each of the
                --------------------------------------------------
representations and warranties of each Credit Party set forth in each Transaction Document (other than this Agreement) and in any other instrument, document or certificate delivered in connection therewith was and is true and correct in all material respects on and as of the date made, and on and as of the Funding Date to the extent any such representation or warranty is affirmed as of such date.

          4.11  Security Interests.  The Security Documents, together with each
                ------------------
of the documents and instruments required to be delivered pursuant to Section 3.01(f), once executed, delivered and filed in the applicable jurisdictions, create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien in favor of the Collateral Agent on all Collateral, superior to and prior to the rights of all third persons and subject to no Liens other than Prior Liens. The respective pledgor or assignor, as the case may be, owns (or on and after the time it executes the respective Security Document, will own) all Collateral covered by such Security Document free and clear of all Liens, except Prior Liens, Liens created by the applicable Security Document and Liens permitted by the applicable Security Document. Other than as contemplated in Sections 3.01(f), no filings are required in order to perfect the security interests created under any Security Document except for filings which shall have been made prior to the execution and delivery thereof.

          4.12  Tax Returns and Payments.  (a)  (i)  Each Company (and its
                ------------------------
predecessors, if any, for whose tax liabilities such Company is liable) has timely filed all tax returns required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and (ii) no Company knows of any proposed tax assessment against any Company, except, in each case, for (x) those contested in good faith by appropriate proceedings promptly instituted and diligently conducted which proceedings have the effect of staying the forfeiture of the property or asset subject to such tax claims and for which adequate reserves have been established in accordance with GAAP or (y) where the failure to so file, pay or reserve or such proposed assessment could not reasonably be expected to have a Borrower Material Adverse Effect.

          (b) There are no tax indemnity agreements or other arrangements under which any Company will have any obligation or liability, either directly or indirectly, for taxes that are or may become payable in respect of taxable periods prior to the date hereof which could reasonably be expected to have a Borrower Material Adverse Effect.

          4.13  ERISA.  (a)  Each of the Companies and each of their respective
                -----
ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, Pension Plans and Multiemployer Plans and have performed all their material obligations thereunder.

          (b) No ERISA Events have occurred or are reasonably expected to occur which individually or in the aggregate resulted in or might reasonably be expected to result in (i) a material liability of any Company or any of their respective ERISA Affiliates or (ii) the imposition of a lien on the assets of any Company or any of their respective ERISA Affiliates or a requirement for any Company or any of their respective ERISA Affiliates to post a bond or other security.

          (c) As of the most recent valuation date for any Pension Plan, the Amount of Unfunded Benefit Liabilities individually, or in the aggregate for all Pension Plans, does not exceed $125,000.

          (d) Each of the Companies and each of the Foreign Plans are in compliance in all material respects with all applicable laws and regulations with respect to the Foreign Plans and the terms of the Foreign Plans, and all required contributions have been made to the Foreign Plans.

          4.14  Subsidiaries; Other Ventures.  Schedule 4.14 lists each member
                ----------------------------   -------------
of the Borrower Group as of the Funding Date. As of the Funding Date, each Subsidiary of the Borrower is a Wholly Owned Subsidiary of the Borrower. Except as set forth in Schedule 4.14, the Borrower is not engaged in any Joint Venture
                -------------
with any other Person as of the Funding Date.

          4.15  Patents, Etc.  Each Company has the right to use all Licenses,
                ------------
free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted, except to the extent that such restrictions or the failure to have such Licenses could not reasonably be expected to have a Borrower Material Adverse Effect.
All of the Licenses are in full force and effect, and each of such Persons is in compliance with the foregoing, without any known conflict with the valid rights of others, except to the extent that any failure to be in full force and effect or be in compliance could not reasonably be expected to have a Borrower Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any Licenses or affect the rights of such Persons thereunder, except to the extent that any such occurrence could not reasonably be expected to have a Borrower Material Adverse Effect.

          4.16  Compliance with Laws, Etc.  Each Company is in compliance with
                -------------------------
all laws and regulations, including Environmental Laws and those relating to equal employment opportunity and employee safety, in all jurisdictions in which it is presently doing business, except to the extent the failure to be in compliance could not reasonably be expected to have a Borrower Material Adverse Effect.

          4.17  Properties.  (a)  Each Company has good and (with respect to
                ----------
real property) marketable title to and beneficial ownership of all of its properties reflected in the financial statements referred to in Section 3.01 or most recently delivered pursuant to Section 5.01, free and clear of all Liens, other than Prior Liens, Permitted Encumbrances and the Liens set forth on
Schedule 4.17.  Schedule 4.17 sets forth a true list of all Liens on the
- -------------   -------------
property of the Companies as of the Funding Date, other than Permitted Encumbrances.

          (b) All items of transmitting and studio equipment of each member of the Borrower Group (i) have been maintained in a manner consistent with generally accepted standards of good engineering practice and (ii) will permit the Stations and any unit auxiliaries thereto to operate in accordance with the terms of the Communications Act and with all other applicable Governmental Requirements, except in each case, where the failure of such condition could not reasonably be expected to have a Borrower Material Adverse Effect.

          4.18  Capital Stock.  All issued and outstanding capital stock of each
                -------------
Company has been duly authorized, issued and delivered and is fully paid, nonassessable and free of preemptive rights. All requirements of the Securities Act have been complied with in connection with the issuance of all capital stock of each Company. The Parent owns, beneficially and of record, all of the issued and outstanding capital stock of the Borrower.

          4.19  Labor Matters.  No Company has experienced any strike, labor
                -------------
dispute, lockout, slowdown or work stoppage due to labor disagreements which could reasonably be expected to have a Borrower Material Adverse Effect and, to the knowledge of the Borrower, there is no such strike, dispute, lockout, slowdown or work stoppage threatened against any such Person. No Company has engaged in any unfair labor practice.

          4.20  Indebtedness.  Set forth on Schedule 4.20 is a list of all
                ------------                -------------
Indebtedness of the Borrower and its Subsidiaries that will remain outstanding after the Funding Date. The Borrower has heretofore provided to the Agents true, correct and complete copies of all documents relating to any one issue of such Indebtedness having an aggregate principal amount that equals or exceeds $100,000. Other than as set forth on Schedule 4.20, no instrument or agreement
                                      -------------
governing any such Indebtedness contains any restrictions on the Incurrence by any Company of additional Indebtedness or the guarantee thereof by any Company.

          4.21  Environmental Matters.  Except as set forth on Schedule 4.21, or
                ---------------------                          -------------
as could not reasonably be expected to have a Borrower Material Adverse Effect or subject any Agent or Lender to any damages or liability:

          (a) each of the Companies and the properties and assets used in their respective businesses are in compliance with Environmental Laws, which compliance includes the possession of all licenses, permits, registrations and other governmental authorizations (collectively, "Environmental Authorizations")
                                                  ----------------------------
required under Environmental Laws, and compliance with the terms and conditions thereof, and to the knowledge of such Company, there are no circumstances of a nature which may materially prevent or interfere with such Company's ability to comply in the future with applicable Environmental Laws;

          (b) there is no Environmental Notice that is (1) pending or, to the knowledge of the Borrower, threatened against any Company or (2) pending or, to the knowledge of the Borrower, threatened against any Person whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed by law or contract to any Company;

          (c) there are no past or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the operation, ownership or use of any real properties, properties or assets currently or formerly owned, operated, leased or used by any Company (or any predecessor in interest of any of them), including the emission, discharge, disposal or other release of any Hazardous Material in or into the Environment, that (1) could reasonably be expected to result in the incurrence of costs under Environmental Laws or (2) could reasonably be expected to form the basis of any Environmental Notice against or with respect to any Company, or against any Person whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed by law or contract to any Company;

          (d) without in any way limiting the generality of the foregoing, (1) to the knowledge of the Borrower, there are and have been no underground storage tanks or other storage receptacles, or related piping, located on, at or under any real properties or properties owned or operated by any Company, (2) to the knowledge of the Borrower, there are no and have been no PCBs used or stored by any Company and (3) to the knowledge of the Borrower, there is no asbestos contained in or forming part of any building, building component, structure or office space located on, at or under any real properties or properties owned or operated by any Company; and

          (e) each Borrower has given the Agents access to all records and files in its possession or otherwise available to any of them relating to actual or potential material compliance or material liability issues of any Company under Environmental Laws, including all reports, studies, analyses, tests or monitoring results pertaining to the existence of Hazardous Materials or any other environmental concern relating to the properties or assets currently or formerly owned, operated, managed, leased, used or controlled by any Company or otherwise concerning compliance with or liability under Environmental Laws.

          4.22  Broker's Fees.  No broker's or finder's fee or commission will
                -------------
be payable by any Company with respect to the offer, issue and sale of any Note or the Borrowing of any Loan or the execution, delivery and performance of any other Transaction Document, and the Borrower hereby agrees to indemnify the Lenders against and hold them harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with (i) any such offer, issue and sale (other than claims arising out of actions taken solely by any Lender with respect thereto), or (ii) the Borrowing of any Loan or
(iii) the execution, delivery and performance of any Credit Document and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability in respect of broker's or finder's fees.

          4.23  Disaster.  Neither the business nor the properties of any
                --------
Company has been affected by any fire, explosion, accident, or dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which could reasonably be expected to have a Borrower Material Adverse Effect.

          4.24  Insurance.  The Borrower and its Subsidiaries have insurance
                ---------
policy binders from financially sound and reputable insurers or maintain with such insurers valid and collectible insurance with respect to their respective assets and businesses which is required to be obtained and maintained by them pursuant to Section 5.03.

          4.25  FCC Matters.  (a)  Schedule 4.25A correctly sets forth all of
                -----------        --------------
the Broadcast Licenses held by the Borrower and its Subsidiaries and correctly sets forth the expiration date, if any, of each such Broadcast License. No Company, other than a Loan Party, holds a Broadcast License (other than a Seattle License) related to the ownership or operation of a Radio Station. Each Broadcast License issued by the FCC in the name of the Borrower or such Subsidiary and, to the best of the Borrower's knowledge, each Broadcast License issued to any predecessor, was duly and validly issued pursuant to procedures that comply in all material respects with all applicable Governmental Requirements, and the Borrower has no knowledge of the occurrence of any event or the existence of any condition that could reasonably be expected to lead to the revocation or suspension of any such Broadcast License. The Broadcast Licenses listed in Schedule 4.25A comprise all of the licenses, permits and
                   --------------
other authorizations required (other than for auxiliary broadcast stations and receive-only earth stations) to be obtained from or granted by the FCC for the lawful conduct and operation of the Stations in the manner and to the full extent they are contemplated to be conducted, and none of such Broadcast Licenses is subject to any restriction or condition that would limit, in any material respect, such operation of such Stations. Each such Broadcast License is in full force and effect and each holder thereof is in substantial compliance therewith with no known conflict with the valid rights of others that could reasonably be expected to have a Borrower Material Adverse Effect. No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation, termination or materially adverse modification of any such Broadcast License that could reasonably be expected to have a Borrower Material Adverse Effect. The Borrower has no reason to believe that any of the Broadcast Licenses listed on Schedule 4.25A will not be renewed In the Ordinary Course.
                   --------------

          (b)   Except as set forth in Schedule 4.25B, Parent and each Company
                                       --------------
has duly filed in a timely manner all material filings (including ownership and employment reports) that are required to be filed by any of them under the Communications Act or in the

Stations' local public inspection files and are in all material respects in compliance with all provisions of the Communications Act applicable to them, including the rules and regulations of the FCC relating to the broadcast of radio or television signals or the operation of the Stations, except where the failure to duly and timely file or be in compliance could not reasonably be expected to have a Borrower Material Adverse Effect. All such reports and statements are substantially complete and correct in all material respects as filed; and, other than as contemplated by the Sales Documents or as disclosed in writing to the Agents and the Lenders, there have been no changes in the ownership of any Broadcast License since the most recently filed ownership reports.

          (c)   To the knowledge of the Borrower, except as disclosed on
Schedule 4.25C, there are no applications, complaints or Proceedings pending or
- --------------
threatened (i) before the FCC relating to the business or operations of the Stations other than rulemaking proceedings which affect the radio or television industry generally, (ii) before any Governmental Authority relating to the business or operations of the Stations involving charges of illegal discrimination under any Federal or state employment laws or regulations, or
(iii) before any Governmental Authority relating to the business or operations of the Stations involving zoning issues under any Governmental Requirement, except for, in each such case, any such event that could not reasonably be expected to have a Borrower Material Adverse Effect.

          4.26  Material Contracts; No Burdensome Restrictions.  (a)  Except as
                ----------------------------------------------
set forth on Schedule 4.26, no member of the Borrower Group is a party to, or in
             -------------
any manner obligated under, any contract, agreement or instrument under which a default by any party thereto could reasonably be expected to have a Borrower Material Adverse Effect.

          (b) No Contractual Obligation of any Company has, or insofar as any Loan Party may reasonably foresee could reasonably be expected to have, a Borrower Material Adverse Effect.

          4.27  Management Agreements.  Except as set forth on Schedule 4.27, no
                ---------------------                          -------------
Company is a party to any management agreements or similar arrangements for the provision of services to any other Person.

          SECTION 5.  Affirmative Covenants.  The Borrower covenants and agrees
                      ---------------------
that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Loans together with interest, fees and all other Obligations incurred hereunder and under the other Credit Documents are paid in full (it being understood that the Borrower shall cause each of its Subsidiaries to observe and comply in a timely manner with each term and provision of the covenants set forth in this Section 5 to the extent applicable to such Subsidiary):

          5.01  Information Covenants.  The Borrower shall furnish or cause
                ---------------------
to be furnished to each Lender:

          (a)  Annual Financial Information.  As soon as available and in any
               ----------------------------
     event by March 31, 1997, the Financial Statements of the Borrower for the 1996 fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and a report on such Financial Statements by independent certified public accountants of recognized national standing, which accountants (if other than Coopers & Lybrand L.L.P.) shall be reasonably satisfactory to the Agents and the Requisite Lenders, which report shall not be qualified as to the scope of audit or as to the status of the Borrower as a going concern and shall state that such Financial Statements present fairly in all material respects the consolidated financial position of the Borrower as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (except for such changes with which such accountants concur) and that the examination by such accountants was conducted in accordance with generally accepted auditing standards.

          (b)  Quarterly Financial Information.  As soon as available and in any
               -------------------------------
     event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, commencing with the first fiscal quarter ending after March 31, 1996, the Financial Statements of the Borrower for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated figures for the related periods in the prior fiscal year, subject to normal year-end audit adjustments.

          (c)  Monthly Financial Information.  As soon as practicable and in any
               -----------------------------
     event within 30 days after the end of each month, commencing with April 1996, (i) the consolidated statement of cash flow from operations of the Borrower and its Subsidiaries and the consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries for such fiscal month and for the period from the beginning of the then current fiscal year to the end of such fiscal month, subject to normal year-end audit adjustments and

     (ii) a projection of consolidated cash flow from operations, on a monthly basis, for the succeeding four months.

          (d)  Accountants' Review.  Together with each delivery of Financial
               -------------------
     Statements pursuant to subsection (a) of this Section 5.01 above, a written statement by the independent public accountants of the Borrower giving the report thereon (i) stating that their audit examination has included a review of the terms of Sections 5, 6, 7 and 8 of this Agreement as they relate to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event that constitutes a Default or Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided, however, that such accountants shall not be
                        --------  -------
     liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the Compliance Certificates delivered pursuant to
     Section 5.01(f) for the fiscal year covered by their audit examination is not stated in accordance with the terms of this Agreement.

          (e)  Yearly Budgets.  By January 31, 1997, budgets of the Borrower and
               --------------
     its Subsidiaries in reasonable detail for each month of the 1997 fiscal year, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of Financial Statements pursuant to Section 5.01(a), (b) and (c), a comparison of the current year-to-date financial results against the budgets previously provided or required to be submitted pursuant to this subsection (e) shall be presented.

          (f)  Compliance Certificate.  Together with each delivery of Financial
               ----------------------
     Statements pursuant to Section 5.01(a) and (b), a Compliance Certificate of the Borrower.

          (g)  Management Letters.  Within ten (10) Business Days of receipt, a
               ------------------
     copy of any "management letter" submitted to the Borrower by its independent accountants in connection with any annual audit made by them of the books of the Borrower and its Subsidiaries.

          (h)  Investor Information; SEC Filings.  Promptly upon their becoming
               ---------------------------------
     available, copies of all Financial Statements, reports, notices and proxy statements sent or made available generally by the Borrower or any of its Subsidiaries to its security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or its Subsidiaries with any securities exchange or with the SEC, and of all press releases and other statements made available generally by any such Person to the public concerning material developments in the business of the Borrower or any of its Subsidiaries.

          (i)  Notice of Certain Events.  Promptly upon any officer of the
               ------------------------
     Borrower or PBI or any general manager of any other Company obtaining knowledge (x) of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Lender has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (y) that any Person has given any notice to any Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.04, or (z) of a material adverse change in the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, prospects or material agreements of the Borrower Group, taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, or material adverse change, and what action the Borrower or the Parent has taken, is taking and proposes to take with respect thereto.

          (j)  Litigation Reports.  (i) Promptly upon any officer of any Company
               ------------------
     obtaining knowledge of (x) the institution of, or written threat of, any Proceeding (or series of Proceedings arising out of the same general allegations or circumstances) against or affecting any Company or any property of any such Person not previously disclosed to the Lenders, which Proceeding or series of Proceedings seeks recovery from (A) any Credit Party aggregating $500,000 or more or (B) any other Subsidiary of the Borrower aggregating $5,000,000 or more or (y) any dispute in respect of or the institution of, or written threat of, any Proceeding in respect of any Contractual Obligation of any Loan Party which could reasonably be expected to have a Borrower Material Adverse Effect, notice thereof to the Agents and the Lenders and, upon request, prompt notice of the status of any such Proceeding.

          (ii) In addition to the information described in clause (i) above, such other information as may be reasonably available to the Borrower to enable the Lenders and their counsel to evaluate such matters.

          (k)   FCC Proceedings, Etc. Promptly upon their becoming available (i)
                --------------------
     a copy of all ownership reports filed with the FCC with respect to any Company, (ii) a copy of any order or notice of the FCC or any other Governmental Authority or a court of competent jurisdiction which relates to any Broadcast License or any application therefor (other than orders or notices which affect the radio or television broadcast industries generally or which could not reasonably be expected to have a Borrower Material Adverse Effect) or which refuses (or threatens to refuse) renewal or extension of, or revokes, cancels, suspends or terminates (or threatens to revoke, cancel, suspend or terminate), the authority of any Company to operate a Station and with respect to any such refusal, revocation, cancellation, suspension or termination, written notice specifying the reasons for such revocation, cancellation, termination or denial, the anticipated effect thereof, and the actions, if any, being taken by the Borrower to remedy the same, (iii) a copy of any competing application filed with respect to any Broadcast License or any application therefor,
     (iv) a copy of any material citation, notice of violation or order to show cause from the FCC directed to the Parent or any Company or any complaint directed to Parent or any Company to which the FCC has requested an answer,
     (v) notice of any other action taken or threatened to be taken by any Governmental Authority (including the FCC) which could reasonably be expected to have a Borrower Material Adverse Effect, and (vi) a copy of all material information required to be filed by Parent or any Company in respect of the business conducted by them with the FCC or any similar Governmental Authority.

          (l)   Accounting Changes.  Prior to the effectiveness thereof,
                ------------------
     information relating to any proposed change in the accounting treatment or reporting practices of the Borrower and its Subsidiaries, the nature or scope of which materially affects the calculation of any component of any financial covenant, standard or term contained in this Agreement.

          (m)   Other.  With reasonable promptness, such other information and
                -----
     data with respect to the Borrower and its Subsidiaries or any other entity in which the Borrower has an investment as from time to time may be reasonably requested by any Agent or any Lender.

          5.02  Books, Records and Inspections.  Each Company shall keep true
                ------------------------------
books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its Financial Statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Each Company shall permit, upon reasonable prior notice to the chief financial officer of the Borrower, officers and designated representatives of any of the Agents or Lenders to visit and inspect any of the properties or assets of any Company in whosesoever possession, and to examine the books of account of such Company and discuss the affairs, finances and accounts of such Company with, and be advised as to the same by, its officers and independent accountants (in the presence of such officers), all at such reasonable times and intervals and to such reasonable extent as any of the Agents or Lenders may reasonably request.

          5.03  Maintenance of Property; Insurance.
                ----------------------------------
(a) Except as otherwise permitted hereunder or where the failure would not reasonably be expected to have a Borrower Material Adverse Effect, each Company shall maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in its businesses and in a manner consistent with generally accepted standards of good engineering practice and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof and will maintain and renew as necessary all licenses, permits and other clearances necessary to use and occupy such properties.

          (b) The Borrower and its Subsidiaries shall maintain or cause to be maintained, with financially sound and reputable insurers, insurance (including business interruption insurance) with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations to the extent that such types and such amounts of insurance are available at commercially reasonable rates. Each Loan Party shall maintain such insurance as may be required to comply with each Security Document and shall otherwise comply with all provisions of the Security Documents relating to insurance. Each Company shall furnish to each Lender, upon reasonable request, information as to the insurance carried.

          5.04  Payment of Taxes.  Each Company shall pay and discharge all
                ----------------
material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any of its properties or cause a failure or forfeiture of title thereto; provided, however, that no Company shall be required to pay any
               --------  -------
such tax, assessment, charge, levy or claim that is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with GAAP and if such proceedings would stay any forfeiture of any property or assets of such Company.

          5.05  Corporate Franchises.  Each Company shall do, or cause to be
                --------------------
done, all things necessary to preserve and keep in full force and effect its existence, rights and authority, except where such failure to keep in full force and effect such rights and authority would not have a Borrower Material Adverse Effect; provided, however, that one Wholly Owned Subsidiary of PBI may be merged
        --------  -------
with or into another Wholly Owned Subsidiary of PBI.

          5.06  Governmental Consents and Governmental Requirements.  Except
                ---------------------------------------------------
where the failure to do so would not have a Borrower Material Adverse Effect, each Company shall (a) apply for, diligently pursue and obtain or cause to be obtained, and thereafter maintain in full force and effect, all Governmental Consents that shall now or hereafter be necessary under any Governmental Requirement for (i) land use, public and employee health and safety, pollution or protection of the environment, (ii) the grant by any Loan Party of the security interests and Liens granted by any of the Security Documents and for the validity and enforceability thereof or for the perfection of and the exercise by the Agents and Lenders of their rights and remedies thereunder and
(iii) the operation of the business of and ownership of the properties of such Company, (b) comply in all material respects at all times with all provisions of all Governmental Consents and all other material agreements, licenses and leases to which it is a party or of which it is a beneficiary and suffer no loss or forfeiture thereof or thereunder and (c) comply in all material respects at all times with all provisions of all other limitations, restrictions, obligations, schedules, timetables and reporting requirements of any Governmental Requirement. Each Company shall notify the Agents in the event of any, and provide the Agents with a copy of all notices of, denial, suspension or revocation of any material Governmental Consents.

          5.07  ERISA.  The Borrower shall furnish to the Agents and each of the
                -----
Lenders:

          (a) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

          (b) with reasonable promptness, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by a Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, (ii) all notices received by a Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event, and (iii) such other documents or governmental reports or filings relating to any Employee Benefit Plan as any of the Agents shall reasonably request.

          5.08  Performance of Obligations.  Each Company shall perform in all
                --------------------------
material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party, except where such nonperformance would not have a Borrower Material Adverse Effect.

          5.09  End of Fiscal Years; Fiscal Quarters.  Each Company shall, for
                ------------------------------------
financial reporting purposes, maintain the accounting periods maintained by it on the Funding Date, consistent with the past practice and procedures of such Company.

          5.10  Preservation of Status as Senior Indebtedness.  Each Loan Party
                ---------------------------------------------
shall promptly take all action reasonably requested by any of the Agents at any time to protect, preserve and give effect to the status of the Lenders and the Agents as the holders of senior indebtedness within the meaning of any agreement or instrument relating to any Indebtedness of such Loan Party which is expressly subordinated in right of payment to any other Indebtedness of such Loan Party.

          5.11  Performance and Enforcement Under Certain Agreements.  Each
                ----------------------------------------------------
Company shall diligently and in good faith promptly perform in all material respects all of its agreements and covenants under each Transaction Document and Sale Document and each document and instrument related thereto or delivered in connection with any thereof, in each case, to the extent reasonably within its control. Subject to the provisions of the next sentence and the last sentence of this Section 5.11, each Company shall (A) diligently and in good faith promptly pursue the performance of each other party to each such document, and (B) diligently seek the enforcement of all rights and remedies under each such document, except, in each case, where the failure to do so could not reasonably be expected to have a Borrower Material Adverse Effect. Each Company shall confer with the Agents, on behalf of the Lenders, in enforcing or waiving any material rights of any Company under any such document. The foregoing shall not prevent any Loan Party from terminating any Sale Document in accordance with the terms thereof prior to the closing thereunder.

          5.12  Pledge of Additional Collateral.  Subject to applicable FCC
                -------------------------------
requirements or prohibitions, promptly, and in any event within 30 days, after the acquisition of any Additional Collateral, each Loan Party shall take all action necessary or desirable, including the filing of appropriate financing statements under the provisions of the UCC or applicable Governmental Requirements in each of the offices where such filing is necessary or appropriate, to grant the Collateral Agent a perfected first priority Lien on such property or asset (or comparable interest under foreign law in the case of any foreign property or asset) pursuant to and to the full extent required by the Security Documents and this Agreement. The costs of all actions taken by the parties in connection with the pledge of Additional Collateral, including reasonable costs of counsel for the Lenders, shall be for the account of the Borrower, which shall pay all sums due on demand.

          5.13  Security Interests.  Subject to applicable FCC requirements or
                ------------------
prohibitions, (a) each Loan Party shall perform any and all acts and execute any and all documents (including the execution, amendment or supplementation of any financing statement, continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable Federal, state or local jurisdiction which are necessary or advisable, from time to time, in order to grant, continue and maintain in favor of the Collateral Agent for the benefit of the Lenders valid and perfected Liens on the Collateral, which Liens shall be subject only to Prior Liens.

          (b) Each Loan Party shall undertake to deliver or cause to be delivered to the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders, in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens for the benefit of the Lenders, including Liens on assets which are required to become Collateral after the Funding Date.

          (c) Each Loan Party party to the TV Securities Pledge Agreement shall, at the request of the Collateral Agent, execute the Collateral Agency Agreement.

          5.14  Environmental Events.  (a)  Each Company shall promptly give
                --------------------
notice to the Agents upon becoming aware thereof (i) of any violation of any Environmental Law by any Company, (ii) of any Environmental Notice, inquiry, Proceeding, investigation or other action under any Environmental Law with respect to any Company, including a request for information or a notice of potential liability from any foreign, Federal, state or local environmental agency or board or any other Person, or (iii) of the discovery of the release other than in compliance with Environmental Laws of any Hazardous Material in excess of reportable or allowable standards or levels under any Environmental Law, or in a manner or amount which could reasonably be expected to result in liability of any Company under any Environmental Law, in each case which could reasonably be expected to have a Borrower Material Adverse Effect or subject any of the Agents or Lenders to any liability, loss or damages.

          (b) In the event of the presence of any Hazardous Material on properties or assets used in the business of any Company, which presence is in violation of, or could reasonably be expected to result in liability to such Company under, any Environmental Law, in each case that could reasonably be expected to have a Borrower Material Adverse Effect or subject any of the Agents or Lenders to any liability, loss or damages, each Company, upon discovery thereof, shall take all reasonably necessary steps to initiate and expeditiously complete all investigative, remedial, removal, response, corrective and other action to mitigate and eliminate any such adverse effect, and shall keep the Agents informed of their actions and the results.

          (c) Each Company shall provide the Agents with copies of (i) all the closing or post-closing Environmental Notifications without regard to materiality and (ii) any notice, submittal or documentation provided by any Company to any Person under any Environmental Law if the matter that is the subject of the notice, submittal or other documentation would have a Borrower Material Adverse Effect or subject any of the Agents or Lenders to any liability, loss or damages. Such Environmental Notifications notice, submittal or documentation shall be provided to the Agents promptly and, in any event, within five Business Days after such material is provided to such Person.

          5.15  Additional Loan Parties.  In the event that PBI acquires or
                -----------------------
forms any Subsidiary after the date hereof or the

Borrower acquires or forms any Subsidiary which holds assets used in radio or television broadcasting after the Funding Date, then, on or before the consummation of any acquisition or upon such Person becoming a Subsidiary of the Borrower, as the case may be, the Borrower shall cause such Subsidiary to execute and deliver all such agreements, guarantees, pledges, assignments, documents and certificates (including any amendments to the Credit Documents) as the Agents may reasonably request and do such other acts and things as the Agents may reasonably request in order to have such Subsidiary guarantee the Obligations, grant to the Collateral Agent ratably on behalf of the Lenders, a duly perfected first priority Lien (subject to no other Liens other than Prior Liens) on all personal property of such Subsidiary to effect fully the purposes of the Credit Documents and to provide for payment of the Obligations in accordance with the terms of the Credit Documents. Without limiting the generality of the foregoing, in such event, (i) such Additional Loan Party shall execute and deliver to the Agents and the Lenders, as appropriate, (A) a Subsidiary Guarantee (or become a party to the Subsidiary Guarantee) and thereafter shall be a Guarantor for all purposes under the Credit Documents, and
(B) all Security Documents as the Agents or the Requisite Lenders reasonably may deem necessary or appropriate.

          5.16  Broadcast Licenses.  Except as contemplated by the Sale
                ------------------
Documents or to the extent that the failure to do so could not reasonably be expected to have a Borrower Material Adverse Effect, each member of the Borrower Group shall use its best efforts to keep in full force and effect all of the Broadcast Licenses of the Borrower Group.

          5.17  Corporate Separateness.  Each Company shall take all such
                ----------------------
actions as are necessary to keep the operations of the Parent separate and apart from those of the Companies, including ensuring that all customary formalities regarding its corporate existence are followed. No Company shall take any action, or conduct its affairs in a manner, which is likely to result in the assets and liabilities of the Companies being substantively consolidated with those of the Parent or with those of the Parent in a bankruptcy, reorganization or other insolvency proceeding.

          SECTION 6. Negative Covenants.  The Borrower covenants and agrees that
                     ------------------
on the Effective Date and thereafter for so long as this Agreement is in effect and until the Loans together with interest, fees and all other Obligations incurred hereunder and under the other Credit Documents are paid in full (it being understood that the Borrower shall cause each of its Subsidiaries to observe and comply in a timely manner with each term and provision of the covenants set forth in this Section 6 to the extent applicable to such Subsidiary):

          6.01  Conduct of Business.  No Company shall (a) engage in any
                -------------------
business other than (i) the business engaged in by such Company on the Effective Date, and similar or related businesses, (ii) such other lines of business substantially similar to the business engaged in by the Borrower and its Subsidiaries on the Effective Date and (iii) such other lines of business as may be consented to by the Agents and the Requisite Lenders, (b) except as permitted by Section 6.15, cancel any material claim or debt, except for consideration In the Ordinary Course or (c) enter into any management agreement with any Person, except In the Ordinary Course or as otherwise permitted hereunder.

          6.02  Amendments or Waivers of Certain Documents.  After the Effective
                ------------------------------------------
Date, (a) no Company shall, without the prior written consent of the Requisite Lenders, which consents shall not be unreasonably withheld, amend the terms of its certificate of incorporation or bylaws or any agreement entered into by such Company with respect to its equity interests and (b) no Company shall amend or waive compliance with or consent to a departure from, or consent to any action or failure to act under, any of the terms or provisions of any Existing Debt, any Transaction Document, the Tax Sharing Agreement, the Broadcasting Facility, the Newspaper Facility or any other material contract, lease, license or agreement of the Borrower and its Subsidiaries, except in the case of each of clauses (a) and (b) of this Section 6.02, to such extent as could not reasonably be expected to be, individually or in the aggregate, materially adverse to the Borrower and its Subsidiaries, the Agents or the Lenders.

          6.03  Liens and Related Matters.  (a)  No Company shall create, incur,
                -------------------------
assume or suffer to exist or remain in effect any Lien upon or with respect to any item constituting Collateral now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income or profits, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the Lien of the Security Document relating thereto and Prior Liens applicable thereto. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist or remain in effect any Lien upon or with respect to any property or assets of such Person that does not constitute Collateral, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income or profits, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except for Permitted Encumbrances.

          (b) If any member of the Borrower Group shall create or assume any Lien upon any of its properties or assets, or on any income or profits therefrom, whether now owned or hereafter acquired, other than Liens permitted by the provisions of this Section 6.03, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness or other obligation thereby secured as long as any such Indebtedness or other obligation shall be secured; provided, however, that the foregoing shall not be construed as a
         --------  -------
consent by the Requisite Lenders or any Lender to any creation or assumption of any such Lien not permitted by the provisions of this Section 6.03.

          (c) Except (I) with respect to specific property encumbered pursuant to a Lien permitted to be incurred pursuant to clauses (ii), (iii) or (iv) of the definition of Permitted Encumbrances, (II) with respect to specific property to be sold pursuant to an executed agreement with respect to an Asset Sale consummated in accordance with this Agreement, (III) pursuant to the terms of the Broadcast Indenture, the Newspaper Indenture or the P-I-K Indenture as in effect on the date hereof or (IV) pursuant to the terms of the Broadcasting Facility and the Newspaper Facility, no Company shall enter into any agreement after the Funding Date (other than the Credit Documents) prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) (i) the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, (ii) any Incurrence of any Indebtedness or Contingent Obligation, (iii) the sale, disposition or pledge of any of its assets, except restrictions in a Capital Lease or other purchase money financing agreement permitted hereunder relating to the asset financed thereunder, (iv) any Investments of the Borrower, (v) any Capital Expenditures by the Borrower, (vi) any acquisition, merger or consolidation involving the Borrower or (vii) any change in control of the Borrower.

          (d) No Company shall create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (whether arising by operation of law, by agreement, by its articles of incorporation, bylaws or other constituent documents of such Subsidiary, or otherwise) on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock, partnership interests or other interests, as the case may be, owned by the Borrower, (ii) make loans or advances to, or guarantee any Indebtedness or any other obligation of, the Borrower or (iii) transfer any of its property or assets to the Borrower, except: (1) restrictions pursuant to the Credit Documents; (2) legal restrictions of general applicability under the corporation law of the state in which such Subsidiary is incorporated (in the case of a Subsidiary which is a corporation), and fraudulent conveyance or similar laws of general applicability for the benefit of creditors of such Subsidiary generally; (3) legal restrictions of general applicability applying to the Borrower Group arising under the Communications Act; (4) restrictions contained in the Broadcast Indenture and the Newspaper Indenture as in effect on the date hereof; and (5) restrictions contained in the Broadcasting Facility and the Newspaper Facility.

          6.04  Indebtedness.  No Company shall Incur, or suffer to exist or
                ------------
remain liable with respect to, any Indebtedness, except:

          (i)   the Loans and the Guarantees;

         (ii)   Indebtedness owing by the Borrower to a Wholly Owned
     Subsidiary which is a member of the Borrower Group or Indebtedness owing by a Wholly Owned Subsidiary of the Borrower to the Borrower or another Wholly Owned Subsidiary of the Borrower (which in the case of Indebtedness of any member of the Borrower Group, is owed only to another member of the Borrower Group); provided, however, that (x) any such Indebtedness in
                      --------  -------
     excess of an aggregate principal amount of $10,000 outstanding at any one time shall be evidenced by Intercompany Notes which shall, to the extent held by a Loan Party, be pledged pursuant to a Securities Pledge Agreement and (y) such Indebtedness shall not be subordinate to any other Indebtedness or other obligation of such Subsidiary other than the Loans;

        (iii) Existing Debt as in effect on the date of this Agreement (including any additional P-I-K Notes issued in accordance with the P-I-K Indenture in lieu of cash interest on the P-I-K Notes);

         (iv) Indebtedness in respect of Capital Leases Incurred after the date hereof; provided, however, that such Capital Leases are permitted
                  --------  -------
     pursuant to Section 6.11;

          (v)   Contingent Obligations permitted to be Incurred under Section
     6.18;

         (vi) guarantees by the Borrower of Indebtedness of any Loan Party, which Indebtedness is Incurred in accordance with this Section 6.04;

        (vii)   Indebtedness in an amount not to exceed at any time
     $2,500,000 Incurred to finance the cost of acquisition of real or tangible personal property; provided, however, that such Indebtedness shall not
                        --------  -------
     exceed 100% of the cost of such property;

       (viii) Indebtedness owing to any Person that is a Lender under Interest Rate Agreements to the extent incurred to protect the Borrower against fluctuations in interest rates on Loans hereunder;

         (ix) Indebtedness of PBI and its Subsidiaries under the Broadcasting Facility in an amount not to exceed $4,000,000; and

          (x) Indebtedness Incurred to refinance any Indebtedness permitted under clause (iii), (iv) or (vii) of this Section 6.04; provided, however,
                                                             --------  -------
     that (1) the principal amount of any such refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so refinanced as of the date of the proposed Incurrence of the refinancing Indebtedness, (2) the refinancing Indebtedness shall have a stated maturity date no earlier than, and a weighted average life to maturity no less than, the Indebtedness being refinanced as of the date of such proposed refinancing, (3) if the existing Indebtedness is expressly subordinated to the obligations of the Borrower under the Credit Documents, then the refinancing Indebtedness shall be at least as subordinated to the obligations of the Borrower under the Credit Documents, (4) such refinancing Indebtedness shall be secured only to the extent and with the assets securing the existing Indebtedness, if at all, (5) the Borrower shall have given the Agents notice a reasonable time in advance of such refinancing, (6) the Indebtedness being refinanced shall be discharged contemporaneously with the Incurrence of the refinancing Indebtedness and (7) after giving effect to such Incurrence, no Default or Event of Default shall have occurred and be continuing.

          6.05  Capital Expenditures.  No Company shall make any Capital
                --------------------
Expenditure for any purpose in any fiscal year of the Borrower if the aggregate amount of all Capital Expenditures of the Borrower and its Subsidiaries for such fiscal year shall exceed $10,000,000.

          6.06  Advances, Investments and Loans.  No Company shall make or
                -------------------------------
own any Investment, except:

          (i)   Investments in Cash and Cash Equivalents;

         (ii) receivables owing to any of them and advances to customers and suppliers, in each case if created, acquired or made In the Ordinary Course and payable or dischargeable in accordance with customary trade terms;

        (iii)   Indebtedness Incurred in compliance with Section 6.04(ii) or
     (vi);

         (iv) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising In the Ordinary Course;

          (v) Investments arising as a result of Capital Expenditures permitted under Section 6.05;

         (vi)   Investments existing on the Funding Date as set forth on

     Schedule 6.06 and as in effect on the Funding Date;
     -------------

        (vii) (A) Investments in capital stock of any Subsidiary of the Borrower existing on the Funding Date to the extent thereof as of the Funding Date plus any proceeds from the Loans and the P-I-K Notes used to repay Existing Loans of PBI and related transaction costs; and (B) Investments in Subsidiaries created after the Funding Date with the prior written consent of the Requisite Lenders to the extent permitted by the Requisite Lenders; and

       (viii) additional Investments of a nature not contemplated by the foregoing clauses (i) through (vii); provided, however, that all
                                          --------  -------
     Investments made pursuant to this clause (viii) shall not exceed $5,000,000 in the aggregate (each such Investment valued as of the date made and excluding any appreciation thereof) at any time outstanding.

          6.07  Prepayments of Existing Debt of the Borrower Group; Payments of
                ---------------------------------------------------------------
Cash Interest on the P-I-K Notes.  (i)  No Company shall make (or give any
- --------------------------------
notice in respect of) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due or prepaying such Indebtedness prior to its stated maturity upon the occurrence of any event requiring such prepayment pursuant to the terms of such Indebtedness) or exchange of any Existing Debt, except any refinancing thereof with refinancing Indebtedness Incurred pursuant to Section 6.04(x).

          (ii)  No Company will make any cash interest payments on the P-I-K
Notes.

          6.08  Dividends, Etc.  No Company shall (i) declare or pay any
                --------------
dividends or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such (including pursuant to a merger or consolidation of any Company, but excluding any dividends or other distributions payable solely in shares of its common stock), (ii) redeem, retire, purchase or otherwise acquire or retire, for any consideration, any shares of any class of any Company's capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), (iii) except as permitted by Section 6.09, make any loan, payment, contribution or other transfer of funds or other property to any equity holder or to any Affiliate, (iv) make any payment of Management Fees to any Affiliate of the Borrower or the Parent or make any payment pursuant to any tax sharing or allocation agreement or arrangement (including the Tax Sharing Agreement), (v) make any payment of any salary, bonus or other form of compensation to any Person who is a significant stockholder, Affiliate or executive officer of any Company to the extent that such is otherwise not made In the Ordinary Course of the Borrower or (vi) set aside any funds for any of the purposes set forth in the foregoing clauses (i)-(v) (each of the foregoing, "Dividends"), except that, with respect to clauses (ii) below
                   ---------
of this Section 6.08, so long as no Default or Event of Default shall have occurred and be continuing or would arise therefrom:

          (i) any Subsidiary of the Borrower may pay Dividends to its parent corporation if such parent corporation is the Borrower or a Wholly Owned Subsidiary of the Borrower; and

         (ii) the Borrower may pay cash Dividends to the Parent pursuant to the terms of the Tax Sharing Agreement as in effect on the date hereof.

          6.09  Affiliate Transactions.  (a)  No Company shall (i) enter into,
                ----------------------
carry out or permit to exist any transaction or series
of transactions (including the purchase, sale, lease or exchange of any property or asset or the rendering of any service), whether or not In the Ordinary Course, with, or (ii) enter into, permit or suffer to exist or amend any contract, agreement or arrangement with, any Affiliate of any Company (each, an "Affiliate Transaction" and collectively, "Affiliate Transactions") unless such
 ---------------------                     ----------------------
transaction has been negotiated or such relationship will be conducted in good faith and is on terms and conditions that are fair and reasonable and no less favorable to such Person than as such Person could reasonably obtain at the time in a comparable arm's-length transaction with a Person other than such an Affiliate as determined by the board of directors of such Company and evidenced by a resolution of such board; provided, however, that (i) the aggregate amount
                               --------  -------
of the value of all Affiliate Transactions (other than Affiliate Transactions listed in Section 6.09(b)) shall not exceed $100,000 for any fiscal year of the Borrower and (ii) the Borrower shall notify and receive the prior written consent of the Agents and the Requisite Lenders prior to any such Person's consummating or agreeing to any Affiliate Transaction that requires any such member of the Borrower Group to make any payments or purchase, sell, lease or exchange any property or render any service during any calendar year the value of which is equal to or greater than $100,000.

          (b) Notwithstanding Section 6.09(a), (i) dividends otherwise permitted pursuant to the terms of Section 6.08, (ii) payments in connection with the Tax Sharing Agreement and (iii) the allocation of amounts paid to third party non-Affiliate providers to Wholly Owned Subsidiaries shall be permitted.

          6.10   Financial Covenants.
                 -------------------

          (a)   Minimum Cash Interest Coverage Ratio.  The Borrower shall not
                ------------------------------------
permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense in each case, of PBI for any four fiscal quarter period ended immediately preceding any Determination Date occurring on or after the Funding Date to be less than 1.1:1.0. For purposes of this Section 6.10(a), Consolidated Cash Interest Expense shall be adjusted to give pro forma effect
                                                              ---------
to (i) any Indebtedness Incurred during such period in each case as if such Indebtedness had been incurred on the first day of the relevant period and assuming that such Indebtedness had borne an interest rate per annum equal to
                                                           ---------
the rate per annum in effect on such Indebtedness at the relevant Determination
         ---------
Date and (ii) the repayment of any Indebtedness repaid with the proceeds of the Indebtedness referred to in clause (i) hereof as if such Indebtedness had been repaid on the first day of the relevant period.

          (b)   Maximum Total Debt Leverage Ratio. The Borrower shall not permit
                ---------------------------------
the Total Debt Leverage Ratio of PBI and its Subsidiaries at any Determination Date occurring on or after the Funding Date to be more than 8.75:1.0. For purposes of this Section 6.10(b), the Total Debt Leverage Ratio shall be calculated after giving effect to any Indebtedness Incurred or to be Incurred by the Borrower or its Subsidiaries after the end of such month and on or prior to such Determination Date.

          (c)   Determination Date.  For purposes of this Section 6.10, the
                ------------------
Determination Date shall be (I) the Funding Date and (II) the last day of each fiscal quarter of the Borrower occurring after the Funding Date.

          6.11  Restriction on Leases.  No Company shall become liable in any
                ---------------------
way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments of the Borrower Group at the time in effect during the then current fiscal year of the Borrower shall not exceed $1,200,000.

          6.12  Restriction on Tax Consolidation.  No Company shall file or
                --------------------------------
consent to the filing of any consolidated income tax return with any Person other than the the Parent and its Subsidiaries as contemplated by the Tax Sharing Agreement as in effect on the date hereof.

          6.13  Sale and Lease-Backs.  No Company shall become or thereafter
                --------------------
remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person or (ii) which the Borrower or such Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any Person in connection with such lease, if in the case of clause (i) or (ii) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur within one year of each other or are with the same other Person.

          6.14  Limitation on Other Restrictions on Amendment of Credit
                -------------------------------------------------------
Documents.  No Company shall enter into, suffer to exist or become or remain
- ---------
subject to any agreement or instrument to which such Company is a party or by which any Company or any property of any Company (now owned or hereafter acquired) may be subject or bound, except for the Credit Documents, that would prohibit or restrict in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default), or require the consent of any Person to, any amendment to, or waiver or consent to departure from the terms of, any of the Credit Documents.

          6.15  Sale or Discount of Receivables.  No Company shall sell, with or
                -------------------------------
without recourse, or discount, or otherwise sell for less than the face value thereof, notes or accounts receivable, other than in connection with trade discounts In the Ordinary Course or consistent with past practice.

          6.16  Issuance or Disposal of Subsidiary Stock.  The Borrower shall
                ----------------------------------------
not: (a) issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock, partnership interests, or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any Company, except (i) to the Borrower or any Wholly Owned Subsidiary which is a member of the Borrower Group, (ii) to qualify directors if required by applicable law and (iii) the pledge thereof pursuant to the Security Documents; or (b) permit any Company to issue, sell, assign, pledge or otherwise encumber or dispose of any of their respective or any of their respective Subsidiaries' shares of capital stock, partnership interests, or other securities (or warrants, rights or options to acquire any such shares or other securities), except (i) to the Borrower or a Wholly Owned Subsidiary which is a member of the Borrower Group, (ii) to qualify directors if required by applicable law and
(iii) the pledge thereof pursuant to the Security Documents.

          6.17  Restriction on Fundamental Changes; Asset Sales.  (a)  No
                -----------------------------------------------
Company shall alter its corporate, capital or legal structure or enter into any transaction of merger, consolidation or other combination or engage in any other reorganization or recapitalization, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or effect any Asset Sale or otherwise convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including any of the capital stock or partnership interests held by such Person in any of its Subsidiaries), whether now owned or hereafter acquired, or acquire by purchase, lease or otherwise (in one transaction or a series of related transactions) all or any part of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment In the Ordinary Course) or agree to do any of the foregoing at any future time, except:

          (i) the Borrower Group may consummate the transactions contemplated by the Sale Documents;

         (ii)   the Borrower Group may from time to time make Asset Sales;

     provided, however, that (x) the consideration received shall be an amount
     --------  -------
     at least equal to the fair market value thereof; (y) the sole consideration received shall be Cash and (z) the Borrower makes the prepayments required by Section 2.02 hereof;

        (iii) the Borrower and its Subsidiaries may make Investments permitted by Section 6.06 and may lease (as lessee) real or personal property to the extent permitted by Section 6.11;

         (iv) a Company may from time to time sell worn-out or obsolete personal property of such Company In the Ordinary Course;

          (v) a Company may from time to time abandon any personal property of such Company which is no longer useful in the business of such Company and cannot be sold; and

         (vi) a Company may make sales, transfers or other dispositions of assets held for resale In the Ordinary Course or trade in or replace assets In the Ordinary Course (it being expressly understood that no Broadcast License may be sold, transferred or conveyed pursuant to this clause (vi)).

          (b) The Borrower and the appropriate Loan Party shall be entitled to obtain a release of, and the Collateral Agent shall release, items of Collateral subject to the Security Documents that are the subject of an Asset Sale of Radio Properties upon compliance with the terms of this Agreement and the Security Documents.

          6.18  Contingent Obligations.  No Company shall create or become or be
                ----------------------
liable with respect to any Contingent Obligation, except:

          (i)   Subsidiary Guarantees;

         (ii) Contingent Obligations of the Borrower Group in respect of Operating Leases to the extent permitted under Section 6.11;

        (iii) Contingent Obligations of the Borrower arising from guarantees of Indebtedness of any Wholly Owned Subsidiary of the Borrower otherwise Incurred in accordance with Section 6.04;

         (iv) Contingent Obligations of PBI and Subsidiaries relating to programming agreements entered into In the Ordinary Course; and

          (v) other Contingent Obligations not to exceed $1,000,000 outstanding at any one time.

          SECTION 7.  Events of Default.  Upon the occurrence of any of the
                      -----------------
following specified events (each an "Event of Default"), whether such occurrence
                                     ----------------
shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any Governmental Requirement:

          7.01  Payments.  The Borrower shall fail to pay (a) any installment of
                --------
principal of any Loan when due (other than any installment of interest or fees), whether at stated maturity, by acceleration, by notice of prepayment or otherwise, or (b) any interest on any Loan or any fees or any other amount due under any Credit Document within two (2) Business Days after the due date; or

          7.02  Representations, Etc.  Any representation, warranty,
                --------------------
certification or statement made in writing by any Loan Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto or in connection herewith or therewith shall be incorrect or misleading in any material respect on the date as of which made or deemed to be made; or

          7.03  Covenants.  Any Loan Party shall (a) fail to perform or comply
                ---------
with any term, covenant or agreement contained in Section 2, 5.05 or 6 of this Agreement, (b) fail to perform or comply with any term, covenant or agreement contained in Section 5.01(i) and such default shall continue unremedied for a period of 15 days from the date of such default, (c) fail to perform or comply with any term, covenant or agreement contained in Section 5.03, 5.04, 5.06, 5.07, 5.10, 5.11, 5.12 or 5.13 of this Agreement and such default shall continue unremedied for a period of 30 days from the date of such default or (d) fail to perform or comply with any other term, covenant or agreement contained in any Credit Document (other than those referred to in Section 7.01 or 7.02 or clauses
(a), (b) and (c) of this Section 7.03 or Section 7.12) and such default shall continue unremedied for a period of 30 days or more after the earlier to occur of (x) notice to such defaulting Loan Party by any of the Agents or the Requisite Lenders and
(y) the date any Loan Party otherwise obtains notice or knowledge thereof; or

          7.04  Default Under Other Agreements.  (a)  A Section 7 Company shall
                ------------------------------
with respect to (I) any Indebtedness (other than (x) Obligations, (y) intercompany debt between or among Companies or (z) Contingent Obligations) having a principal amount in excess of $500,000 individually or in the aggregate or (II) any Contingent Obligation having a principal amount in excess of $500,000 individually or $2,000,000 in the aggregate:

          (i) default in any payment obligation in respect thereof beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or

         (ii) default in the observance or performance of any agreement or condition relating to or contained in any instrument or agreement evidencing, securing or relating to any such Indebtedness or Contingent Obligation, or any other event shall occur or condition exist, if the effect of such default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or Contingent Obligation (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness or Contingent Obligation to become due or to be redeemed or repurchased prior to its stated maturity (or the stated maturity of any underlying obligation) or to terminate any obligation to lend; or

          (b) Any such Indebtedness or Contingent Obligation of any Section 7 Company specified in Section 7.04(a) shall be declared to be due and payable, or required to be paid prior to the stated maturity thereof, other than by a regularly scheduled required prepayment or a prepayment in connection with a refinancing thereof permitted by this Agreement or in connection with any Asset Sale involving the assets securing any such Indebtedness; or

          7.05  Bankruptcy, Etc.  (a)  An involuntary case shall be commenced
                ---------------
against any Section 7 Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Section 7 Company or over all or a substantial part of the property of any Section 7 Company shall have been entered;

or an interim receiver, trustee or other custodian of any Section 7 Company for all or a substantial part of the property of any Section 7 Company is involuntarily appointed; or a warrant of attachment, execution or similar process shall be issued against any substantial part of any Section 7 Company, and any such event under this Section 7.05 continues undischarged, unbonded and unstayed for a period of 60 days; or

          (b) Any Section 7 Company shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; any Section 7 Company shall make any assignment for the benefit of creditors; or any Section 7 Company shall fail or be unable, or admit in writing of its inability, to pay its debts as such debts become due; or the board of directors (or any committee thereof) of any Section 7 Company shall adopt any resolution or otherwise authorize any corporate action to approve any of the foregoing; or

          7.06  ERISA Events.  There shall occur one or more ERISA Events which
                ------------
individually or in the aggregate results in or could reasonably be expected to result in liability of any member of the Borrower Group or any of their respective ERISA Affiliates in excess of $500,000; or there shall exist, as of the most recent actuarial valuation date for any Pension Plan, an Amount of Unfunded Benefit Liabilities, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative Amount of Unfunded Benefit Liabilities), which exceeds $500,000; or

          7.07  Judgments, Etc.  (i)  Any money judgment, writ or warrant of
                --------------
attachment, or similar process involving in any individual case a liability in excess of $1,000,000 singly or in the aggregate (in any case to the extent not fully covered by insurance as to which such insurer has acknowledged coverage in writing) shall be entered or filed against any Section 7 Company or any assets of any Section 7 Company and shall remain undischarged, unvacated, unbonded or unstayed, as the case may be, for a period of 30 days or more or in any event later than five days prior to the date of any proposed sale thereunder or (ii) any final non-monetary judgment shall be rendered against any Section 7 Company that would have a Borrower Material Adverse Effect if such judgment shall remain undischarged, unvacated or unstayed for a period of 30 days or more; or

          7.08  Change of Control.  (i)  Other than pursuant to the terms of any
                -----------------
Sale Document, any Company (other than the Borrower) shall fail (for any reason) to be a Wholly Owned Subsidiary of the Borrower; or (ii) the Borrower ceases to be a Wholly Owned Subsidiary of Parent; or (iii) either Gary B. Knapp fails to own 50% of the Capital Stock of Parent or Donald R. Tomlin, Jr. fails to control, directly or through the Tomlin Family Trust II, 50% of the Capital Stock of Parent, in each case, disregarding for these purposes the Warrants; or

          7.09  Dissolution.  Any order, judgment or decree shall be entered
                -----------
against any Section 7 Company decreeing the dissolution, liquidation or split-up of such Section 7 Company and such order shall remain undischarged or unstayed for a period of 30 days or more; or

          7.10  Obligations.  Any material obligation of any Loan Party under
                -----------
any Credit Document shall not be or shall cease to be, for any reason other than the full satisfaction thereof, in full force and effect or is, or is declared to be, null and void, or any Loan Party shall, or shall purport to, terminate, revoke, repudiate, declare voidable or void, deny, disaffirm or otherwise contest any Credit Document or any term or provision thereof or any of its obligations or liabilities under any Credit Document; or

          7.11  Collateral.  Any Security Document (together with any other
                ----------
security documents delivered or to be delivered thereunder) after delivery thereof at any time shall cease to be in full force and effect or shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon any of the Collateral (unless otherwise expressly permitted under Section 6.03) other than (i) Collateral (not including Pledged Securities) of a value less than $250,000 or (ii) to the extent solely as a result of the Agents or any Lender failing to take any action within their control or as a result of a release of Collateral in accordance with the terms hereof and thereof; or

          7.12  Guarantees.  Any Guarantor shall default in the due performance
                ----------
or observance of any term, covenant or agreement (other than those set forth in Section 7.03(a)) on its part to be performed or observed pursuant to any Guarantee and such default shall continue unremedied for a period of 30 days or more after the earlier to occur of (x) notice to such defaulting Guarantor by any of the Agents or the Requisite Lenders and (y) the date such guarantor otherwise obtains notice or knowledge thereof; or

          7.13  Broadcast Licenses and Consents.  (a)  Any Material Broadcast
                -------------------------------
License shall be suspended, cancelled, terminated or revoked for any reason; or

          (b) Any Broadcast License shall be finally denied renewal for any reason or renewed on terms which materially adversely affect the economic or commercial value or usefulness thereof; or

          (c) Other than as contemplated by the Sale Documents, the Borrower or any of its Subsidiaries shall fail to be the licensee under each of its respective Broadcast Licenses or otherwise fail to have all material authorizations and licenses required to operate any Station pursuant to such Broadcast Licenses, in each case the failure of which could reasonably be expected to have a Borrower Material Adverse Effect; or

          (d) Any Station shall for any period of 60 consecutive days operate any radio broadcast station at less than 90% of its authorized power or any television station at less than 80% of its authorized power; or

          7.14  Sale Documents.  Any Loan Party shall repudiate any Sale
                --------------
Document or for any reason fail to comply with the terms thereof binding upon such Loan Party or any Governmental Authority shall issue any injunction or other order or ruling preventing the consummation of the transactions contemplated by any Sale Document and such injunction, order or ruling is not lifted or a new Sale Document relating to the affected Radio Station is not executed, within 30 days; or

          7.15  Material Adverse Effect.  Any event or condition having a
                -----------------------
Borrower Material Adverse Effect shall occur or exist and such default shall not have been remedied or waived within 30 days after receipt by the Borrower of notice from any Lender or any of the Agents of such default; or

          7.16  Environmental Events.  Any one or more of the events or
                --------------------
conditions set forth in the following clauses (i) or (ii) shall have occurred with respect to any Company or any Environmental Affiliate of any Company, and such events or conditions would have a Borrower Material Adverse Effect: (i) any past or present violation of any Environmental Law by a Company which has not been cured to the satisfaction of the Requisite Lenders, or (ii) the existence of any pending or threatened

Environmental Notice against any Company, or existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Notice against any such Company; or

          7.17  Insurance Coverage.  There shall occur any lapse or adverse
                ------------------
change with respect to any material portion of the insurance coverage of the Borrower and its Subsidiaries;

THEN, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agents shall, upon the written request of the Requisite Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agents or any Lender to enforce its claims against any Loan Party, except as otherwise specifically provided for in this Agreement (provided, however, that, if an Event of Default
                                --------  -------
specified in Section 7.05 shall occur, with respect to any Loan Party, the result which would occur upon the giving of written notice by the Agent as specified in clause (A) below shall occur automatically without the giving of any such notice): (A) declare the principal of and accrued interest in respect of all Loans and all Obligations owing under any Credit Document to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party; or (B) direct the Collateral Agent to enforce any or all of the remedies created pursuant to the Security Documents. Nevertheless, if at any time within 60 days after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all other fees or expenses then owed under the Credit Documents and all Defaults and Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.12, then the Requisite Lenders by written notice to the Borrower may (in their absolute and sole discretion) rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right consequent thereto. The provisions of the immediately preceding sentence are intended merely to bind the Lenders to a decision that may be made at the election of the Requisite Lenders and are not intended to benefit any Loan Party and do not grant any Loan Party the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met. If an Event of Default is cured or waived in accordance with the terms of this Agreement, it ceases (but, if waived pursuant to the terms of this Agreement, only to the extent of such waiver).
Notwithstanding anything to the contrary contained herein, the Agents agree that they shall not take any action pursuant to this Agreement that would constitute or result in any assignment of a Broadcast License or any change of control of the Borrower Group if such assignment or change of control would require under then existing law, including the Communications Act, the prior approval of the FCC without first obtaining such prior approval of the FCC.

          SECTION 8.  Rules of Construction.
                      ---------------------

          8.01  Rules of Construction.  (a)  In this Agreement and each other
                ---------------------
Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular the plural and the part the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement) and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations; and (v) time shall be to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (b) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "amend" shall mean "amend, amend and restate,
                          -----
supplement or modify"; and "amended" and "amendment" shall have meanings
                            -------       ---------
correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and
                                           ----
including"; "to" and "until" shall mean "to but excluding"; and "through" shall
             --       -----                                      -------
mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and similar
                                ------    ------       ---------
terms) in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document; (iv) "including" (and similar terms) shall mean "including without limitation" (and
- ----------
similarly for similar terms); (v) with respect to the Loan Parties "knowledge"
                                                                    ---------
or "aware" shall mean and include (A) the actual knowledge or awareness of the
    -----
Loan Parties (which shall include the
actual knowledge and awareness of the officers and directors of the Loan Parties) and (B) the knowledge or awareness that a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question; (vi) "or" has the inclusive meaning represented by the phrase "and/or"; (vii)
 --
"property" and "assets" each shall include all properties and assets of any kind
- ---------       ------
or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired; (viii) "satisfactory to" any of the Agents or Lenders shall
                            ---------------
mean in form, scope and substance and on terms and conditions satisfactory to such Person; and (ix) references to "the date hereof" shall mean the date first
                                     ---------------
set forth above.

          (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

          (d) No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to any Credit Document.

          SECTION 9.  The Agents.
                      ----------

          9.01  Appointment.  (a)  Each Lender hereby irrevocably designates and
                -----------
appoints (i) Merrill Lynch as Agent (such term to include, for purposes of this Section 9, the Agent acting in any other representative capacity under any other Credit Document (other than as Administrative Agent or Collateral Agent)), and First Union, as Administrative Agent (such term to include, for purposes of this Section 9, the Administrative Agent acting as Collateral Agent) of such Lender to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes the Agents to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto and (ii) First Union as agent to execute the Collateral Agency Agreement and to act as specified therein. Each Lender agrees that the rights and remedies granted to the Agents under any Credit Document shall be exercised exclusively by the Agents and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent, if any, expressly provided herein or therein.

          (b) Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document:

          (i) None of the Agents shall have any duties or responsibilities, except those expressly set forth in the Credit Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Credit Document or otherwise exist against any of the Agents.

         (ii) The duties and responsibilities of the Agents under the Credit Documents shall be mechanical and administrative in nature, and none of the Agents shall have a fiduciary or trust relationship with any Lender.

        (iii) In performing its functions and duties under the Credit Documents, each of the Agents shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party. The provisions of this Section 9 are solely for the benefit of the Agents and the Lenders, and no Loan Party shall have any rights as a third-party beneficiary of any of the provisions hereof.

         (iv) Neither the Agent nor the Administrative Agent shall be under any obligation to take any action hereunder or under any other Credit Document if the Agent or the Administrative Agent, as the case may be, believes in good faith that taking such action may conflict with any law or any provision of any Credit Document, or may require the Agent or the Administrative Agent, as the case may be, to qualify to do business in any jurisdiction where it is not then so qualified.

          9.02  Delegation of Duties.  Each of the Agents may execute any of its
                --------------------
duties under any Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. All fees and expenses of such agents and attorneys-in-fact shall be paid by the Borrower on demand. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.03.

          9.03  Exculpatory Provisions.  None of the Agents or any of their
                ----------------------
respective officers, directors, employees, representatives, agents, attorneys-in-fact or Affiliates shall be (i) liable for any waiver, consent or approval given or any action taken or omitted to be taken by such Person under or in connection with any Credit Document or be responsible for the consequences of any oversight or error in judgment by such Person whatsoever, except to the extent that such action, omission, oversight or error in judgment is determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted solely from such Person's own gross negligence or bad faith, (ii) responsible in any manner to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by any of the Agents to the Lenders or by or on behalf of any Company or any of their respective officers to any of the Agents or Lenders or (iii) required to inspect the properties, books or records of any Company or otherwise to ascertain, inquire or give any notice as to (A) the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any Credit Document, (B) the business, operations, condition (financial or otherwise) or prospects of any Company or any other Person, (C) the use of the proceeds of the Loans or (D) except to the extent set forth in Section 9.05, the existence or possible existence of any Default or Event of Default.

          9.04  Reliance by the Agents.  Each of the Agents shall be entitled to
                ----------------------
rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by any of the Agents. If any of the Agents requests instructions from the Lenders with respect to any act or omission in connection with any Credit Document, it shall be fully justified in failing or refusing to take any action under any Credit Document unless and until and to the extent it shall have first received instructions from the Requisite Lenders (or from the Applicable Lenders, if such Credit Document so expressly requires) or it shall first be indemnified to its satisfaction from time to time by the Lenders against any and all liability and expense which may be incurred by, imposed on or asserted against it by reason of taking or continuing to take any such action. Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents in accordance with a request (written or oral) of the Requisite Lenders (or of the Applicable Lenders if such Credit Document so expressly requires), and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          9.05  Notice of Default.  None of the Agents shall be deemed to have
                -----------------
knowledge of the occurrence of any Default or Event of Default, other than a default in the payment of principal or interest on the Loans hereunder, unless it has actually received written notice from a Lender or any Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent or the Administrative Agent receives such a notice, the Agent or the Administrative Agent, as the case may be, shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Requisite Lenders; provided, however, that, unless and until the Agent shall have received such
- --------  -------
directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.06  Non-Reliance on the Agents and Other Lenders.  Each Lender
                --------------------------------------------
expressly acknowledges for the benefit of the Borrower and the Agents that none of the Agents or their respective officers, directors, employees, representatives, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any of the Agents hereinafter taken, including any review of the affairs of any Company, shall be deemed to constitute any representation or warranty by any of the Agents to any Lender. Each Lender represents to each of the Agents that it has, independently and without reliance upon any of the Agents or other Lenders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Companies and made its own decision to make its Loans hereunder and enter into this Agreement and the other agreements contemplated hereby. Each Lender also represents that it will, independently and without reliance upon any of the Agents or other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Companies. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder, none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of any Company which may come into the possession of any of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, and none of the Agents shall have any responsibility for the accuracy of or the completeness of the information provided to the Lenders.

          9.07  Indemnification.  Each Lender severally agrees to indemnify each
                ---------------
of the Agents in their respective capacities as such or in any other representative capacity under any other Credit Document ratably according to its Commitment or outstanding loans (as applicable), from and against any and all Losses of the Agents resulting from, or arising out of, or in any way related to or by reason of, the execution, delivery, performance, administration or enforcement of any Document, any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Agents under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not indefeasibly paid by the Loan Parties; provided, however, that no Lender shall be liable to
                          --------  -------
the Agent or the Administrative Agent for the payment of any portion of such Losses to the extent determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted solely from the gross negligence or bad faith of the Agent or the Administrative Agent, as the case may be. If any indemnity furnished to either the Agent or the Administrative Agent for any purpose shall, in the opinion of the Agent or the Administrative Agent, as the case may be, be insufficient or become impaired, the Agent or the Administrative Agent, as the case may be, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 9.07 shall survive the payment of all Obligations and shall be in addition to and not in lieu of any other indemnification agreements set forth in any Credit Document.

          9.08  The Agents in Their Respective Individual Capacities.  The
                ----------------------------------------------------
Agents and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of banking, trust, financial advisory or other business with any Company or any Affiliate of any Company as though the Agents were not Agents hereunder and may accept fees and other consideration from any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the
                                      ------       -------
context clearly indicates otherwise, include the Agent in its individual capacity.

          9.09  Resignation by Any of the Agents.  Subject to the appointment
                --------------------------------
and acceptance of a successor Agent or Administrative Agent as provided below, the Agent or the Administrative Agent may resign at any time by notifying the Lenders and the Borrower and any of the Agent or the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Agents and signed by the Applicable Lenders. Upon any such resignation or notice of removal, the Requisite Lenders, in the case of any resignation and the Applicable Lenders, in the case of any removal, shall have the right to appoint a successor which shall be an incorporated bank or trust company or an Affiliate of any such bank or trust company, with, so long as no Default or Event of Default shall have occurred and be continuing, the consent of the Borrower (which consent shall not be unreasonably withheld or delayed). If no successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring or removed Agent or Administrative Agent gives notice of its resignation or receives notice of its renewal, then the retiring or removed Agent or Administrative Agent may, on behalf of the Lenders, appoint a successor agent, so long as no Default or Event of Default shall have occurred and be continuing, with the consent of the Borrower (which consent shall not be unreasonably withheld), which shall be an incorporated bank or trust company or an Affiliate of any such bank or trust company. Upon the acceptance of any appointment as Agent or Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent or Administrative Agent, as the case may be, and the retiring or removed agent shall be discharged from its duties and obligations hereunder. Upon such succession, the term "Agent" or
                                                                       -----
"Administrative Agent," as the case may be, shall include such successor.  After
 --------------------
any Administrative Agent's resignation or removal hereunder, the provisions of this Section and Section 10.01 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent or Administrative Agent, as the case may be.

          9.10  Security Documents, Etc.  Each Lender hereby authorizes the
                -----------------------
Collateral Agent to enter into each of the Security Documents on behalf of and for the benefit of such Lender and to take all action contemplated thereby and hereby, including the release from time to time of Collateral secured thereby. Any amendment to any Security Document shall be governed by

Section 10.12. The Collateral Agent may assign its rights and obligations as Collateral Agent under any of the Security Documents to which it is a party to any direct or indirect Subsidiary of the Collateral Agent, or to any trustee, which assignee, in each such case, shall be entitled to all the rights of the Collateral Agent under the applicable Security Document and all the rights hereunder of the Agent with respect to the applicable Security Document. The provisions of this Section 9 shall apply to the Collateral Agent under each Security Document (it being understood that references to "this Agreement" or
                                                           --------------
"hereunder" in this Section 9 shall be deemed to be references to the respective
- ----------
Security Document).

          9.11  Determinations Pursuant to Security Documents.  Following the
                ---------------------------------------------
execution of the final documents relating to the Broadcasting Facility and the execution of the Collateral Agency Agreement in each circumstance where, under any provision of the applicable Security Document, the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Collateral Agent under such Security Document, the Collateral Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, only with the consent of and at the direction of the Requisite Lenders; provided, however, that no such
                                               --------  -------
consent of the Requisite Lenders shall be required with respect to any consent, determination or other matter that is, in the Collateral Agent's reasonable judgment, ministerial or administrative in nature; provided, further, however,
                                                   --------  -------  -------
that the Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any further consent from any Lender, from time to time so long as it is not actually aware of an Event of Default then in existence, to release portions of the Collateral from the security interests and Liens imposed by the applicable Security Documents in connection with any dispositions of such portions of the Collateral permitted by the terms of this Agreement (including, but not limited to, in connection with the consummation at the transactions contemplated by the Sale Documents). In each circumstance where any consent of or direction from the Requisite Lenders is required, the Collateral Agent shall, at the sole expense of the Borrower, send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Collateral Agent's proposed course of action with respect thereto. In the event the Collateral Agent shall not have received a response from any Lender within three Business Days after the date of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Collateral Agent.

          Following execution of the final documentation relating to the Broadcasting Facility and the execution of the Collateral Agency Agreement determinations pursuant to the Security Documents shall be made in accordance with the Collateral Agency Agreement.

          9.12  Payee of Note Treated as Owner.  Each of the Borrower and the
                ------------------------------
Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until such Note has been assigned in accordance with
Section 10.04(b). Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

          SECTION 10.  Miscellaneous.
                       -------------

          10.01  Payment of Expenses; Indemnification, Etc.  The Borrower
                 -----------------------------------------
agrees, whether or not the transactions herein contemplated are consummated:

          (a) to pay promptly all (i) reasonable out-of-pocket costs, fees and expenses of each of the Agents and the Collateral Agent in connection with the negotiation, preparation, execution, administration and delivery of the Credit Documents and the documents and instruments referred to therein (including the creation and perfection of the Liens in favor of the Lenders) and consummation of the transactions contemplated by the Credit Documents, including audit fees, syndication expenses, both inside allocable and outside counsel fees and disbursements (including the reasonable fees and disbursements of each of Cahill Gordon & Reindel, Dow, Lohnes & Albertson, FCC counsel to the Agents and each other special and local counsel to the Agents), (ii) reasonable out-of-pocket expenses accrued prior to the Funding Date related to the provision of consulting services by consultants engaged by the Borrower at the request of any Agent and approved by the Borrower, (iii) reasonable out-of-pocket costs, fees and expenses (including the reasonable fees and disbursements of counsel to the Agents) of each of the Agents and the Collateral Agent incurred in connection with any amendment, waiver or consent relating to any Credit Document, whether or not any such amendment, waiver or consent is executed or becomes effective and (iv) out-of-pocket costs, fees and expenses (including the reasonable fees of counsel to the Agents) of each of the Agents and the Collateral Agent and each Lender incurred in connection with the enforcement of any Obligations of, or the collection of any payments due from, any Loan Party under the Credit Documents to which it is party by reason of any Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings, or otherwise;

          (b) to pay, and hold each of the Lenders and Agents harmless from and against, any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders and Agents, harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and

          (c)   to indemnify the Indemnitees (each, an "Indemnitee" and
                                                      ----------
     collectively, the "Indemnitees") from and hold each of them harmless
                        -----------
     against any and all Losses resulting from, arising out of, in any way related to or by reason of, (i) the execution, delivery, performance, administration or enforcement of any Transaction Document, (ii) the statements contained in, the financing transactions contemplated by or the use by any Company of the Commitment Letter, the Term Sheet (as defined in the Commitment Letter) or the Fee Letters, (iii) the Lenders' agreement to make the Loans, (iv) the use or intended use of the proceeds of any Loans hereunder or the use of any Collateral (including the exercise by any of the Agents or Lenders of rights and remedies or any power of attorney with respect thereto and any action or inaction of any of the Agents or Lenders under any Security Document), (v) the consummation of any other transactions contemplated in any Transaction Document or (vi) the performance by the Administrative Agent of its duties under Section 10.04(b); provided, however, that neither the Borrower nor any other Loan
               --------  -------
     Party pursuant to any other Credit Document shall be liable under this
     Section 10.01(c) to an Indemnitee to the extent any Loss arises from the gross negligence or bad faith of such Indemnitee.

          To the extent that the undertaking to indemnify and hold harmless set forth in this Section 10.01 is unenforceable because it is violative of any law or public policy or otherwise, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Indemnitees.

          The Borrower also agrees on its own behalf and on behalf of the other Loan Parties that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Loan Party or any Loan Party's security holders or creditors resulting from, arising out of, in any way related to or by reason of, any matter referred to in clauses (i)-(vi) of the first paragraph of this Section 10.01(c), except to the extent that any Loss arises from the gross negligence or bad faith of such Indemnitee.

          In the event that any Indemnitee is requested or required to appear as a witness in any Proceeding brought by or on behalf of or against the Borrower or any Affiliate of the Borrower in which such Indemnitee is not named as a defendant, the Borrower agrees to reimburse each Indemnitee for all reasonable out-of-pocket expenses and all reasonable allocable costs of in-house legal counsel incurred by each Indemnitee in connection with such Indemnitee's appearing and preparing to appear as such a witness, including the reasonable fees and disbursements of each Indemnitee's legal counsel.

          The Borrower agrees on its own behalf and on behalf of each other Loan Party that, without the prior written consent of the Agents and the Requisite Lenders (not to be unreasonably withheld), no Loan Party will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 10.01 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release reasonably satisfactory to the Agents and the Requisite Lenders of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

          10.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by the Borrower at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender

(including by branches and agencies of such Lender wherever located) to or for the credit or the account of any Loan Party against and on account of the Obligations and liabilities of such Loan Party to such Lender under this Agreement or under any other Credit Document, including all interests in Obligations of such Loan Party purchased by such Lender pursuant to Section 10.06(b), and all other claims of any nature or description arising out of or connected with any Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding the foregoing, any Lender exercising any right to setoff hereunder shall promptly thereafter deliver to the Agents and the Borrower a written notice thereof; provided, however, that any failure to deliver such notice shall not,
         --------  -------
in any event, limit such Lender's or any other Lender's setoff rights hereunder or otherwise.

          10.03  Notices.  (a)  Except as otherwise expressly provided herein,
                 -------
all notices and other communications provided for hereunder shall be in writing and mailed, telegraphed, telexed, cabled, sent by a nationally recognized express courier or delivered by hand to the addresses set forth on, with respect to the Lenders, Annex II and, with respect to the Agents, Annex I; or, at such
                --------                                  -------
other address as shall be designated by any party in a written notice to the other parties hereto as provided in this Section 10.03. All such notices and communications shall be effective at the earliest to occur of receipt, three Business Days after deposit in the United States mail, one Business Day after delivery to a nationally recognized express courier, delivery to a telegraph or cable company and telephone confirmation of receipt of telex or telecopier communication; provided, however, that notices and communications to the
               --------  -------
Borrower or any of the Agents shall not be effective until actually received by the Borrower, such Agent or Administrative Agent, respectively.

          (b) Any Lender giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agents, and the Administrative Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

          (c) Each of the Lenders and Agents may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any other Credit Document) purportedly made by or on behalf of any Loan Party, and none of the Agents or Lenders shall have any duty to verify the identity or authority of any Person giving such notice.

          10.04  Benefit of Agreement;

                 Assignments; Participations.
                 ---------------------------

          (a)   Benefit.  This Agreement shall be binding upon and inure to the
                -------
benefit of and be enforceable by the parties hereto, all future holders of the Notes, and their respective successors and assigns; provided, however, that no
                                                    --------  -------
Loan Party may assign or transfer any of its rights, interests or obligations under any Credit Document without the prior written consent of each Lender except as specifically permitted by any such Credit Document; provided, further,
                                                              --------  -------
however, that the rights of each Lender to transfer, assign or grant
- -------
participations in its rights or obligations hereunder shall be limited as set forth below in this Section 10.04.

          (b)   Assignments. Any Lender may at any time assign all or any part
                -----------
of such Lender's Loans, Notes or Commitments, but only to (x) its parent company, any Affiliate of such Lender or any other Lender or (y) one or more commercial banks, financial institutions, "accredited investors" or "qualified institutional buyers" (as defined in SEC Regulation D and SEC Rule 144A, respectively); provided, however, that (i) such assignment shall be made
               --------  -------
pursuant to an Assignment Agreement substantially in the form of Exhibit L and
                                                                 ---------
(ii) in the case of any assignment to a Person specified in clause (y), (A) such assignment shall be made only with the prior written consents of each of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld or delayed; provided, however, that no consent of the Borrower shall be
                     --------  -------
required if any Default or Event of Default has occurred and is continuing at the time of such assignment, and (B) if such assignment is for less than all of such assigning Lender's remaining rights and obligations under this Agreement and the other Credit Documents, (I) such assigning Lender shall retain, after such assignment, a minimum principal amount of $5,000,000 of the Commitments or Loans (as applicable) and (II) such assignment shall be in an aggregate principal amount of not less than $5,000,000 of the Commitments or Loans (as applicable).

          To effect any assignment pursuant to this Section 10.04(b), the assigning Lender shall deliver to the Administrative Agent and the Borrower, (1) a written notice of assignment in the form of Exhibit M, (2) a copy of any
                                              ---------
consents required by clause (ii)(A) above, (3) a copy of a properly executed and delivered Assignment Agreement required by clause (i) above and (4) if the assignee was not a Lender prior to the assignment, a fee of $3,500 in connection with the Administrative Agent's processing and recording of such assignment. Within one Business Day of receiving the foregoing, the Administrative Agent shall record such assignment in the Register and give notice of effectiveness thereof to the Borrower, the Agent and each Lender. The assignment shall be deemed effective at the close of business on the date of such recordation or such later date specified in the Assignment Agreement as the Settlement Date. Upon such effectiveness, the assignee shall become a "Lender" for all purposes of this
                                            ------
Agreement and the other Credit Documents and to the extent of such assignment, the assigning Lender shall, except with respect to Sections 9.07 and 10.01 and, with respect only to liabilities thereunder to such Lender that accrued or otherwise arose by reason of circumstances or events prior to such assignment, Sections 1.08, 1.09 and 2.05, relinquish its rights and be relieved of its obligations hereunder with respect to the Commitments or the Notes and Loans (as applicable) being assigned. Prior to such effectiveness, all amounts owing to the assigning Lender with respect to such Loans shall remain owing by the Borrower to such assigning Lender. If requested by the assignee Lender, the Borrower shall, at the sole expense of the Borrower and in exchange for the Note being assigned, issue one or more new Notes to the assignee in accordance with the terms of the Notes being assigned.

          (c)   Participations.  Any Lender may at any time transfer, grant or
                --------------
sell participations in all or any part of such Lender's Loans and Notes or Commitments (as applicable) to any Person; provided, however, that, except as
                                           --------  -------
provided in the next sentence, (i) such Lender shall remain a "Lender" for all
                                                               ------
purposes of this Agreement and the transferee of such participation shall not constitute a Lender hereunder; (ii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents; and (iii) no participant (unless and only to the extent such participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or any other Credit Document, except that such Lender may agree with such participant that such Lender will not, without such participant's consent, agree to any amendment or waiver of this Agreement described in Section 10.12(i)-(ii). Notwithstanding the foregoing, any such participant shall be considered to be a "Lender" for purposes of Sections 1.08, 1.09, 2.05, 10.01, 10.02 and 10.06 with
 ------
respect to its participation; provided, however, that no participant shall be
                              --------  -------
entitled to receive any greater amount pursuant to Section 1.08, 1.09 or 2.05 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred.

          (d)   Assignments to Federal Reserve Bank.  Nothing in this Section
                -----------------------------------
10.04 shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

          (e)   Information to Transferees. The Borrower on its own behalf and
                --------------------------
on behalf of each of its Subsidiaries authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender's possession concerning any Company which has been delivered to such Lender by or on behalf of any Company pursuant to any Credit Document or which has been delivered to such Lender by any Company in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries prior to entering into this Agreement; provided, however, that any information not
                              --------  -------
publicly available (i.e., through SEC filings, press releases, etc.) shall be
                    ---
deemed to be designated by the Borrower to be material non-public information and such Lender may so disclose such information only if such Transferee or prospective Transferee agrees to hold such information confidential in accordance with the provisions of Section 10.21. In addition, each of the Agents may furnish any information concerning any Company in such Agent's possession to any Affiliate of such Agent. The Borrower shall and shall cause each of its Subsidiaries to assist any Lender in effectuating any assignment or participation pursuant to this Section 10.04 (including during syndication) in whatever manner such Lender reasonably deems necessary, including the participation in meetings with prospective Transferees.

          (f)   Register.  The Administrative Agent shall maintain at its
                --------
address specified in Section 10.03 a copy of each Assignment Agreement delivered to and accepted by it and a register in which it shall record the names and addresses of the Lenders and the Commitment of, or principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest
- --------
error, and the Loan Parties, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Agent or any Lender at any reasonable time and from to time upon reasonable prior notice.

          10.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of any of the Agents or Lenders in exercising any right, power or privilege under any Credit Document and no course of dealing between any Company and any of the Agents or Lenders shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege under such Credit Document. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any of the Agents or Lenders would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any of the Agents or Lenders to any other or further action in any circumstances without notice or demand.

          10.06  Payments Pro Rata; Ratable Sharing.  (a)  The Administrative
                 ----------------------------------
Agent agrees that promptly after its receipt of each payment from or on behalf of any Loan Party in respect of any Obligations of such Loan Party, it shall distribute such payment to the Lenders based upon their respective Pro Rata Shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each Lender and each subsequent holder by acceptance of a Note agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Notes, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Lenders pro rata based on their respective shares of the
                         --- ----
Obligations with respect to which such payment was received, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Notes,
(ii) if any of them shall exercise any right of counterclaim, setoff, banker's lien or similar right with respect to amounts owed by any Loan Party hereunder or under the Notes that Lender or holder, as the case may be, shall apportion the amount recovered as a result of the exercise of such right pro rata in
                                                               --- ----
accordance with each Lender's Pro Rata Share, and (iii) if any of them shall thereby through the exercise of any right of counterclaim, setoff, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest due with respect to the Notes held by the Lender or holder, or any other amount payable hereunder which is greater than the proportion received by any other holder of the Notes in respect of the aggregate amount of principal and interest due with respect to the Notes held by it or any other amount payable hereunder that Lender or that holder of the Notes receiving such proportionately greater payments shall (y) notify each other Lender and the Agent of such receipt and (z) purchase for cash, without recourse or warranty, participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Notes held by the other holders so that all such recoveries of principal and interest with respect to the Notes shall be proportionate to their respective Pro Rata Shares; provided,
                                                                      --------
however, that if all or part of such proportionately greater payment received by
- -------
such purchasing holder is thereafter recovered from such holder, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that holder to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement.

          10.07  Accounting Principles; Calculations.
                 -----------------------------------
(a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all Financial Statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

          (b) All computations of interest and fees hereunder shall be made on the actual number of days elapsed over a year of 365 days; provided, however,
                                                           --------  -------
that all computations of interest on LIBOR Loans shall be made on the actual number of days elapsed over a year of 360 days.

          10.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.  (a)  THIS
                 ------------------------------------------------
AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

          (b) ANY PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT. THE BORROWER ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE RESPECTIVE COMPANY AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 10.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER COMPANY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE BORROWER IRREVOCABLY AGREEING IN WRITING TO SERVE,

AS ITS AND SUCH COMPANY'S AGENT TO RECEIVE ON SUCH COMPANY'S BEHALF, SERVICE OF ALL PROCESS IN ANY PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE BORROWER ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY SO SERVED AT ITS ADDRESS PROVIDED IN SECTION 10.03 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE BORROWER REFUSES TO RECEIVE AND FORWARD SUCH SERVICE, THE BORROWER HEREBY AGREES ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER COMPANY THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

          (c) THE BORROWER ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          10.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

          10.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
Effective Date. The Administrative Agent will give the Borrower, the Parent and each Lender prompt written notice of the Effective Date.

          10.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          10.12  Amendment or Waiver.  Neither this Agreement nor any other
                 -------------------
Credit Document nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by the Requisite Lenders; provided, however, that no such
                                               --------  -------
amendment,
waiver, discharge or termination shall, without the prior written consent of each affected Non-Defaulting Lender and the Agents: (i) extend the scheduled final maturity (which expressly shall not include the exercise of the Extension Option) of any Loan or Note, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect; (ii) release all or substantially all of the Collateral or Guarantees (except as expressly permitted by the Credit Documents); (iii) amend or waive any provision of this Section, or Section 1.06(d), 1.09, 2.02, 2.05, 9.07, 10.01, 10.02, 10.04, 10.06 or 10.07(b); (iv)
reduce any percentage specified in, or otherwise modify, the definition of Requisite Lenders or Applicable Lenders; or (v) consent to the assignment or transfer by the Borrower or the Parent of any of its rights and obligations under any Credit Document; provided, further, however, that any provision of any
                           --------  -------  -------
Credit Document that, by its express terms, requires the agreement or consent of
(A) all Lenders, shall not be amended, waived, discharged or terminated without the prior written consent of all Lenders or (B) the Applicable Lenders, shall not be amended, waived, charged or terminated without the prior written consent of the Applicable Lenders. No provision of Section 9 may be amended without the prior written consent of the Agents. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or consent on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. In the case of any waiver effected in accordance with this
Section 10.12, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights under each Credit Document, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any amendment, termination, waiver or consent effected in accordance with this Section 10.12 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by the Borrower, on the Borrower and the other Loan Parties.

          10.13  Survival.  All representations and warranties of each Loan
                 --------
Party contained herein or in any other Credit Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery of, this Agreement or any other Credit Document, any investigation by (or on behalf of) or knowledge of any of the Agents or Lenders, the making of any Loan or any other event or condition whatsoever. All covenants and agreements of each Loan Party contained herein or in any other Credit Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrower under any Credit Document to make payments to or indemnify any Indemnitee including pursuant to Sections 1.08, 1.09, 2.05 and 10.01, shall survive the payment in full of all Obligations, cancellation of the Notes, termination of the Borrower's right to borrow, and all other events and conditions whatsoever. In addition, all obligations of each Lender under the Credit Documents to make payments to or indemnify the Agents shall survive the payment in full by the Loan Parties of all Obligations, termination of the Borrower's right to borrow and all other events or conditions whatsoever.

          10.14  WAIVERS.  (a)  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY
                 -------
IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract, claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Each party hereto further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS OR REPLACEMENTS TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          (b) The Borrower, on behalf of itself and each of the other Loan Parties, waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages from any of the Agents or Lenders in any Proceeding in connection with, arising out of, or in any way related to the transactions contemplated herein or in any other Credit Document.

          (c) The Borrower, on its own behalf and on behalf of each of the other Loan Parties, hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and any requirement that any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Loan Party or any other Person or any collateral or other direct or indirect security for any of the Obligations.

          10.15  Independence of Representations, Warranties and Covenants.  The
                 ---------------------------------------------------------
representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

          10.16  Severability; Modification to Conform to Law.  It is the
                 --------------------------------------------
intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          10.17  Obligations Several; Independent Nature of Lenders' Rights.
                 ----------------------------------------------------------
The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any Proceeding for such purpose. Notwithstanding the foregoing, each Lender agrees that no Lender shall have any right individually to seek to enforce any Security

Document or to realize upon the security granted by the Security Documents, it being understood that such rights and remedies may be exercised only by the Collateral Agent for the benefit of the Secured Parties.

          10.18  Prior Understandings.  This Agreement and the other Credit
                 --------------------
Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein, except that the following shall continue to remain in effect: (a) the Commitment Letter and (b) each of the Fee Letters.

          10.19  Agent's or Lender's Consent.  Except in those circumstances as
                 ---------------------------
may otherwise be expressly provided for in this Agreement, whenever the consent of any of the Agents or Lenders is required to be obtained under any Credit Document as a condition to any action, inaction, condition or event, such Person shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

          10.20  Confidentiality.  Each Lender and each Agent agrees to keep all
                 ---------------
non-public information obtained by it pursuant hereto and the other Credit Documents confidential in accordance with such Lender's or such Agent's customary practice and agrees that it will only use such information in connection with the transactions contemplated by the Credit Documents and not disclose any of such information other than (i) to such Lender's or such Agent's partners, joint venture partners, parent company, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by the Credit Documents and who are advised of the confidential nature of such information,
(ii) to the extent such information presently is or hereafter becomes available to such Lender or such Agent on a non-confidential basis from a source other than any Loan Party, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by regulators or auditors or may be necessary in connection with any Proceeding and (iv) as permitted by
Section 10.04(e).

          SECTION 11.  Definitions.
                       -----------

          11.01  Definitions.  As used herein, the following terms shall have
                 -----------
the meanings herein specified unless the context otherwise requires:

          "Additional Collateral" means any property or asset of the type that
           ---------------------
would have constituted Collateral at the Funding Date acquired by any Loan
Party.

          "Administrative Agent" shall have the meaning assigned to that term in
           --------------------
the first paragraph to this Agreement and in Section 9.09 hereof.

          "Administrative Agent's Fee Letter" shall mean that certain fee letter
           ---------------------------------
between First Union and the Borrower.

          "Administrative Agent's Office" shall mean the office of the
           -----------------------------
Administrative Agent located at 301 South College Street, Charlotte, North Carolina 28288, or such other office in New York, New York as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Additional Loan Party(ies)" shall mean any Subsidiary of the Borrower
           --------------------------
formed or acquired after the date hereof which is required by the terms of
Section 5.17 hereof to execute a Guarantee and/or Security Documents.

          "Affiliate" shall mean, with respect to any specified Person, any
           ---------
other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Affiliate Transaction(s)" shall have the meaning assigned to such
           ------------------------
term in Section 6.09(2).

          "Agent" shall have the meaning assigned to that term in the first
           -----
paragraph of this Agreement and in Section 9.09 hereof.

          "Agents" shall mean the Agent and the Administrative Agent,
           ------
collectively.

          "Agent's Office" shall mean the office of the Agent located at World
           --------------
Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, or such other office in New York, New York as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Agreement" shall mean this Credit Agreement.
           ---------

          "Amount of Unfunded Benefit Liability" shall mean, with respect to any
           ------------------------------------
Pension Plan, the excess of (a) the current liability (as defined in Section 412(1)(7) of the Code) with respect to such Pension Plan over (b) the fair market value of the assets of such Pension Plan.

          "Applicable Borrowing Margin" for any Loan shall mean:
           ---------------------------

          A. prior to an Increase Event, (i) with respect to Base Rate Loans, 2.50% and (ii) with respect to LIBOR Loans, 3.50%;

          B. on and after an Increase Event, (i) with respect to Base Rate Loans, 4.0% and (ii) with respect to LIBOR Loans, 5.0%;

provided, however, that upon the occurrence and during the continuance of any
- --------  -------
Event of Default under Section 7.01, each such Applicable Borrowing Margin determined pursuant to clauses A and B above shall be increased by 2.0%.

          "Applicable Lenders" shall mean, with respect to decisions involving
           ------------------
the removal of any Agent pursuant to Section 9.09, Non-Defaulting Lenders (other than any Agent which is a Lender the removal of which is being sought pursuant to Section 9.09) holding not less than 66-2/3% of the Total Commitments or total Loans then outstanding (as applicable) held by the Non-Defaulting Lenders (other than any such Agent).

          "Asset Sale" shall mean the sale, lease, conveyance or other
           ----------
disposition, to the extent consummated after the Funding Date, by any member of the Borrower Group to any Person other than any other member of the Borrower Group which is a Loan Party, of (i) any shares of stock of any Subsidiary of the Borrower or (ii) any assets (including by way of a sale-and-leaseback) of the Borrower Group (other than, solely for purposes of Section 2.02a(ii), (1) transactions included in the definition of Financing Proceeds and (2) the trade-in or replacement of assets by the Borrower Group In the Ordinary Course of the Borrower Group).

          "Authorized Officer" shall mean the President and the Chief Financial
           ------------------
Officer of the Borrower and any other senior officer of the Borrower designated as such in writing to the Agents by the Borrower and acceptable to the Agents.

          "Bankruptcy Code" shall mean Title 11 of the United States Code
           ---------------
entitled "Bankruptcy," as now and hereafter in effect.

          "Base Rate" shall mean, at any time, the fluctuating rate of interest
           ---------
per annum equal to the greater of (a) the rate of interest most recently
- ---------
determined by the Administrative Agent as its "Base Rate", (b) the Federal Funds Rate plus 1.00% and (c) the CD Rate plus 1.00%. The Base Rate is not
     ----                           ----
necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

          "Base Rate Loan" shall mean each Loan bearing interest at the rate
           --------------
provided in Section 1.06(a)(i).

          "Borrower" shall have the meaning assigned to that term in the
           --------
introduction to this Agreement.

          "Borrower Group" shall mean (i) the Borrower, PBI and PBI's
           --------------
Subsidiaries and (ii) any member of such group.

          "Borrower Material Adverse Effect" shall mean a Material Adverse
           --------------------------------
Effect with respect to the Borrower.

          "Borrowing" shall mean a group of Loans of a single Type made (or
           ---------
converted or continued) by the Lenders on a single date and as to which a single Interest Period is in effect.

          "Broadcast Licenses" shall mean the licenses, permits and
           ------------------
authorizations that are, as of any date of determination, required by the FCC with respect to the operation of the Stations including those listed on Schedule
                                                                        --------
4.25A, and all modifications, extensions and renewals thereof.
- -----

          "Broadcasting Facility" shall mean the revolving credit facility
           ---------------------
entered into by PBI and certain of its Subsidiaries and the lenders named therein and all related documents and instruments (including schedules and exhibits related thereto) executed in connection therewith, collectively, all of which documents shall be consistent with the terms of the commitment letter with respect thereto previously delivered to the Lenders, as amended, modified or supplemented from time to time.

          "Broadcasting Indenture" shall mean the indenture (including all
           ----------------------
exhibits thereto), dated May 13, 1996, among PBI and IBJ Schroder Bank & Trust Company, as trustee, pursuant to which the Broadcasting Notes are to be issued, in the form previously delivered to the Lenders.

          "Broadcasting Notes" shall mean the $235,000,000 aggregate principal
           ------------------
amount of Senior Subordinated Notes due 2006 of PBI.

          "Broadcasting Note Documents" shall mean (i) the Broadcasting
           ---------------------------
Indenture, (ii) the purchase agreement relating to the purchase of the Broadcast Notes and (iii) all related documents and instruments (including schedules and exhibits related thereto) executed in connection therewith, collectively, in the forms previously delivered to the Agents.

          "Business Day" shall mean (i) for all purposes other than as covered
           ------------
by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in Charlotte, North Carolina or the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

          "Capital Expenditures" of any Person shall mean, for any period, the
           --------------------
aggregate gross increase during that period, in the property, plant or equipment reflected in the consolidated balance sheet of such Person and its Subsidiaries, but excluding expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or
(ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced; provided, however, that (x) Capital
                                           --------  -------
Expenditures shall in any event include the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment and (y) there shall be excluded from the calculation of Capital Expenditures any expenditures made prior to the Funding Date.

          "Capital Lease" of any Person shall mean any lease of any property
           -------------
(whether real, personal or mixed) by that Person as lessee which is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

          "Capitalized Lease Obligations" of any Person shall mean all
           -----------------------------
obligations under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities.

          "Cash Collateral" shall mean all Cash and Cash Equivalents held by the
           ---------------
Collateral Agent under any of the Security Documents.

          "Cash Equivalents" means (i) securities with maturities of one year or
           ----------------
less from the date of acquisition issued, fully guaranteed or insured by the United States Government or any agency thereof, (ii) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition, (iii) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, and (iv) money market accounts or funds with or issued by Qualified Issuers.

          "Cash Proceeds" shall mean, with respect to any Asset Sale or
           -------------
Destruction, the aggregate cash payments received by the Borrower Group from such Asset Sale or Destruction.

          "CD Rate" shall mean, on any day, the sum (rounded upward to the
           -------
nearest 1/100th of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15(519) as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Collateral" shall mean all of the Pledged Collateral, Pledged
           ----------
Securities, Cash Collateral and Additional Collateral.

          "Collateral Agency Agreement" shall mean the Collateral Agency
           ---------------------------
Agreement executed by the parties listed on the signature pages thereto, substantially in the form of Exhibit P (except for such changes therein as shall have been approved by the Borrower, the Agents and the Requisite Lenders.

          "Collateral Agent" shall have the meaning assigned to that term in the
           ----------------
first paragraph of this Agreement.

          "Commitment" shall mean, with respect to each Lender, the amount set
           ----------
forth opposite such Lender's name on Annex II directly below the column entitled
                                     --------
"Commitment," as same may be reduced from time to time pursuant to assignment in accordance with Section 10.04.

          "Commitment Letter" shall mean that certain commitment letter among
           -----------------
Merrill Lynch and the Borrower dated May 3, 1996, and the term sheet attached thereto and incorporated therein.

          "Communications Act" shall mean the Communications Act of 1934, as
           ------------------
amended (including the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992), and all rules and regulations of the FCC, in each case as from time to time in effect.

          "Companies" shall mean the Borrower and its Subsidiaries,
           ---------
collectively; and "Company" shall mean any of them.
                   -------

          "Compliance Certificate" shall mean a certificate substantially in the
           ----------------------
form of Exhibit I, executed by the chief financial officer, controller, chief
        ---------
accounting officer or other Authorized Officer of the Borrower delivered pursuant to Section 5.01(f) demonstrating in reasonable detail compliance with Sections 6.05 and 6.10(a) and (b).

          "Confidential Memorandum" shall mean the Confidential  Memorandum,
           -----------------------
dated April, 1996 and all written supplemental material thereto prepared by, or on behalf of, the Borrower and transmitted to the Lenders prior to the Funding Date.

          "Consolidated Cash Interest Expense" shall mean, for any period, for
           ----------------------------------
any Person, Consolidated Interest Expense of such Person, but excluding, however, amortization of debt discount, deferred financing costs and interest expense not payable in cash during such period.

          "Consolidated EBITDA" shall mean, for any period, the Consolidated Net
           -------------------
Income of PBI and its Subsidiaries for such period, plus, without duplication,
(i) extraordinary net losses and net losses realized on any sale or disposition of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of PBI and its Subsidiaries for such period, plus (iv) depreciation, amortization and all other non-cash charges (excluding non-cash charges associated in working capital and other balance sheet changes In the Ordinary Course), to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles), plus (v) the difference of (A) the amount of cash payments actually received by the PBI and its Subsidiaries under its network affiliation agreements less (B) the actual amount of revenue recognized thereunder in accordance with GAAP; provided, however, that to the
                                               --------  -------
extent not previously deducted in determining Consolidated Net Income, the portion of corporate overhead of the Borrower allocated to PBI and its Subsidiaries, if any, shall be deducted in determining Consolidated EBITDA.

          "Consolidated Interest Expense" for any Person shall mean, for any
           -----------------------------
period, the sum of (i) the interest expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under Interest Rate Agreements (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of all Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period, and all capitalized interest of such Person and its Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Consolidated Net Income" shall mean, for any period, for any Person,
           -----------------------
the net income (loss) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto) together with any related provisions for taxes,
(ii) the portion of net income (or loss) of such Person and its Subsidiaries allocable to interests in unconsolidated Persons, except to the extent of the amount of dividends or distributions actually paid in cash to such Person or its Subsidiaries by such other Person during such period (subject in the case of any such dividend or distribution to any of such Person's Subsidiaries to the limitations set forth in clause (v) below) (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including, without limitation, pursuant to sale-and-leaseback transactions) other than in the ordinary course of business together with any related provisions for taxes, (v) the net income of any of such Person's Subsidiaries to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income to such Person is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders (regardless of any waiver in respect thereof), and (vi) the net income of any Person prior to the merger or consolidation with or into such Person.

          "Consolidated Rental Payments" shall mean, for any period, the
           ----------------------------
aggregate amount of all rents paid or to be incurred under all Capital Leases and Operating Leases of the Borrower and its Subsidiaries as lessees (net of sublease income).

          "Consolidated Total Debt" shall mean, with respect to any Person, on
           -----------------------
any date, without duplication, the aggregate outstanding principal amount of Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Contingent Obligations" shall mean, as to any Person, without
           ----------------------
duplication, any obligation of such Person guaranteeing or expressly intended to guarantee by its terms any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any
  -------------------                             ---------------
manner, whether
directly or indirectly, including any obligation of such Person, whether or not contingent, to (a) purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) advance or supply funds
(i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided,
                                                                  --------
however, that the term Contingent Obligation shall not include endorsements of
- -------
instruments for deposit or collection In the Ordinary Course. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person reasonably and in good faith.

          "Contractual Obligation", as applied to any Person, shall mean any
           ----------------------
provision of any security issued by that Person, any provision of any indenture, security agreement, mortgage, deed of trust or loan agreement and any provision of any material contract, undertaking, agreement or other instrument, in each case to which that Person is a party or by which it or any of its properties or assets is bound or to which it or any of its properties is subject.

          "Credit Documents" shall mean (i) this Agreement, (ii) each Note,
           ----------------
(iii) each Guarantee and (iv) each Security Document.

          "Credit Party" shall mean (i) Parent, (ii) PNI and (iii) each member
           ------------
of the Borrower Group; and "Credit Parties" shall mean all such Persons
                            --------------
collectively.

          "Default" shall mean any event, act or condition which with notice or
           -------
lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean (i) any Lender that fails in its
           -----------------
obligation to fund any Loan pursuant to Section 1.03 on the Funding Date and such failure continues for five Business Days; (ii) any Lender as to which any event of the type described in Section 7.05 occurs (with all references in such Section to any Person being deemed to be references to such Lender); or (iii) any

Lender as to which any Governmental Authority (including the OTS, RTC, FDIC, OCC or Federal Reserve Board) directly or indirectly seizes, takes possession of or undertakes, authorizes or orders similar action with respect to, or authorizes, or orders the liquidation, dissolution, winding up, sale, transfer or other disposition of, or takes steps or institutes proceedings or otherwise proceeds to liquidate, dissolve, wind up, sell, transfer or otherwise dispose of, such Lender or all or any part of such Lender's property or appoints or authorizes or orders the appointment of a receiver, liquidator, sequestrator, trustee, custodian, conservator or other officer or entity having similar powers over such Lender or over all or any part of such Lender's property.

          "Destruction" shall have the meaning assigned to that term in the
           -----------
General Security Agreements.

          "Determination Date" shall mean, as used in connection with any
           ------------------
certificate, report or calculation delivered or made hereunder, the date (which shall be specified in such certificate, report or calculation) as of which the determinations in such certificate, report or calculation are made.

          "Disqualified Stock" means (i) any Preferred Stock of any Subsidiary
           ------------------
and (ii) any Capital Stock of the Borrower that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the stated maturity of the Loans.

          "Dividend(s)" shall have the meaning assigned to such term in Section
           -----------
6.08.

          "Dollars" shall mean United States Dollars.
           -------

          "Effective Date" shall mean the date on which the Borrower and each of
           --------------
the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Administrative Agent's Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it.

          "Employee Benefit Plan" shall mean any "employee benefit plan" as
           ---------------------
defined in Section 3(3) of ERISA which is or has been maintained or to which contributions are or have been made by any Company or any ERISA Affiliate of any Company or as to which any Company or any ERISA Affiliate of any Company may have any liability.

          "Environment" shall mean any surface water, ground water, drinking
           -----------
water supply, land surface or subsurface strata, ambient air and includes any indoor location.

          "Environmental Affiliate" shall mean, with respect to any Person, any
           -----------------------
other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained or assumed or otherwise is liable for (by law, agreement or otherwise).

          "Environmental Approvals" shall mean any Governmental Consent pursuant
           -----------------------
to or required under any Environmental Law.

          "Environmental Authorizations" shall have the meaning assigned to such
           ----------------------------
term in Section 4.21(a).

          "Environmental Claim" shall mean, with respect to any Person, any
           -------------------
Proceeding, investigation, notice, claim, complaint, demand, written request for information or other written communication by any other Person (including to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory, cleanup, remedial, removal, response, abatement, closure and monitoring costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by such Person.

          "Environmental Laws" shall mean all Federal, state, local and foreign
           ------------------
laws, codes, regulations, ordinances, requirements, directives, orders, common law, and administrative or judicial interpretations thereof that may be enforced by any Governmental Authority or court, relating to pollution, the protection of human health, the protection of the Environment, or the emission, discharge, disposal or other release or threatened release of Hazardous Material in or into the Environment.

          "Environmental Notice" shall mean any notice or claim by any Person
           --------------------
alleging liability (including potential liability for investigatory costs, cleanup costs, governmental costs, compliance costs or harm, injuries or damages to any person, property, natural resources, or any fines or penalties) arising out of, based upon, resulting from or relating to any Environmental Law.

          "Environmental Notifications" shall mean all necessary notifications,
           ---------------------------
registrations and filings required under Environmental Laws in connection with this Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" of any Person shall mean any entity, whether or not
           ---------------
incorporated, which is under common control or would be considered a single employer with such Person within the meaning of Section 414 of the Code or within the meaning of Section 4001(b) of ERISA.

          "ERISA Event" shall mean (i) a "reportable event" within the meaning
           -----------
of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan or to appoint a trustee to administer a Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by any Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under
Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; or (ix) the failure to make any payment or contribution to any Pension Plan or the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security.

          "Escrow Agreements" shall mean the Interest Escrow Agreement and the
           -----------------
Tax Escrow Agreement, collectively.

          "Event of Default" shall have the meaning assigned to that term in
           ----------------
Section 7.

          "Excess Cash Flow" shall mean, without duplication, for any Person for
           ----------------
any period for which such amount is being determined, Consolidated EBITDA for such period after deducting the amount of any cash paid during such period for taxes of such Person and its consolidated Subsidiaries and any Consolidated Cash Interest Expense of such Person paid during such period, minus (i) any amount of
                                                         -----
gain included in both (x) Consolidated Net Income and (y) any Net Cash Proceeds, Financing Proceeds, Radio Property Proceeds or Termination Proceeds required to be applied to the prepayment of the Loans pursuant to Section 2.02(a), minus
                                                                       -----
(ii) the aggregate amount of Capital Expenditures of the Borrower Group that are paid other than from (a) the proceeds of Indebtedness or (b) capital contributions to the Borrower in such period and minus (iii) Dividends paid
                                                 -----
pursuant to Section 6.08(ii) to the extent in compliance therewith.

          "Exchange Act" shall mean the United States Securities Exchange Act of
           ------------
1934 and the rules and regulations promulgated thereunder.

          "Existing Credit Agreement" shall mean the Credit Agreement dated as
           -------------------------
of May 11, 1995 among Parent, the Borrower and its Subsidiaries and the Employees' Retirement System of Alabama and the Teacher's Retirement System of Alabama and all agreements and other documents executed in connection therewith and as amended.

          "Existing Debt" shall mean the Indebtedness of the Borrower and its
           -------------
Subsidiaries set forth on Schedule 4.20.
                          -------------

          "Existing Loans" shall mean the loans outstanding under the Existing
           --------------
Credit Agreement.

          "Extension Option" shall have the meaning assigned to that term in
           ----------------
Section 1.10.

          "FCAA" shall mean the Federal Clean Air Act.
           ----

          "FCC" shall mean the Federal Communications Commission.
           ---

          "FDIC" shall mean the Federal Deposit Insurance Corporation.
           ----

          "Federal Funds Rate" shall mean on any one day the weighted average of
           ------------------
the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve Bank of New York, or if not so published, the average rate then used by three first class banks selected by the Agents in extending overnight loans to other first class banks.

          "Federal Reserve Board" shall mean the Board of Governors of the
           ---------------------
Federal Reserve System.

          "Fee Letters" shall mean the Administrative Agent's Fee Letter and the
           -----------
Merrill Lynch Fee Letter collectively.

          "Financial Statements" shall mean, with respect to any Person, for any
           --------------------
period, balance sheets of such Person as of the end of such period and the related statements of operations, of stockholders' equity and of cash flows for such period, each prepared in conformity with GAAP subject to, in the case of annual Financial Statements footnotes and ordinary year end adjustments; provided, however, that Financial Statements of the Borrower shall be on a
- --------  -------
consolidated and a consolidating basis which consolidating Financial Statements need not be audited.

          "Financing Proceeds" shall mean the cash (other than Net Cash
           ------------------
Proceeds) received by the Borrower or its Subsidiaries, directly or indirectly, from (i) any financing transaction of whatever kind or nature, including from any Incurrence of Indebtedness (other than any Indebtedness Incurred pursuant to Section 6.04(vii), (ix) or (x)), any mortgage or pledge of an asset or interest therein (including a transaction which is the substantial equivalent of a mortgage or pledge), from the sale of tax benefits, a lease to a third party and a pledge of the lease payments due thereunder to secure Indebtedness, a joint venture arrangement, an exchange of assets and a sale of the assets received in such exchange, the refund of a cash deposit held by a vendor of an asset other than In the Ordinary Course and consistent with past practice, or any other similar arrangement or technique whereby the Borrower obtains cash in respect of an asset, or (ii) the sale of any Capital Stock by the Borrower or any of its Subsidiaries, in each case net of direct costs associated therewith.

          "Foreign Plans" shall mean any employee benefit plan, program, policy,
           -------------
arrangement or agreement maintained or contributed to by, or entered into with, a Company with respect to employees employed outside the United States.

          "Funding Date" shall mean the date of the funding of the Loans.
           ------------

          "FWPCA" shall mean the Federal Water Pollution Control Act.
           -----

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States, applied on a basis consistent with the principles used in preparing the Financial Statements of the Borrower and its consolidated Subsidiaries as of December 31, 1995 and for the fiscal year then ended.

          "General Security Agreements" shall mean and  include, once executed
           ---------------------------
and delivered, the TV General Security Agreement, the Radio General Security Agreement and any other general security agreements delivered pursuant to
Section 5.12 or 5.15.

          "Governmental Authority" shall mean any government or political
           ----------------------
subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Governmental Consent" shall mean any material approval,
           --------------------
determination, order, consent, authorization, certificate, license, permit, franchise, concession or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority.

          "Governmental Requirements" shall mean all legal requirements in
           -------------------------
effect from time to time, including the common law and all Federal, state, local and foreign laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, Governmental Consents, demand letters, directions and requirements of all Governmental Authorities, officials and officers, and all instruments of record, foreseen or unforeseen, ordinary or extraordinary, including any change in any law or regulation or the interpretation thereof by any Governmental Authority (whether or not having the force of law), relating now or at any time heretofore or hereafter to the business or operations of any Loan Party or to any of the property owned, leased or used by any Loan Party, including the development, design, construction, acquisition, start-up, ownership and operation and maintenance of property.

          "Guarantees" shall mean and include, once executed and delivered, each
           ----------
Subsidiary Guarantee.

          "Guarantor" shall mean each Subsidiary of the Borrower which has
           ---------
executed and delivered a Guarantee.

          "Hazardous Materials" shall mean any pollutant, contaminant, hazardous
           -------------------
or toxic substance, material, constituent or waste, asbestos or asbestos containing material, petroleum or oil products, derivatives or constituents (including crude oil and any fraction thereof) or other wastes, chemicals, substances or materials subject to any Environmental Law.

          "In the Ordinary Course" shall mean, for any Person, in the ordinary
           ----------------------
course of business of such Person and on ordinary business terms.

          "Increase Event" shall mean the exercise of the Extension Option at a
           --------------
time when Loans are outstanding under this Agreement in excess of $17,500,000.

          "Incur" shall mean, with respect to any Indebtedness or other
           -----
obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings
                     ----------    --------       ---------
correlative to the foregoing).

          "Indebtedness" means, with respect to any Person, without duplication,
           ------------
and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument (ii) all Capitalized Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all obligations under Interest Rate Agreements of such Person, (v) all liabilities secured by any Lien (other than any Permitted Encumbrances) on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of the amount of the debt secured thereby or the value of the property subject to such Lien (it being understood that if such debt exceeds the value of such property, the full amount thereof shall be included in this definition),
(vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Borrower and its Subsidiaries shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, film contracts and non-interest bearing installment obligations and accrued liabilities incurred In the Ordinary Course of which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant hereto, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock.

          "Indemnitee" shall mean each of the Lenders and Agents and their
           ----------
respective officers, directors, employees, representatives, agents, attorneys-in-fact and Affiliates and each other Person, if any, controlling them or any of their Affiliates within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act.

          "Initial Lender" shall mean a Lender that is an original signatory to
           --------------
this Agreement.

          "Intercompany Notes" shall mean demand promissory notes reasonably
           ------------------
satisfactory to the Agents evidencing intercompany Indebtedness of any Wholly Owned Subsidiary of the Borrower to the Borrower (which shall be unsubordinated senior obligations of such

Subsidiary and pledged to the Collateral Agent) or of the Borrower to any Wholly Owned Subsidiary of the Borrower (which shall be subordinate to the Obligations on terms acceptable to the Agents and pledged to the Collateral Agent).

          "Interest Escrow Account" shall mean the Interest Escrow Account
           -----------------------
established in accordance with the terms of the Interest Escrow Agreement.

          "Interest Escrow Agreement" shall mean the Interest Escrow Agreement
           -------------------------
substantially in the form of Exhibit G, except for such changes therein as shall
                             ---------
have been approved by the Borrower, the Agents and the Requisite Lenders.

          "Interest Payment Date" shall mean, (i) with respect to any LIBOR
           ---------------------
Loan, the last day of the Interest Period applicable thereto and, in addition, the date of any refinancing or conversion of such LIBOR Loan, and (ii) with respect to any Base Rate Loan, the last Business Day of each calender month.

          "Interest Period" shall mean, with respect to any LIBOR Loan, the
           ---------------
interest period applicable thereto, as determined pursuant to Section 1.07.

          "Interest Rate Agreement" shall mean any interest rate swap agreement,
           -----------------------
interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Borrower or its Subsidiaries is a party.

          "Interest Rate Determination Date" shall mean, with respect to a LIBOR
           --------------------------------
Loan, the date which is two Business Days prior to the commencement of the Interest Period for such Loan.

          "Investment" of any Person shall mean (i) any direct or indirect
           ----------
purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person, (ii) any loan, advance (other than advances to employees for travel expenses, drawing accounts and similar expenditures extended In the Ordinary Course and consistent with past practice) or extension of credit (other than accounts receivable created In the Ordinary Course) to, or contribution to the capital of, any other Person, including any guarantee of Indebtedness of any other Person and any Joint Venture, (iii) any purchase of all or an integral part of the business of any other Person or the assets comprising such business or such part thereof, (iv) any commitment or option to make an investment if, in the case of an option, the consideration therefor exceeds $500,000, and

(v) any capital contribution to any other Person; and any of the foregoing shall be considered an Investment whether such investment is acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method.

          "Joint Venture" shall mean a joint venture, partnership or other
           -------------
similar arrangement, whether in corporate, partnership or other legal form.

          "Lender" and "Lenders" shall have the meanings assigned to those terms
           ------       -------
in the first paragraph of this Agreement and in Section 10.04.

          "LIBOR Base Rate" means the rate of interest determined on the basis
           ---------------
of the rate for deposits in dollars for a period equal to one month commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR Base Rate" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%) of the rate per annum at which deposits in dollars would be offered by first class banks in the London interbank market to the Administrative Agent (or the Administrative Agent's London branch) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to one month and in an amount substantially equal to the amount of the applicable Loan.

          "LIBOR Loan" shall mean any Loan bearing interest at a rate determined
           ----------
by reference to the LIBOR Rate in accordance with the provisions of Section 1.06(a)(ii).

          "LIBOR Rate" shall mean, with respect to each day during each Interest
           ----------
Period pertaining to a LIBOR Loan, a rate per annum determined for such day in
                                          --- -----
accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                                 LIBOR Base Rate
                                 ---------------
                       1.00 - LIBOR Reserve Requirements

          "LIBOR Reserve Requirements" shall mean, for any day as applied to a
           --------------------------
LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

          "Licenses" shall mean all material patents, trademarks, servicemarks,
           --------
trade names, copyrights, licenses and similar intellectual property rights but not including the Broadcast Licenses.

          "Lien" shall mean with respect to any asset, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Loan Party" shall mean each of (i) Parent, (ii) the Borrower and
           ----------
(iii) each Subsidiary of the Borrower that pledges any stock, grants any Lien or issues any guarantee pursuant to any Credit Document; and "Loan Parties" shall
                                                           ------------
mean all such Persons collectively.

          "Loan(s)" shall have the meaning assigned to such term in
           -------
Section 1.01.

          "Losses" of any Person shall mean the losses, liabilities, claims
           ------
(including those based upon negligence, strict or absolute liability and liability in tort), damages, expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened, whether or not such Person shall be designated a party thereto and whether or not such Proceeding is initiated or brought by on behalf of any Loan Party) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

          "Management Fees" shall mean, collectively, all amounts (including
           ---------------
salary and bonuses) paid, payable, distributed or distributable by any Company to any Person pursuant to any management, advisory or similar agreement or arrangement; provided, however, that Management Fees shall not include
             --------  -------
reimbursement of expenses and payment of reasonable allocable expenses (including accounting and legal services rendered by independent professionals or internal counsel) that are In the Ordinary Course with respect to the Borrower and its Subsidiaries and consistent with past practice.

          "Margin Regulation" shall mean any of Regulation G, Regulation T,
           -----------------
Regulation U and Regulation X of the Federal Reserve Board.

          "Material Adverse Effect" shall mean, with respect to any Person, (i)
           -----------------------
any material adverse effect with respect to the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency or prospects of such Person and its Subsidiaries, taken as a whole,
(ii) any material adverse effect on the ability of such Person or any of its Subsidiaries to perform in any material respect its obligations under any Transaction Document or to effect on a timely basis the transactions contemplated by any Transaction Document on the terms contemplated hereby and thereby, (iii) any adverse effect on the legality, validity, binding effect or enforceability of any Credit Document or the ability of any of the Agents or Lenders to enforce any rights or remedies under or in connection with any Credit Document or (iv) any material adverse effect on any Broadcast License. In determining whether the occurrence of any individual event or the existence of any individual condition would, or the failure of any individual event to occur or any individual condition to exist would, have a Material Adverse Effect, notwithstanding that the occurrence of such individual event or the existence of such individual condition does not, or the failure to occur of such individual event or such individual condition to exist does not, of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event or condition or failure of event or condition and all other then existing events or conditions and failures of events or conditions would have a Material Adverse Effect.

          "Material Broadcast Licenses" shall mean those Broadcast Licenses
           ---------------------------
denominated as such on Schedule 4.25A .

          "Maturity Date" shall mean the date six months after the date of the
           -------------
Initial Funding Date; provided, however, that if the Borrower has effected the
                      --------  -------
Extension Option, the Maturity Date shall be the first anniversary of the Initial Funding Date.

          "Merrill Lynch" shall have the meaning set forth in the first
           -------------
paragraph of this Agreement.

          "Merrill Lynch Fee Letter" shall mean that certain fee letter between
           ------------------------
Merrill Lynch and the Borrower dated May 3, 1996.

          "Minimum Borrowing Amount" shall mean $5,000,000.
           ------------------------

          "Multiemployer Plan" shall mean a "multiemployer plan", as defined in
           ------------------
Section 3(37) of ERISA, to which any Company or any of its ERISA Affiliates is or has been required to contribute or otherwise may have any liability.

          "Net Award" shall have the meaning assigned to that term in each
           ---------
General Security Agreement.

          "Net Cash Proceeds" shall mean, with respect to any Asset Sale or
           -----------------
Destruction, the Cash Proceeds resulting therefrom net of (i) direct expenses of sale (including customary broker's fees), (ii) the amount of any Indebtedness (other than the Loans) required to be repaid upon any such event and (iii) reasonable reserves established in accordance with GAAP for any retained liabilities or in respect of indemnities; provided, however, that expenses shall
                                          --------  -------
only include taxes to the extent that taxes are estimated to be payable in the current year or in the next succeeding year with respect to the current year as a result of such Asset Sale or Destruction; provided, further, however, that Net
                                            --------  -------  -------
Cash Proceeds shall not include any amounts or items included in the definition of Financing Proceeds or in the definition of Radio Property Proceeds.

          "Newspaper Facility" shall mean the revolving credit facility entered
           ------------------
into by PNI and its Subsidiaries and the lenders named therein and all related documents and instruments (including schedules and exhibits related thereto) executed in connection therewith, collectively, all of which documents shall be consistent with the terms of the commitment letter with respect thereto previously delivered to the Lenders as amended, modified or supplemented from time to time.

          "Newspaper Indenture" shall mean the indenture (including all exhibits
           -------------------
thereto), dated May 13, 1996, among PNI and IBJ Schroder Bank & Trust Company, as trustee, pursuant to which the Newspaper Notes are to be issued, in the form previously delivered to the Lenders.

          "Newspaper Notes" shall mean the $140,000,000 aggregate principal
           ---------------
amount of Senior Subordinated Notes due 2006 of PNI.

          "Newspaper Note Documents" shall mean (i) the Newspaper Indenture,
           ------------------------
(ii) the purchase agreement relating to the purchase of the Newspaper Notes and
(iii) all related documents and instruments (including schedules and exhibits related thereto) executed in connection therewith, collectively, in the forms previously delivered to the Agents.

          "Non-Defaulting Lender" shall mean each Lender other than a Defaulting
           ---------------------
Lender.

          "Notes" shall have the meaning assigned to that term in Section 1.04.
           -----

          "Notice of Borrowing" shall mean a written notice of Borrowing,
           -------------------
substantially in the form of Exhibit A.
                             ---------

          "Notice of Conversion/Continuation" shall mean a written notice
           ---------------------------------
substantially in the form of Exhibit C.
                             ---------

          "Obligations" shall mean all amounts, direct or indirect, contingent
           -----------
or absolute, of every type or description, and at any time existing, owing to any of the Agents or Lenders pursuant to the terms of any Credit Document or secured by any of the Security Documents.

          "OCC" shall mean the Office of the Comptroller of the Currency.
           ---

          "Officers' Certificate" shall mean, as applied to any corporation, a
           ---------------------
certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer or any Assistant Treasurer in their official (and not individual) capacities.

          "Operating Lease" of any Person, shall mean any lease (including
           ---------------
leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as Lessee which is not a Capital Lease.

          "OTS" shall mean the Office of Thrift Supervision.
           ---

          "Parent" shall mean Park Acquisitions, Inc., a Delaware corporation.
           ------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation,
           ----
established pursuant to Section 4002 of ERI SA.

          "PBI" shall mean Park Broadcasting, Inc., a Delaware corporation.
           ---

          "PBI Guarantee" shall mean and include, once executed and delivered,
           -------------
the Guarantee - Park Broadcasting, Inc. executed by PBI substantially in the form of Exhibit K-3 (except for such changes therein as shall have been approved
        -----------
by the Borrower, the Agents and the Requisite Lenders).

          "PCBs" shall mean polychlorinated biphenyls.
           ----

          "Pension Plan" shall mean any Employee Benefit Plan, other than a
           ------------
Multiemployer Plan, which is subject to Section 412 of the Code or Section 3(2) of ERISA.

          "Permitted Encumbrances" shall mean (i) the Liens set forth on
           ----------------------
Schedule 11.01A; (ii) Liens in respect of purchase money Indebtedness permitted
- ---------------
by Section 6.04(vii) upon real or tangible personal property acquired by the Borrower or its Subsidiaries after the date hereof (other than any Collateral or any property or asset which is required to be pledged by a Loan Party as Collateral pursuant to this Agreement and the other Credit Documents); provided,
                                                                       --------
however, that (1) the principal amount of the Indebtedness secured by such Lien
- -------
does not exceed 100% of such cost and (2) such Lien does not extend to or cover any other property or asset (including the income or profit therefrom) of the Borrower or its Subsidiaries other than such item of property; (iii) Liens securing the Broadcasting Facility and the Newspaper Facility; and (iv) Liens securing Capital Leases permitted by Section 6.11; provided, however, that the
                                                   --------  -------
Liens in respect thereof do not extend to or cover any other property or asset (including the income or profit therefrom) of the Borrower Group other than the property or asset (or the income or profit therefrom) leased under such Capital Lease.

          "Person" shall mean any individual, corporation, partnership, joint
           ------
venture, association, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or any government, any agency or political subdivision thereof.

          "P-I-K Indenture" shall mean the indenture (including all exhibits
           ---------------
thereto), dated May 13, 1996, among the Borrower and IBJ Schroder Bank & Trust Company, as trustee, pursuant to which the P-I-K Notes are to be issued, in the form previously delivered to the Lenders.

          "P-I-K Notes" shall mean the Senior Pay-in-Kind Notes due 2001 of the
           -----------
Borrower.

          "P-I-K Note Documents" shall mean (i) the P-I-K Indenture, (ii) the
           --------------------
purchase agreement relating to the purchase of the P-I-K Notes and (iii) all related documents and instruments (including schedules and exhibits related thereto) executed in connection therewith, collectively, in the form previously delivered to the Agents.

          "Pledged Collateral" shall mean all the Pledged Collateral as defined
           ------------------
in each of the General Security Agreements.

          "Pledged Securities" shall mean all the Pledged Collateral as defined
           ------------------
in each of the Securities Pledge Agreements.

          "PNI" shall mean Park Newspapers, Inc., a Delaware corporation.
           ---

          "Post Closing Sale Documents" shall mean collectively, the Seattle
           ---------------------------
Documents and the Sale D ocuments.

          "Prior Liens" shall mean Liens which, pursuant to the provisions of
           -----------
any Security Document, are or may be superior to the Lien of any Security Document.

          "Proceeding" shall mean any claim, action, judgment, suit, hearing,
           ----------
governmental investigation, arbitration or proceeding, including by or before any Governmental Authority.

          "Pro Rata Share" shall mean, with respect to each of the Commitments
           --------------
of, or Obligations owed to, each Lender, the percentage determined by dividing such Lender's Commitment or Obligation, as the case may be by all of the Lenders' Commitments or all such Obligations owed to such Lenders, as such Pro Rata Share may change from time to time as a result of assignments made pursuant to Section 10.04(b); provided, however, that with respect to any Obligations or
                     --------  -------
amounts owing or potentially owing to any Lender, Pro Rata Share shall mean the percentage determined by dividing such Lender's Commitment by the Total Commitments of the Non-Defaulting Lenders.

          "Qualified Issuer" means (A) any Lender; and (B) any commercial bank
           ----------------
(i) which has capital and surplus in excess of $100,000,000, and (ii) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by nationally recognized rating agency if both the two named rating agencies cease publishing ratings of investments.

          "Radio Guarantee" shall mean and include, once executed and delivered,
           ---------------
the Guarantee - Radio Guarantors executed by the subsidiaries listed on the signature pages thereto, substantially in the form of Exhibit K-1 (except for
                                                      -----------
such changes therein as shall have been approved by the Borrower, the Agents and the Requisite Lenders).

          "Radio General Security Agreement" shall mean the General Securities
           --------------------------------
Agreement -- Radio Pledgors executed by the Borrower and the Subsidiaries listed on the signature pages thereto substantially in the form of Exhibit F-1 (except
                                                            -----------
for such changes therein as shall have been approved by the Borrower, the Agents and the Requisite Lenders).

          "Radio Property" shall mean any assets, including but not limited to
           --------------
Broadcast Licenses, used in or related to, the operation by the Borrower Groups of the Radio Stations, other than the assets held by Roy H. Park Broadcasting of Washington, Inc., a Delaware corporation, on the date hereof.

          "Radio Property Proceeds" shall mean the Cash Proceeds resulting from
           -----------------------
any Asset Sale or Destruction involving Radio Properties (including any earnest money previously paid to the Borrower Group with respect to any such Asset Sale) net of, but only of (i) direct expenses of sale including reasonable attorney's fees (other than any broker commissions and related expenses) and (ii) reasonable reserves established in respect of indemnities; provided, however,
                                                           --------  -------
that expenses shall not include any income taxes due as a result of such sale.

          "Radio Securities Pledge Agreement" shall mean the Securities Pledge
           ---------------------------------
Agreement -- Radio Pledgors executed by the Parent, the Borrower, the Subsidiaries listed on the signature pages thereto, substantially in the form of

Exhibit E-1 (except for such changes therein as shall have been approved by the
- -----------
Borrower, the Agents and the Requisite Lenders).

          "Radio Stations" means, collectively, those radio broadcast stations
           --------------
listed on Schedule 11.01B he reto.
          ---------------

          "RCRA" shall mean the Resource, Conservation and Recovery Act.
           ----

          "Regulation D" shall mean Regulation D of the Federal Reserve Board.
           ------------

          "Refinancing" shall have the meaning assigned to that term in the
           -----------
Recitals hereto.

          "Refinancing Documents" shall mean, collectively, all of the
           ---------------------
agreements (including all related documents and instruments and all schedules, annexes, appendices and exhibits to any thereof) executed by the Borrower or any of its Subsidiaries in connection with the Refinancing, previously delivered to the Agents.

          "Requisite Lenders" shall mean Non-Defaulting Lenders holding not less
           -----------------
than a majority of the Total Commitments held by Non-Defaulting Lenders, or if the Total Commitments have been terminated, Non-Defaulting Lenders holding not less than a majority of the outstanding Loans held by Non-Defaulting Lenders;

provided, however, that following an Event of Default, "Requisite Lenders" shall
- --------  -------
mean Non-Defaulting Lenders who do not, and whose Affiliates do not, at the time, beneficially own any Broadcasting Notes (each such Lender, a "Disinterested Lender") and who hold not less than a majority of the outstanding Loans held by all Disinterested Lenders.

          "RTC" shall mean the Resolution Trust Corporation.
           ---

          "Sale Documents" shall mean, collectively, (i) all definitive
           --------------
agreements for the sale of the Borrower's Radio Properties (including all related documents and instruments and all schedules, annexes, appendices and exhibits to any thereof) previously delivered to the Agents and (ii) all agreements, documents and instruments (including all schedules, annexes, appendices and exhibits to any thereof) entered into by any of the Borrower Group relating to Radio Properties within 30 days of the termination or expiration of any previously executed Sale Document, all of which are delivered to the Agents.

          "Scheduled Maturity Date" shall mean the date six months after the
           -----------------------
Funding Date.

          "Seattle Documents" shall mean all definitive agreements for the sale
           -----------------
of the Borrowers interest in the Seattle Licenses and all related assets (including all related documents and instruments and all schedules, appendices and exhibits to any thereof) previously delivered to the Agents on or prior to the date hereof.

          "Seattle Licenses" shall mean the licenses, permits and authorizations
           ----------------
that are, as of any date of determination, required by the FCC with respect to the operation of radio stations KEZX (AM) and KWJZ (FM) of Seattle, Washington and all modifications, extensions and renewals thereof.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "SEC Regulation D" shall mean Regulation D as promulgated under the
           ----------------
Securities Act, as the same may be in effect from time to time.

          "SEC Rule 144A" shall mean Rule 144A as promulgated under the
           -------------
Securities Act, as the same may be in effect from time to time.

          "Section 7 Company" shall mean the Parent, PNI or any member of the
           -----------------
Borrower Group.

          "Secured Parties" shall have the meaning specified in the Security
           ---------------
Documents.

          "Securities" shall mean any stock, shares, voting trust certificates,
           ----------
bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Pledge Agreements" shall mean and include, once executed
           ----------------------------
and delivered, the TV Securities Pledge Agreement, the Radio Securities Pledge Agreement and any securities pledge agreements delivered pursuant to Section
5.12 or 5.15.

          "Securities Act" shall mean the United States Securities Act of 1933
           --------------
and the rules and regulations promulgated thereunder.

          "Security Documents" shall mean each of the the Securities Pledge
           ------------------
Agreements, the General Security Agreements, the Escrow Agreements and following execution thereof, the Collateral Agency Agreement, and any other documents utilized to pledge as Collateral for the Obligations any other property or assets of whatever kind or nature.

          "Solvent" shall mean, with respect to any Person on a particular date,
           -------
that on such date, (a) the present fair value of the property of such Person (valued as a going concern) is greater than the total amount of liabilities (including contingent liabilities) of such Person; and (b) the present fair saleable value of the assets of such Person (valued as a going concern), after giving effect to any acquisitions or dispositions to be effected as of such date, is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities (including contingent liabilities) as they become absolute and matured; and (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including contingent liabilities) beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital; and (e) such Person is able to realize upon its assets and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; and "Solvency" shall have the meaning correlative to the foregoing.
               --------

          "Stations" shall mean each radio or television station owned by a
           --------
member of the Borrower Group.

          "Subsidiary" shall mean, of any Person at any time, (i) any
           ----------
corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

          "Subsidiary Guarantees" shall mean the PBI Guarantee, the TV Guarantee
           ---------------------
and the Radio Guarantee.

          "Subsidiary Guarantor" shall mean PBI, each Subsidiary of PBI and each
           --------------------
other entity that becomes a Subsidiary of the Borrower which holds Radio
Property.

          "Syndication Date" shall mean the date which is the fifth day after
           ----------------
the Funding Date.

          "Taxes" shall mean any present or future taxes, levies, imposts,
           -----
duties or other charges of whatsoever nature imposed by any Governmental Authority, other than any tax on or measured by the income (whether gross or net income), together with interest, penalties and expenses (including fees and expenses of counsel) payable or incurred in connection therewith.

          "Tax Escrow Account" shall mean the Tax Escrow Account established in
           ------------------
accordance with the terms of the Tax Escrow Agreement.

          "Tax Escrow Agreement" shall mean the Tax Escrow Agreement
           --------------------
substantially in the form of Exhibit H, except for such changes as shall have
                             ---------
been approved by the Borrower, the Agents and the Requisite Lenders.

          "Tax Sharing Agreement" shall mean the Tax Sharing Agreement by and
           ---------------------
between the Parent and the Borrower dated as of Finding Date, previously delivered to the Agents.

          "Termination Proceeds" shall mean any cash received by the Borrower
           --------------------
Group, regardless of when received or its denomination, which the Borrower Group is entitled to retain as the result of the termination of any Sale Document.

          "Third-Party Consent" shall mean any material order, consent,
           -------------------
approval, license, permit, authorization or validation of, or filing, recording or registration with, or notice to, or exemption or other action by any Person other than any Loan Party or any Governmental Authority.

          "Total Commitments" shall mean $58,000,000, the sum of the Commitments
           -----------------
of each of the Lenders.

          "Total Debt Leverage Ratio" shall mean, for any Person at any
           -------------------------
Determination Date, the ratio of (i) the Consolidated Total Debt of such Person as of such Determination Date to (ii) the Consolidated EBITDA of such Person for the four fiscal quarter period ended immediately preceding of such Determination Date.

          "Transaction Documents" shall mean the P-I-K Note Documents, the
           ---------------------
Broadcasting Note Documents, the Newspaper Note Documents, the Refinancing Documents and the Credit Documents, and "Transaction Document" shall mean any of
                                         --------------------
them.

          "Transferee" shall mean any participant or assignee.
           ----------

          "TSCA" shall mean the Toxic Substances Control Act.
           ----

          "TV Guarantee" shall mean and include, once executed and delivered,
           ------------
the Guarantee - TV Guarantors executed by the subsidiaries listed on the signature pages thereto, substantially in the form of Exhibit K-2 (except for
                                                      -----------
such changes therein as shall have been approved by the Borrower, the Agents and the Requisite Lenders).

          "TV General Security Agreement" shall mean the General Security
           -----------------------------
Agreement executed by the Subsidiaries listed on the signature pages thereto, substantially in the form of Exhibit E-2 (except for such changes therein as
                             -----------
shall have been approved by the Borrower, the Agents and the Requisite Lenders).

          "TV Securities Pledge Agreement" shall mean the Securities Pledge
           ------------------------------
Agreement -- TV Pledgors executed by the Subsidiaries listed on the signature pages thereto, substantially in the form of Exhibit F-2 (except for such changes
                                            -----------
therein as shall have been approved by the Borrower, the Agents and the Requisite Lenders).

          "Type" shall mean a Base Rate Loan or a LIBOR Loan.
           ----

          "UCC" shall mean the Uniform Commercial Code as in effect in any
           ---
applicable jurisdiction.

          "Voting Stock" of a Person means Capital Stock of such Person of the
           ------------
class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Warrants" means the Warrants to be issued in a unit with the P-I-K
           -------
Notes.

          "Wholly Owned Subsidiary" of any Person shall mean any Subsidiary of
           -----------------------
such Person, but only if all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

          "Written" or "in writing" shall mean any form of written communication
           -------      ----------
or a communication by means of telex, telecopier device, telegraph or cable.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                              MERRILL LYNCH & CO.,
                                as Arranger and Syndication Agent


                              By:________________________________
                                 Name:
                                 Title:


                              FIRST UNION NATIONAL BANK OF NORTH
                                CAROLINA, as Administrative Agent
                                and Collateral Agent


                              By:________________________________
                                 Name:
                                 Title:


                              FIRST UNION NATIONAL BANK OF
                                NORTH CAROLINA


                              By:________________________________
                                 Name:
                                 Title:


                              ING CAPITAL ADVISORS, INC.


                              By:________________________________
                                 Name:
                                 Title:


                              MERRILL LYNCH CAPITAL CORPORATION


                              By:________________________________
                                 Name:
                                 Title:

                              PARK COMMUNICATIONS, INC.


                              By:________________________________
                                 Name:
                                 Title:


                              PROTECTIVE LIFE INSURANCE COMPANY


                              By:________________________________
                                 Name:
                                 Title:


                              VAN KAMPEN AMERICAN CAPITAL PRIME
                                RATE INCOME TRUST


                              By:________________________________
                                 Name:
                                 Title:

                                    Annex I
                                    -------


MERRILL LYNCH & CO.

Address:  World Financial Center
          North Tower - 7th Floor
          250 Vesey Street
          New York, New York  10281-1307

Contact:     Stephen Paras
Telephone:   (212) 449-8221
Telecopier:  (212) 449-8230

FIRST UNION NATIONAL BANK

Address:  301 South College Street
          TW19
          Charlotte, NC 28288-0735

Contact:     Bruce Levy
Telephone:   (704) 383-5292
Telecopier:  (704) 374-4092

ING CAPITAL ADVISORS, INC.

Address:  333 South Grand Avenue
          Suite 400
          Los Angeles, CA 90071

Contact:     Michael Hatley
Telephone:   (213) 621-9062
Telecopier:  (213) 626-6552

PROTECTIVE LIFE INSURANCE

Address:  1150 Two Galleria Tower
          13455 Noel Road - LB#45
          Dallas, TX 75240

Contact:     Mark Okada
Telephone:   (214) 233-4300
Telecopier:  (214) 233-4343

VAN KAMPEN AMERICAN CAPITAL
  PRIME RATE INCOME TRUST

Address:  1 Parkview Plaza
          Oak Brook Terrace, IL 60181

Contact:     Jeffery W. Maillet
Telephone:   (708) 684-6438
Telecopier:  (708) 684-6740

                                   Annex II
                                   --------

                                                        Commitment
                                         Commitments    Percentage
                                         -----------    ----------

MERRILL LYNCH CAPITAL CORPORATION        $21,200,000     36.6

Address:  World Financial Center
          c/o Merrill Lynch & Co.
          North Tower - 7th Floor
          250 Vesey Street
          New York, New York  10281-1307

Contact:
Telephone:
Telecopier:

FIRST UNION NATIONAL BANK                $18,000,000     39.0

Address:  301 South College Street
          TW19
          Charlotte, NC 28288-0735

Contact:
Telephone:
Telecopier:

ING CAPITAL ADVISORS, INC.               $ 8,000,000     13.8

Address:  333 South Grand Avenue
          Suite 400
          Los Angeles, CA 90071

Contact:
Telephone:
Telecopier:

PROTECTIVE ASSET MANAGEMENT              $ 5,000,000      8.6

Address:  1150 Two Galleria Tower
          13455 Noel Road - LB#45
          Dallas, TX 75240

Contact:
Telephone:
Telecopier:

VAN KAMPEN AMERICAN CAPITAL              $ 5,800,000     10.0
  PRIME RATE INCOME TRUST

Address:  1 Parkview Plaza
          Oak Brook Terrace, IL 60181

Contact:
Telephone:
Telecopier:

                                SCHEDULE 11.01A

                         Certain Permitted Encumbrances
                         ------------------------------


             (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.04;

            (ii) Liens in respect of property or assets of any Loan Party imposed by law which (1) were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising In the Ordinary Course, and (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of any Loan Party or (y) are being contested in good faith by appropriate proceedings that have been promptly instituted and diligently pursued, and which proceedings have the effect of staying the forfeiture or sale of the property or asset subject to such Lien or (2) do not relate to material liabilities of any Loan Party and do not in the aggregate materially detract from the value of the property and assets of the Borrower Group taken as a whole;

           (iii) Liens in connection with any attachment or judgment not constituting an Event of Default under Section 7.07;

            (iv) Liens (other than Liens imposed by ERISA) incurred or deposits made in the Ordinary Course in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (other than any Lien in respect of the payment for borrowed money or the equivalent);

             (v) easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the ordinary conduct of the business of the Borrower Group and which do not materially impair for its intended purposes the real property (whether owned or leased) to which it relates;

            (vi) leases or subleases on real property granted to others not interfering in any material respect with the business of any member of the Borrower Group; and

           (vii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement.